AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 2008

INVESTMENT COMPANY ACT FILE NO. 811-22194

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

AMENDMENT NO. 4	☒

LEGG MASON PERMAL GLOBAL

ACTIVE STRATEGIES FUND

(Exact name of Registrant as specified in charter)

55 Water Street

 New York, NY 10041

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (212) 805-6024

Robert I. Frenkel

Legg Mason

300 First Stamford Place

Stamford, CT 06902

(Name and address of agent for service)

PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

Sarah E. Cogan

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, securities issued by the Registrant have not been and are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), the securities laws of any state of the United States or the securities law of any other jurisdiction, nor is any such registration contemplated. The Registrant intends that such securities will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act or Regulation D promulgated thereunder. Investments in the Registrant’s securities may be made only by investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act or that the Registrant determines are eligible to invest in accordance with Regulation D under the 1933 Act. This Registration Statement does not by itself constitute an offer to sell, or the solicitation of an offer to buy, any securities of or other interest in the Registrant.

This Registration Statement has been executed by the Legg Mason Permal Global Active Strategies Master Fund.

Legg Mason Permal Global Active Strategies Fund

Legg Mason Permal Global Active Strategies TEI Fund

Private Placement Memorandum

50,000,000 Common Shares of Beneficial Interest

July 31, 2008

This Private Placement Memorandum describes two separate funds (each, a “Fund” and collectively the “Funds”):  Legg Mason Permal Global Active Strategies Fund (the “Registered Fund”) and Legg Mason Permal Global Active Strategies TEI Fund (the “TEI Fund”).  Each Fund is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company.  Each Fund is a “feeder” fund in a “master-feeder” structure.

The Registered Fund invests substantially all of its assets in Legg Mason Permal Global Active Strategies Master Fund, a Delaware statutory trust (the “Master Fund”), which allocates the proceeds among a number of third-party investment managers (“Portfolio Managers”), generally through investments in a wide range of hedge funds, commodity pools, funds-of funds and other alternative investment funds (collectively, “Portfolio Funds”) managed by the Portfolio Managers.

The TEI Fund invests substantially all of its assets in the Legg Mason Permal Global Active Strategies Offshore TEI Fund, Ltd., a Cayman Islands exempted company limited by shares that has the same investment objective and strategies as the TEI Fund (the “Offshore Fund”).  The Offshore Fund in turn invests substantially all of its assets in the Master Fund.

Each Fund’s and the Master Fund’s investment objective is to produce investment returns that have lower risk and less volatility than traditional investment returns and over time to produce above-market returns.  To achieve its objective, each Fund will provide its investors (the “Shareholders”), through the Master Fund, with access to a broad range of investment strategies and asset categories, Portfolio Managers and overall asset allocation services typically available on a collective basis to larger institutions.  Each Fund and the Master Fund may be considered a “fund of funds” with a multi-manager strategy.  Portfolio Managers may employ any investment strategy or technique and may invest in securities of any region or country.  The strategies of the Portfolio Managers may include, but are not limited to, equity long/short, macro, fixed income hedge and event driven.  The Funds cannot guarantee that their investment objective will be achieved or that their portfolio design and risk monitoring strategies will be successful.  See “Risk Factors.”

This Private Placement Memorandum applies to the offering of common shares of beneficial interest (“Shares”) of each Fund.  This Private Placement Memorandum concisely provides information that you should know about each Fund before investing. You are advised to read this Private Placement Memorandum carefully and to retain it for future reference.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this Private Placement Memorandum.  Any representation to the contrary is a criminal offense.

The Shares of a Fund are not deposits in, obligations of, or guaranteed by Legg Mason Partners Fund Advisor, LLC (the “Manager”) or any of its affiliates, are not government guaranteed or insured, will not be listed on any securities exchange, and are subject to substantial investment risks, including the possible loss of the principal amount invested.  See “Risk Factors.”

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES FUND

TOTAL OFFERING

	Offering Price(1)	Maximum Placement Fee(2)	Proceeds to the Fund
Per Share	$10.00	$0.25	$9.75

(1)

Generally, the required minimum initial investment in the Shares by an investor in the Registered Fund is $100,000, which may be reduced or waived by the Fund. Subsequent investments in Shares of the Registered Fund must be at least $25,000. The per share offering price of $10.00 is for illustrative purposes only.  The actual offering price will be the per share net asset value (“NAV”) of the Registered Fund as of the effective date of investment, plus any applicable placement fee.

(2)

Assumes maximum placement fees of 2.5%. Investments of less than $150,000 are subject to a placement fee of 2.5%, investments of less than $500,000 (but equal to or greater than $150,000) are subject to a placement fee of 2%, investments of less than $1,000,000 (but equal to or greater than $500,000) are subject to a placement of 1.5%, and investments equal to or greater than $1,000,000 are subject to a placement fee of 1.0%, in each case, computed as a percentage of the purchase amount. See “Purchasing Shares.”

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES TEI FUND

TOTAL OFFERING

	Offering Price(1)	Maximum Placement Fee(2)	Proceeds to the Fund
Per Share	$10.00	$0.25	$9.75

(1)

Generally, the required minimum initial investment in the Shares by an investor in the TEI Fund is $50,000, which may be reduced or waived by the Fund. Subsequent investments in Shares of the TEI Fund must be at least $25,000. The per share offering price of $10.00 is for illustrative purposes only.  The actual offering price will be the per share net asset value (“NAV”) of the TEI Fund as of the effective date of investment, plus any applicable placement fee.

(2)

Assumes maximum placement fees of 2.5%. Investments of less than $150,000 are subject to a placement fee of 2.5%, investments of less than $500,000 (but equal to or greater than $150,000) are subject to a placement fee of 2%, investments of less than $1,000,000 (but equal to or greater than $500,000) are subject to a placement of 1.5%, and investments equal to or greater than $1,000,000 are subject to a placement fee of 1.0%, in each case, computed as a percentage of the purchase amount. See “Purchasing Shares.”

Legg Mason Investor Services, LLC (“LMIS”), an affiliate of the Manager and Permal Asset Management Inc. (the “Sub-Adviser”), acts as principal underwriter and placement agent for each Fund and serves in that capacity on a best efforts basis, subject to various conditions.  The principal business address of LMIS is 100 Light Street, Baltimore, Maryland 21202.  Additional
sub-placement agents may be appointed by LMIS.  Placement fees for any one Shareholder are payable to either LMIS or a sub-placement agent, as applicable, and are charged as a percentage of a prospective Shareholder’s purchase amount.  The placement fee represents a payment in addition to the Shareholder’s investment.  The placement fee will be subtracted from a prospective Shareholder’s purchase amount and will neither constitute an investment made by the Shareholder in the Registered Fund or the TEI Fund nor form part of the assets of either Fund.  A sub-placement agent generally will receive the entire placement fee with respect to Shares purchased by its customers.  LMIS and sub-placement agents also provide certain ongoing investor services to Shareholders for which each Fund pays a monthly fee computed at the annual rate of 1.00% of each Fund’s average month-end net assets.  Shares will be sold only to investors qualifying as “Eligible Investors” as described in this Private Placement Memorandum.

Investments in the Funds may be made only by “Eligible Investors” as defined herein.  See “Eligible Investors.”  Eligible Investors who purchase Shares in each Fund in the offering, and other persons who acquire Shares and are admitted to a Fund, will become Shareholders in the Fund.  Each of the Registered Fund, TEI Fund and the Master Fund is governed by its Board of Trustees (collectively, the “Board”).  Legg Mason Partners Fund Advisor, LLC, a Delaware limited liability company, serves as each Fund’s and the Master Fund’s investment manager.  Permal Asset Management Inc., a Delaware corporation and affiliate of the Manager, serves as the Master Fund’s investment sub-adviser.

Notice to TEI Fund Investors

The TEI Fund is designed solely for investment by tax-exempt and tax-deferred investors (“tax-exempt investors”).  The Manager believes that the master-feeder structure, as further discussed below, should enable tax-exempt investors to invest in the TEI Fund without receiving certain income in a form that would otherwise be taxable to such investors regardless of their tax-exempt or tax-deferred status.

The TEI Fund will offer and sell Shares only to certain tax-exempt and tax-deferred Eligible Investors (“TEI Eligible Investors”).  TEI Eligible Investors include:  (1) pension, profit-sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of qualification under Section 401 of the Code; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments, or government-sponsored programs; (4) certain foundations, endowments and other organizations exempt under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) individual retirement accounts (“IRAs”) (including regular IRAs, spousal IRAs for a non-working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans; and (6) state colleges and universities.  TEI Eligible Investors also must meet certain additional criteria described in “Eligible Investors.”

Notice to All Investors

You should not construe the contents of this Private Placement Memorandum as legal, tax or financial advice.  You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Funds.

You should rely only on the information contained in this Private Placement Memorandum.  The Funds have not authorized anyone to provide you with different information.  You should not assume that the information provided by this Private Placement Memorandum is accurate as of any date other than the date on the front of this Private Placement Memorandum.

Additional information about each Fund has been filed with the SEC and is available upon written or oral request and without charge.  If you wish to request other information or ask questions about a Fund, call 888-772-9996.

No Shareholder will have the right to require the Funds to redeem any of its Shares. The Shares will not be listed on any securities exchange and it is not anticipated that a secondary market for the Shares will develop.  With very limited exceptions, Shares are not transferable, and liquidity for investments in Shares may be provided only through periodic repurchase offers by a Fund.  The Shares are appropriate only for those investors who do not require a liquid investment and who are aware of the risks involved in investing in the Funds. To the extent that an investor requires that a portion of its investment portfolio provide liquidity, such portion should not be invested in the Funds.

The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state. The Funds issue Shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the 1933 Act.  The Shares will be “restricted securities” (as that term is defined in Rule 144(a)(3) under the 1933 Act) and may not be resold unless they are registered under the 1933 Act or an exemption from registration is available.  Purchasers of Shares will not have the protection of Section 11 of the 1933 Act.  The Funds filed and subsequently withdrew registration statements under the 1933 Act regarding the offering of the Shares.  Such withdrawals were effective as of July 1, 2008.

This Private Placement Memorandum is not an offer to sell, or a solicitation of an offer to buy, any security to the public within the meaning of the 1933 Act. This Private Placement Memorandum is not an offer to sell the Shares and is not soliciting an offer to buy the Shares in any state or jurisdiction where such offer or sale is not permitted. This Private Placement Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Memorandum is prohibited.

Certain information contained in this Private Placement Memorandum, including statements relating to market conditions or expectations, constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” “plan” or “believe” or the negatives thereof or other variations thereon or comparable terminology.  Due to various risks and uncertainties, including those set forth under the section entitled “Risk Factors,” actual events or results or the actual performance of the Funds may differ materially from those reflected or contemplated in such forward-looking statements.

Notwithstanding anything to the contrary contained in this Private Placement Memorandum or any other express or implied agreement to the contrary, each prospective investor (and each employee, representative or other agent of each prospective investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of an investment in the securities offered hereby and all materials of any kind that are provided to the prospective investor relating to such tax treatment and tax structure (as such terms are defined in U.S. Treasury regulation section 1.6011-4). This authorization of tax disclosure is retroactively effective to the commencement of discussions with the prospective investors regarding the transactions contemplated herein.

FOR FLORIDA INVESTORS

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT.

IF SALES ARE MADE TO FIVE (5) OR MORE INVESTORS IN FLORIDA, ANY FLORIDA INVESTOR MAY, AT HIS OPTION, VOID ANY PURCHASE HEREUNDER WITHIN A PERIOD OF THREE (3) DAYS AFTER HE (A) FIRST TENDERS OR PAYS TO THE FUNDS, AN AGENT OF THE FUNDS OR AN ESCROW AGENT THE CONSIDERATION REQUIRED HEREUNDER OR (B) DELIVERS HIS EXECUTED INVESTOR CERTIFICATION, WHICHEVER OCCURS LATER. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE FUND WITHIN SUCH THREE (3) DAY PERIOD, STATING THAT HE IS VOIDING AND RESCINDING THE PURCHASE.  IF AN INVESTOR SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.

FOR GEORGIA INVESTORS

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE “GEORGIA SECURITIES ACT OF 1973,” AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

FOR INVESTORS IN OTHER STATES

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

v

TABLE OF CONTENTS

STRUCTURAL DIAGRAM	1

SUMMARY	2

SUMMARY OF FUND EXPENSES	20

USE OF PROCEEDS	23

INVESTMENT OBJECTIVE	24

INVESTMENT STRATEGY AND PROCESS	24

PORTFOLIO CONSTRUCTION AND PROCESS	32

BORROWING BY THE FUNDS AND THE MASTER FUND	34

ADDITIONAL INVESTMENT POLICIES	35

RISK FACTORS	37

ELIGIBLE INVESTORS	49

PURCHASING SHARES	50

REPURCHASES OF SHARES	51

TRANSFERS OF SHARES	56

TRUSTEES AND OFFICERS	57

MANAGEMENT OF THE FUNDS	63

PLACEMENT AGENT AND SUB-PLACEMENT AGENTS	67

ADMINISTRATION	68

CUSTODIAN	69

EXPENSES	69

PORTFOLIO TRANSACTIONS	70

CONFLICTS OF INTEREST	71

CODES OF ETHICS	76

PERFORMANCE INFORMATION	76

CALCULATION OF NET ASSET VALUE; VALUATION	77

CERTAIN TAX CONSIDERATIONS	79

ERISA CONSIDERATIONS	93

VOTING	94

PROXY VOTING POLICIES AND PROCEDURES	95

ADDITIONAL INFORMATION AND SUMMARY OF THE AGREEMENT AND DECLARATION OF TRUST AND BY-LAWS	96

REPORTS TO SHAREHOLDERS	97

FISCAL YEAR AND TAX YEAR	97

ACCOUNTANTS AND LEGAL COUNSEL	97

INQUIRIES	98

FINANCIAL INFORMATION	98

Appendix A – Form of Investor Certification	A-1

Appendix B – Performance Information	B-1

STRUCTURAL DIAGRAM

This diagram and the accompanying text are intended as a simplified illustration of the master-feeder structure of which the Funds are a part.  Please refer to the body of this Private Placement Memorandum for a more complete discussion of the Funds and their investment objectives and strategies, as well as details regarding the fees, expenses and risks to which an investment in the Shares is subject.

As further described in this Private Placement Memorandum, each Fund is a feeder fund in a master-feeder structure. The Registered Fund will invest substantially all of its assets in the Master Fund which has the same investment objective and strategies as the Registered Fund.  The TEI Fund will invest substantially all of its assets in the Offshore Fund, which, in turn, will invest substantially all of its assets in the Master Fund, which has the same investment objective and strategies as the Offshore Fund and the TEI Fund.  The Master Fund will invest principally in Portfolio Funds managed by Portfolio Managers who employ a variety of alternative investment strategies.

SUMMARY

In making an investment decision, an investor must rely upon his, her or its own examination of each Fund and the Master Fund, and the terms of the offering, including the merits and risks involved in acquiring Shares of a Fund. Unless the context requires otherwise, references to the Funds include reference to the Master Fund, and references to the “Board” include reference to the Board of each Fund and the Master Fund.   This is only a summary of information to consider before investing and does not contain all of the information that a prospective investor should consider before investing in a Fund.  This summary is qualified in its entirety by the more detailed information that follows elsewhere in this Private Placement Memorandum.  An investor should review the entire Private Placement Memorandum before making a decision to purchase Shares of a Fund.

The Registered Fund

Legg Mason Permal Global Active Strategies Fund is a newly formed statutory trust organized under the laws of the State of Delaware and is registered under the 1940 Act, as a closed-end, non-diversified management investment company.  The Registered Fund is a “feeder” fund in a “master-feeder” structure and invests substantially all of its assets in the Master Fund.  The Registered Fund has the same investment objective and strategies as the Master Fund.

The TEI Fund

Legg Mason Permal Global Active Strategies TEI Fund is a newly formed statutory trust organized under the laws of the State of Delaware and is registered under the 1940 Act as a closed-end, non-diversified management investment company.  The TEI Fund will offer and sell Shares to tax-exempt and tax-deferred investors.  The TEI Fund is also a “feeder” fund in a “master-feeder” structure and invests substantially all of its assets in the Offshore Fund.  The Offshore Fund in turn invests substantially all of its assets in the Master Fund.  The TEI Fund and the Offshore Fund have the same investment objective and strategies as the Master Fund.

The Master Fund

Legg Mason Permal Global Active Strategies Master Fund is a newly formed statutory trust organized under the laws of the State of Delaware and is registered under the 1940 Act as a closed-end, non-diversified management investment company.  The Master Fund is a “master” fund in a “master-feeder” structure.  The Master Fund has the same investment objective and strategies as the Funds.  The Master Fund is a “fund of hedge funds” that provides a means for Shareholders in the Funds to participate in investments in Portfolio Funds that pursue a variety of alternative investment strategies.  Assets of the Master Fund are actively managed.

The Offshore Fund

The TEI Fund invests substantially all of its assets in the Legg Mason Permal Global Active Strategies Offshore TEI Fund, Ltd., a Cayman Islands exempt company limited by shares that has the same investment objective and strategies as the TEI Fund.  The Offshore Fund in turn invests substantially all of its assets in the Master Fund.

The Offshore Fund will be treated as a corporation for U.S. federal income tax purposes.  Accordingly, because the Offshore Fund will not be a pass-through vehicle for U.S. federal income tax purposes, the TEI Fund does not expect that an investment in the TEI Fund will give rise to any unrelated business taxable income (“UBTI”) to Shareholders of the TEI Fund even if certain investment activities of the Master Fund and the Portfolio Funds generate UBTI that is allocated to the Offshore Fund.  The Offshore Fund will be subject to U.S. federal income tax to the extent that any income received by the Offshore Fund, including income from its investment in the Master Fund, is U.S. source income that would otherwise be subject to withholding or is effectively connected to a U.S. trade or business.  The TEI Fund has not received a legal opinion regarding the treatment of UBTI, and there can be no assurance that changes in law affecting the taxation of tax-deferred or tax-exempt partnerships or the taxation of widely-held partnerships will not subject Shareholders in the TEI Fund to UBTI.  See “Risk Factors – Certain Risk Considerations with Respect to the TEI Fund and the Offshore Fund,” and “Certain Tax Considerations.”

The Offering

Each Fund is offering on a continuous basis through Legg Mason Investor Services, LLC 50,000,000 Shares.  Shares are offered in a continuous offering at each Fund’s net asset value, plus any applicable placement fee.  Shares will be sold only to investors qualifying as “Eligible Investors” as described in this Private Placement Memorandum.  The minimum initial investment in the Registered Fund by any Eligible Investor generally is $100,000.  The minimum initial investment in the TEI Fund by a TEI Eligible Investor generally is $50,000.  The minimum additional investment for each Fund generally is $25,000.  A Fund, in its sole discretion, may accept investments below these minimums, and may accept investments that are reduced below such minimums due to the assessment of fees charged directly by LMIS or a Sub-Placement Agent (as defined below) for services in conjunction with an investment in a Fund and/or maintenance of investor accounts.

Eligible Investors

Each Fund intends to sell Shares in the Fund only to prospective investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “1933 Act”) or who meet certain other qualification requirements.  Investors meeting these requirements are referred to in this Private Placement Memorandum as “Eligible Investors.”  Investors who are “accredited investors” as defined in Regulation D are generally persons having an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and having a reasonable expectation of reaching the same income level in the current year; individuals having a net worth (or joint net worth with his or her spouse) of at least $1 million; or entities having total assets of at least $5 million or entities all of whose beneficial owners are themselves accredited investors.  Existing Shareholders purchasing additional Shares must be Eligible Investors at the time of each additional subscription.  Each prospective investor is required to certify as to their qualification as an Eligible Investor.  See “Eligible Investors” and “Appendix A – Form of Investor Certification.”

Investment Objective	Each Fund’s investment objective is to produce investment returns that have lower risk and less volatility than traditional investment returns and over time to produce above-market returns. There is no assurance that the Funds will achieve their investment objective.

Investment Strategy

Each Fund will provide, through the Master Fund, access to a broad range of investment strategies and asset categories, Portfolio Managers and overall asset allocation services typically available on a collective basis to larger institutions.  The Master Fund generally pursues its investment objective by allocating assets and investing primarily in Portfolio Funds managed by the Portfolio Managers as identified by the Sub-Adviser.  The Portfolio Managers generally will not be affiliates of the Manager or Sub-Adviser.  Portfolio Managers may employ any investment strategy or technique and may invest in securities of any region or country.

Although the Master Fund is not required to maintain exposure to any particular strategy, the Sub-Adviser anticipates that the Master Fund will typically gain exposure, through its investment in Portfolio Funds, to a number of common alternative investment strategies across markets and risk profiles.  It is anticipated that generally the Master Fund will allocate assets among approximately 30 to 50 Portfolio Managers.  However, assets may be allocated to more than 50 or less than 30 Portfolio Managers at the discretion of the Sub-Adviser.  In general, the Master Fund will be dynamically allocated among the following four broad categories involving both equity and fixed income securities of domestic and global issuers:

•                  Equity long/short

•                  Macro

•                  Fixed income hedge

•                  Event driven, including distressed debt and arbitrage strategies

The Master Fund, however, is not limited with respect to the types of investment strategies, including the investment strategies described above, that may be employed or the markets (including non-U.S. markets) or types of instruments in which it may invest.

In general, interests in the Portfolio Funds are not freely tradable and/or have substantial transfer restrictions.  In addition, the Portfolio Funds have no active trading market and generally have limited rights as to redemption.  See “Risk Factors—Risks Related to an Investment in a Fund—Illiquidity of Investments in Portfolio Funds.”

The Sub-Adviser decides how many Portfolio Managers it will invest with and allocates assets to Portfolio Funds and Portfolio Managers based upon, among other things, quantitative and qualitative techniques and risk management guidelines that seek exposure to the four broad categories listed above.  Such quantitative and qualitative factors may include, but are not limited to, general type of strategy employed; risk control policies and history; duration and speed of recovery from drawdowns; depth of experience; organizational infrastructure; fee levels; reputation in the industry; ability to perform in up and down markets; and enhanced returns and/or lower volatility.  The Funds are non-diversified under the 1940 Act and may thus concentrate their assets in fewer issuers than a fund that is organized as a “diversified” fund under the 1940 Act.

The Sub-Adviser may emphasize certain strategies that the Sub-Adviser believes are more likely to be profitable than others due to its assessment of prevailing market conditions.  Based upon the number of available Portfolio Managers pursuing an investment strategy and the Sub-Adviser’s view of the investment potential and benefits of such strategy, certain of the Portfolio Funds selected by the Sub-Adviser may be allocated substantially larger portions of a Fund’s assets than other Portfolio Funds. The Sub-Adviser will conduct periodic reviews of each Portfolio Fund’s performance and make allocations and reallocations of Fund assets based upon an ongoing evaluation of investment performance, changes in the investment strategies or capabilities of Portfolio Funds and changes in market conditions.

Portfolio construction reflects both a top-down and bottom-up approach.  The bottom-up process includes idea generation, due diligence and portfolio monitoring with respect to Portfolio Managers and Portfolio Funds.  While Portfolio Manager selection is primarily a bottom-up approach, the Sub-Adviser establishes a top-down macroeconomic view that forms the basis for setting target allocations for each major strategy and region.

The Funds will rely on the Sub-Adviser’s ability to select appropriate investment strategies and to select and monitor Portfolio Managers to implement such strategies.  Because the Sub-Adviser generally will not trade the Funds’ assets itself (other than in allocating assets to Portfolio Funds), prospective investors should consider that their return will be largely dependent on the ability of the Sub-Adviser to select Portfolio Managers who perform well over time.

The Sub-Adviser anticipates that the number and identity of Portfolio Funds will vary over time, at the Sub-Adviser’s discretion, as a result of allocations and reallocations among existing and new Portfolio Funds and the performance of each Portfolio Fund as compared to the performance of the other Portfolio Funds.  The Sub-Adviser may select new Portfolio Funds, or redeem or withdraw from Portfolio Funds, at any time without prior notice to, or the consent of, Shareholders in the Funds.  There is no minimum or maximum number of Portfolio Funds in which the Funds must be invested.  The Sub-Adviser, however, will not allocate more than 20% of a Fund’s net assets (measured at the time of investment) to any Portfolio Fund, but may invest more than 20% of the Fund’s net assets (measured at the time of investment) in two or more Portfolio Funds managed by the same Portfolio Manager.

To the extent that the Master Fund’s assets are not fully invested in Portfolio Funds or are not used to reduce the overall level of borrowing, the Master Fund intends to invest such assets principally in U.S. Treasury bills, in short-term deposits with banks and other financial institutions, or in overnight repurchase agreements with banks and other financial institutions.  The Master Fund may also invest uninvested cash balances in affiliated money market funds.

Although the assets of each Fund generally will consist only of securities issued by the Master Fund (via the Offshore Fund in the case of the TEI Fund) and cash, the Funds may also invest directly in government securities and certain financial instruments that are not considered “investment securities” under the 1940 Act. See “Additional Investment Policies.”

Borrowing by the Funds, the Master Fund and the Portfolio Funds

The Funds and the Master Fund may borrow money to purchase portfolio securities and for portfolio management purposes.  The Funds and the Master Fund may also borrow money to pay operating expenses, including, without limitation, investment management fees, to fund repurchases of Shares or for working capital purposes.  Pursuant to the 1940 Act, each of the Funds and the Master Fund generally may not borrow more than 33 1/3% of its net asset value (“NAV”) (which includes, for this purpose, the proceeds of such borrowing).

In addition, many Portfolio Managers with whom the Funds invest, through the Master Fund, utilize leveraging and/or hedging techniques.  The use of leveraging techniques, which may include borrowing on margin by the Portfolio Managers, may increase the volatility of the value of a Fund’s Shares.  The use of hedging techniques by the Portfolio Managers, which may include the use of short sales, may reduce the potential loss resulting from a general market decline, but may also restrain maximum capital growth in times of a general market rise.

Board of Trustees

The Board of Trustees (each member a “Trustee”) of each Fund and the Master Fund has overall responsibility for monitoring and overseeing the Funds’ and the Master Fund’s investment program and their management and operations.  A majority of the Trustees are not considered “interested persons” (as defined by the 1940 Act) of the Funds, the Master Fund, the Manager, or the Sub-Adviser (the “Independent Trustees”).  The same Trustees serve on the Boards of the Funds and the Master Fund.  See “Trustees and Officers.”

The Manager and Management Fee

Legg Mason Partners Fund Advisor, LLC, a limited liability company formed under the laws of the State of Delaware, serves as investment manager of the day-to-day operations of each Fund and the Master Fund.  The Manager is registered with the SEC as an investment sub-adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  As of June 30, 2008, the Manager’s total assets under management were approximately $200 billion.  The Manager is a wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”).  Legg Mason is a global asset management firm.  As of June 30, 2008, Legg Mason’s asset management operation had aggregate assets under management of approximately $923 billion.

Pursuant to an investment management agreement between each of the Registered Fund, the TEI Fund and the Master Fund and the Manager (the “Management Agreements”), in consideration of the management and other services provided by the Manager, the Master Fund pays the Manager an annual fee of 1.00% (the “Management Fee”) of the Master Fund’s average monthly assets plus (i) the proceeds of any outstanding borrowings used for leverage and (ii) any proceeds from the issuance of preferred stock, minus the sum of (x) accrued liabilities, (y) any accrued and unpaid interest on outstanding borrowings and (z) accumulated dividends on shares of preferred stock (“Managed Assets”).  In addition, each Fund pays the Manager an annual Management Fee of 1.00% of its Managed Assets, excluding assets attributable to investments in the Master Fund. Neither Fund will be subject to a Management Fee with respect to assets invested in the Master Fund either directly, in the case of the Registered Fund, or indirectly, through the Offshore Fund, in the case of the TEI Fund.  However, each Fund will bear its pro rata portion of the Management Fee paid by the Master Fund.  See “Management of the Funds.”

The Manager may waive and/or reimburse all or a portion of the Management Fee.  Any waiver or reimbursement would benefit the Shareholders, as well as other investors in the Master Fund, on an equal and pro rata basis.  There can be no assurance that the Manager will waive or reimburse any portion of the Management Fee.  However, pursuant to expense limitation agreements between the Manager and each of the Funds (collectively, the “Expense Limitation Agreement”) (as described below), the Manager has agreed to limit each Fund’s total ordinary operating expenses through June 30, 2009.

The Sub-Adviser

Permal Asset Management Inc., a corporation formed under the laws of the State of Delaware, is the investment sub-adviser of the Master Fund.  The Sub-Adviser, with offices at 900 Third Avenue, New York, NY 10022, is registered with the SEC as an investment sub-adviser under the Advisers Act.  Subject to the oversight of the Manager and the Board, the Sub-Adviser provides day-to-day portfolio management with respect to the Master Fund’s assets.

The Sub-Adviser is a member of the Permal Group and is owned indirectly by Permal Group Ltd., a holding company of an international financial group of companies.  Permal Group, Ltd. is a subsidiary of Legg Mason.  The Permal Group is one of the largest fund-of-funds investment firms in the world with approximately $39.2 billion in assets under management at June 30, 2008.  The Sub-Adviser had approximately $35.4 billion in assets under management at June 30, 2008.

The Manager, and not a Fund or the Master Fund, will pay an amount equal to 70% of the Management Fee actually received from the Master Fund to the Sub-Adviser for the investment advisory and day-to-day portfolio management services the Sub-Adviser provides to the Master Fund.

Administrator

PNC Global Investment Servicing (U.S.) Inc. (formerly “PFPC Inc.”), a corporation formed under the laws of the Commonwealth of Massachusetts, has been appointed by the Funds and the Master Fund to provide certain administrative, accounting, transfer agency and investor-related services to each Fund and the Master Fund (in such capacity, the “Administrator”).  Fees payable to the Administrator for these services, and reimbursement for the Administrator’s out-of-pocket expenses, are paid by the Funds and the Master Fund.  See “Administration.”

In consideration of the services provided by the Administrator to the Funds and the Master Fund, each Fund pays the Administrator a monthly fee at the annual rate of 0.075% of the first $200 million of the Fund’s aggregate net assets, 0.06% of the next $200 million of aggregate net assets, and 0.04% of the Fund’s aggregate net assets in excess of $400 million. The Funds and the Master Fund also pay the Administrator certain fixed fees for tax preparation and other services (collectively with the asset based fee, the “Administrative Fee”).  The Administrative Fee is paid out of and reduces each Fund’s net assets.  See “Administration.”

Custodian

Each Fund and the Master Fund have retained PFPC Trust Company to provide certain custodial services to the Funds and the Master Fund (the “Custodian”).  In consideration of such services, the Master Fund will pay the Custodian, and each Fund as an investor in the Master Fund will bear its pro rata share of, a fee at an annual rate of 0.03% of the Master Fund’s average gross assets, plus certain transaction fees and out-of-pocket expenses.  Each Fund will pay a similar fee directly to the Custodian with respect to any assets (other than shares of the Master Fund) held by the Funds.  The Custodian shall also serve as the escrow agent with respect to monies received from prospective Shareholders for the purchase of Shares and monies held pending payment to Shareholders in connection with repurchases of Shares.

Placement Agent; Sub-Placement Agents; Placement Fee; Servicing Agent; and Servicing Fee

Legg Mason Investor Services, LLC is the principal underwriter and placement agent of the Shares and serves in that capacity on a best-efforts basis, subject to various conditions.  Investors may purchase Shares through LMIS or through broker-dealers and intermediaries that have entered into agreements with LMIS (each a “Sub-Placement Agent”).  In consideration for its services in placing a Fund’s Shares, LMIS will generally be entitled to receive a placement fee from each investor purchasing Shares.  LMIS is an affiliate of the Manager and the Sub-Adviser.

Investments in the Funds are subject to a maximum placement fee of 2.5% of the amount invested.  See “Purchasing Shares.”   A Sub-Placement Agent generally will receive the entire placement fee with respect to the Shares purchased by its customers.  In addition, the Manager, LMIS, the Sub-Adviser or their affiliates may pay a fee out of their own resources to Sub-Placement Agents for placements of Shares.

Sub-Placement Agents may charge a separate fee for their services in conjunction with an investment in a Fund and/or maintenance of investor accounts.  These fees are in addition to the placement fee and may be substantial.  Such a fee will be in addition to any fees (including the placement fee) charged or paid by a Fund and will reduce the amount of an investor’s investment in the Fund.  The payment of any such fees, and their impact on a particular investor’s investment returns, would not be reflected in the returns of a Fund.  Investors should direct any questions regarding such fees to the relevant Sub-Placement Agent.  See “Purchasing Shares.”

LMIS also acts as servicing agent to each of the Funds, whereby it provides or procures certain investor servicing and administrative assistance.  Investor servicing entails the provision of personal, continuing services to investors in the Funds.  LMIS may, in turn, retain Sub-Placement Agents to assist with investor servicing and administrative assistance.  The Funds compensate LMIS for providing or procuring these services and, when LMIS employs Sub-Placement Agents to provide such services, LMIS compensates such agents out of its own resources.  The Manager, the Sub-Adviser or their affiliates also may pay a fee out of their own resources to the Sub-Placement Agents for account servicing.

In consideration for its services as servicing agent, each Fund pays LMIS a quarterly servicing fee (“Servicing Fee”) based on the average month-end net assets of the Fund over the course of the applicable quarter.  The Servicing Fee equals 1.00% (on an annualized basis) of each Fund’s average month-end net assets, payable quarterly in arrears.  LMIS may waive and/or reimburse all or a portion of the Servicing Fee.  There can be no assurance that LMIS will waive or reimburse any portion of the Servicing Fee.  However, pursuant to the Expense Limitation Agreement, the Manager has agreed to limit each Fund’s total ordinary operating expenses through June 30, 2009.

The services of LMIS and a Sub-Placement Agent differ from that offered by the Sub-Adviser and the Administrator.  The Sub-Adviser provides day-to-day portfolio management with respect to the Master Fund’s assets.  The Administrator provides administrative, accounting, and transfer agency services to the Funds, and also assists the Funds with their operational needs.  LMIS and a Sub-Placement Agent provide both placement services (i.e., selling Shares of a Fund) and investor servicing (i.e., direct personal assistance to Shareholders).

Expenses

The Manager will provide, or will arrange at its expense for the provision of, certain management and administrative services to each Fund and the Master Fund.  Among those services are: providing office space and other support services; maintaining and preserving certain records; preparing and filing various materials with state and U.S. federal regulators; providing legal and regulatory advice in connection with management and administrative services; and reviewing and arranging for payment of each Fund’s and the Master Fund’s expenses.

Each Fund will bear its own operating expenses (including, without limitation, its organizational expenses) and a pro rata portion of the operating expenses of the Master Fund and, in the case of the TEI Fund, the Offshore Fund.  Expenses to be borne by each Fund include, without limitation,  organizational and initial offering expenses; ongoing offering expenses; trustees’ fees (including trustees and officers/errors and omissions insurance); fidelity bond expenses; administrative expenses (including the fees and expenses of the Administrator or any successor administrator); legal, tax, custodial, audit, professional, escrow, internal and external fund accounting, transfer agency and valuation expenses; corporate licensing and printing expenses; record keeping expenses; expenses incurred in communicating with Shareholders, including the costs of preparing and printing reports to Shareholders; and extraordinary expenses.  Fund expenses will also include investment-related expenses, including, but not limited to, the Management Fee, brokerage commissions, dealer mark-ups, and other transactions costs on cash management; interest expense on any borrowings; and any subscription or redemption charges imposed by the Portfolio Funds.

Expense Limitation

The Manager has entered into the Expense Limitation Agreement with each Fund whereby it has agreed to waive and/or reimburse each Fund’s expenses to the extent necessary to ensure that the Fund’s annualized ordinary operating expenses will not exceed 2.50% (excluding interest expense, fees and expenses attributable to Portfolio Funds and extraordinary expenses).  The Expense Limitation Agreement will remain in effect through June 30, 2009 and may be renewed for additional periods, although there is no assurance that it will be so renewed.

Distributions

It is expected that distributions will generally not be made to Shareholders.  However, the Board has the right to cause distributions to be made in cash or in-kind to the Shareholders in its sole discretion.  Whether or not distributions are made, each Shareholder will be required each year to pay any applicable federal, state and local income taxes on its allocable share of the applicable Fund’s taxable income.

Purchasing Shares

Each Fund intends to accept initial and additional purchases of Shares as of the first business day of each calendar month.  Shares are offered at net asset value, plus any applicable placement fee, as of that date.  Shares may be offered more or less frequently as determined by a Fund’s Board in its sole discretion.  All purchases are subject to the receipt of immediately available funds by the 24th day (or immediately preceding business day) of the month preceding the applicable purchase date in the full amount of the purchase.  The investor must also submit a completed Investor Certification (“Investor Certification”) (for initial purchases) and/or such other required documentation as required by a Fund (for both initial and subsequent purchases) by the 15th day (or immediately preceding business day) of the month preceding the applicable purchase date.   A Fund reserves the right to reject, in whole or in part, any purchase of Shares, and may suspend the offering of Shares at any time and from time to time.

LMIS has been, and Sub-Placement Agents may be, retained to assist in the offer and sale of Shares and to provide certain shareholder services and will generally be entitled to a placement fee and an ongoing Servicing Fee for such services.  As of the date of this Private Placement Memorandum, LMIS has been selected as each Fund’s placement agent, and serves in that capacity on a reasonable best efforts basis, subject to various conditions. Investments of less than $150,000 are subject to a placement fee of 2.5%, investments of less than $500,000 (but equal to or greater than $150,000) are subject to a placement fee of 2.0%, investments of less than $1,000,000 (but equal to or greater than $500,000) are subject to a placement fee of 1.5%, and investments equal to or greater than $1,000,000 are subject to a placement fee of 1.0%, in each case computed as a percentage of the purchase amount.

The placement fee will be subtracted from the purchase amount and will not constitute an investment by the investor in a Fund.  The placement fee may be adjusted or waived at the sole discretion of a Fund and is expected to be waived for the Manager and the Sub-Adviser and their affiliates, including the directors, partners, members, principals, officers and employees of each of these entities, and employees of LMIS.  The placement fee may also be waived in connection with sales to certain wrap programs and certain other classes of investors in the sole discretion of a Fund.

A Sub-Placement Agent generally will receive the entire placement fee with respect to the Shares purchased by its customers.  Sub-Placement Agents may charge a separate fee for their services in conjunction with an investment in a Fund and/or maintenance of investor accounts.  Such a fee will be in addition to any fees (including the placement fee) charged or paid by a Fund and will reduce the amount of an investor’s initial or subsequent investment in a Fund.  The payment of any such fees, and their impact on a particular investor’s investment returns, would not be reflected in the returns of a Fund.  Investors should direct any questions regarding such fees to the relevant Sub-Placement Agent.

Repurchases of Shares

No Shareholder will have the right to require a Fund to redeem any of its Shares.  Each Fund may from time to time repurchase Shares from Shareholders pursuant to written tenders by Shareholders, and on those terms and conditions as the Board may determine in its sole discretion.  Each Fund does not anticipate any repurchase offers will occur prior to one year from each Fund’s commencement of operations.  Tender offers will apply to repurchases of whole and fractional Shares.  The Funds may elect to repurchase less than the full amount that a Shareholder requests to be repurchased.  Each Fund anticipates that each such repurchase offer will generally be limited to between 5% and 25% of the net assets of the Fund, subject to modification in the absolute discretion of the Board.  There is no guarantee that any such repurchase offer shall occur.

In determining whether the Funds should offer to repurchase Shares from Shareholders pursuant to repurchase requests, the Board may consider, among other things, the recommendation of the Manager, in consultation with the Sub-Adviser, as well as a variety of other operational, business, legal and economic factors.  The Manager, in consultation with the Sub-Adviser, expects that generally it will recommend to the Board that the Funds offer to repurchase Shares from Shareholders on a quarterly basis based on fund valuation on or about March 31, June 30, September 30 and December 31 of each year, commencing on or about June 30, 2009.

The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Shares.

If a repurchase offer is oversubscribed by Shareholders who tender Shares, each Fund will generally repurchase a pro rata portion of the Shares tendered by each Shareholder.  However, the Board, in its discretion, subject to applicable law, may amend a tender offer to include all or part of the oversubscribed amounts.  In addition, each Fund has the right to repurchase Shares of Shareholders if the Fund determines that the repurchase is in the best interest of the Fund or upon the occurrence of certain events.  See “Repurchases of Shares.”

A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $100,000 in the Registered Fund and $50,000 in the TEI Fund.  Each Fund reserves the right to reduce the amount to be repurchased from a Shareholder so that the required minimum account balance is maintained.

The Registered Fund’s assets will consist primarily of its interest in the Master Fund.  The TEI Fund’s assets will consist primarily of its interest in the Offshore Fund, which is invested in the Master Fund.  Therefore, in order to finance the repurchase of Shares pursuant to tender offers, a Fund may find it necessary to liquidate all or a portion of its interest directly or indirectly in the Master Fund.  Because Shares in the Master Fund may not be transferred, a Fund may withdraw a portion of its interest only pursuant to repurchase offers by the Master Fund.  A Fund will not conduct a repurchase offer for Shares unless the Master Fund simultaneously conducts a repurchase offer for Shares in the Master Fund.  The Master Fund’s Board expects that the Master Fund will conduct repurchase offers on a quarterly basis in order to permit the Funds to meet their obligations under their respective repurchase offers.  However, there can be no assurance that the Master Fund’s Board will, in fact, decide to undertake a repurchase offer and consequently that a Fund will be able to finance the repurchase of Shares.  A Fund cannot make a repurchase offer larger than the corresponding repurchase offer made by the Master Fund.

Transfers of Shares

There is no public market for the Funds’ Shares and none is expected to develop.  The Funds will not list their Shares on a stock exchange or similar market.  With very limited exceptions, Shares are not transferable, and liquidity for investments in Shares may be provided only through periodic repurchase offers by a Fund.  If a Shareholder attempts to transfer Shares in violation of a Fund’s transfer restrictions, the transfer will not be permitted and will be void.  An investment in a Fund is therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.

A Shareholder may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) its Shares (or a portion thereof) only (1) by operation of law pursuant to the death, bankruptcy, or incompetence of the Shareholder; or (2) under other certain circumstances, with the consent of a Fund (which may be withheld in the sole discretion of the Fund’s Board and is expected to be granted, if at all, only under extenuating circumstances).

A Fund generally will not consent to a transfer of Shares by a Shareholder (i) unless such transfer is to a single transferee, or (ii) after the transfer of Shares, the balance of the account of each of the transferee and transferor is at least $100,000 for the Registered Fund and $50,000 for the TEI Fund.  A Shareholder transferring Shares may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by a Fund or the Manager in connection with the transfer. In connection with any request to transfer Shares, a Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.  See “Transfers of Shares.”

Summary of Taxation	The Funds and the Master Fund intend to be treated as partnerships for U.S. federal income tax purposes, and, as a result, each Shareholder will receive a

Schedule K-1 each year and is required to include in its income its allocable share of the relevant Fund’s taxable income each year, regardless of whether such Fund makes a distribution to such Shareholder in such year.  In addition, for a variety of reasons, a Shareholder’s allocable share of taxable income of a Fund in any year may be more or less than the amount of net profits or net losses allocated to the Shareholder’s capital account for that year.

The Funds are not expected to be able to provide final Schedules K-1 to Shareholders for any given taxable year until after April 15 of the following year.  Schedules K-1 will not be available until completion of a Fund’s annual audit.  Shareholders should be prepared to obtain extensions of the filing date for their income tax returns at the federal, state and local levels.

For a discussion of certain tax risks and considerations relating to an investment in the Funds, see “Certain Tax Considerations.”

Investors should consult their own tax sub-advisers with respect to the specific federal, state, local, U.S. and non-U.S. tax consequences of the purchase and ownership of Shares and/or the filing requirements, if any, associated with the purchase and ownership of Shares in the Funds.

Employee Benefit Plans and Other Tax-Exempt Entities

Prospective investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts and Keogh Plans, may purchase Shares in the Funds.  The Funds’ assets should not be considered to be “plan assets” for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or similar provisions of the Code.

Reports to Shareholders

The Funds intend to send Shareholders annual tax information necessary for completion of U.S. federal, state and local tax returns.  The Funds intend to furnish to Shareholders such information as soon as practicable after receipt of the necessary information from the Portfolio Funds.  However, such annual tax information is expected to be provided by a Fund after April 15 of each year and, accordingly, Shareholders will need to file for extensions for the completion of their tax returns.

The Funds will send Shareholders an unaudited semi-annual report and an audited annual report within 60 days after the close of the period for which the report is being made.  Shareholders may also be sent additional reports regarding the Funds’ operations, at the discretion of the Manager.

Term	Each Fund’s term is perpetual unless a Fund is otherwise terminated under the terms of its Agreement and Declaration of Trust (“Declaration of Trust”).

Fiscal Year and Tax Year	For accounting purposes, each Fund’s fiscal year is the 12-month period ending on March 31. Each Fund’s taxable year is the 12-month period ending December 31.

Risk Factors	Each Fund’s and the Master Fund’s investment program is speculative and entails substantial risks. Investors should carefully consider the risks involved in an investment in a Fund, including but not limited to those discussed below.  These risks are discussed in more detail elsewhere in this Private Placement Memorandum.  See “Risk Factors.”  Investors should consult their own legal, tax and financial sub-advisers as to all these risks and an investment in a Fund generally.

Principal risks associated with investing in a Fund include, but are not limited to, the following:

•          An investment in a Fund is not suitable for all investors.  Investors in the Funds may incur substantial, or even total, losses on their investment.  No assurance can be given that the Funds’ and the Master Fund’s investment objective will be achieved.

•          Each Fund is a non-diversified investment company that is not limited by the 1940 Act in the percentage of its assets that it may allocate to the securities of any one issuer.

•          Each Fund is heavily reliant on the Sub-Adviser and on certain key employees of the Sub-Adviser.

• The Funds are the first registered investment companies to be managed by the Sub-Adviser.

•          Each Fund’s performance may be affected by general economic and market conditions, including interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws and national and international political circumstances.

•          The Funds are newly formed entities with no operating history upon which prospective investors can evaluate potential performance.

•           The Funds do not intend to make periodic distributions; investors will be required to pay applicable taxes on their respective share of a Fund’s taxable income even if the Fund does not make any distributions.

•          The Shares have not been registered under the 1933 Act, the securities laws of any state or the securities laws of any other jurisdiction and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and other applicable securities laws or an exemption from registration is available. Currently, it is not contemplated that registration of the Shares under the 1933 Act or other securities laws will be effected.  An investment in a Fund is relatively illiquid and is not suitable for an investor who needs liquidity.  Each Fund is a closed-end investment company whose Shares are not listed on any securities exchange or traded in any other market and are subject to substantial restrictions on transfer.  In addition, there is no assurance that a Shareholder who requests the repurchase of its Shares will have such Shares repurchased.

•          The Manager and the Sub-Adviser may act as general partner and/or investment sub-adviser to other entities with investment objectives that overlap significantly with those of the Funds and may direct investments in which the Funds would be interested to entities other than the Fund.  See “Conflicts of Interests.”

•          The Funds and the Master Fund may borrow money to leverage their investments in Portfolio Funds.  The use of leverage increases the volatility of investment returns and subjects investors to magnified losses if the Funds’ or the Master Fund’s investments decline in value.

•          Investors in a Fund will have no right to receive information about the Portfolio Funds or Portfolio Managers, and will have no recourse against Portfolio Funds or their Portfolio Managers.

•          The Master Fund’s assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value which may prove to be inaccurate; the valuation of the Master Fund’s investments in Portfolio Funds is ordinarily determined based on valuations provided by the Portfolio Funds’ investment managers or administrators, who may face a conflict of interest as such valuations will be used to calculate fees payable to the Portfolio Managers.  Inaccurate valuations could materially adversely affect the value of the Shares, which determines the value at which new Shareholders are admitted and the amounts Shareholders receive in repurchases.

•          In addition to investments in Portfolio Funds, the Master Fund may invest directly in certain types of securities.  This subjects the Master Fund to additional risks associated with investments in such securities.

Because the Master Fund invests in Portfolio Funds, investors are subject to additional risks including, but not limited to, the following:

•          Each Fund’s performance depends upon the performance of the Portfolio Funds, the adherence of the Portfolio Funds to their selected strategies and the effectiveness of those strategies, the instruments used by the Portfolio Funds and the Sub-Adviser’s ability to select Portfolio Funds and Portfolio Managers and effectively allocate Master Fund assets among them.

•          Portfolio Funds may invest in equity securities without limitation as to market capitalization, such as those issued by smaller capitalization companies, the prices of which may be more volatile than larger capitalization companies.

•          Portfolio Funds may invest in debt and fixed income securities, including non-investment grade debt securities, and therefore, will be exposed to the risk of default by the issuers of such securities.

•          Portfolio Funds may be denominated in non-U.S. currencies, subjecting investors to the risk of unfavorable changes in currency exchange rates.  In addition, Portfolio Funds may invest in securities of non-U.S. issuers, including those located in emerging markets, which are subject to additional risks such as unfavorable changes in currency exchange rates, restrictions on repatriation of investment income and capital, imposition of exchange control regulation by the U.S. or foreign governments, certain foreign or U.S. taxes and economic or political instability or disruptions in foreign countries.

•          The Portfolio Funds may use options and derivatives for hedging and non-hedging purposes, which involves a high degree of risk.

•          Portfolio Funds may sell securities held by such Portfolio Funds short,

subjecting themselves to the theoretical risk of unlimited loss due to increases in the market price of the security sold short.

•          Portfolio Funds may trade forward contracts in certain commodities or assets, subjecting themselves to the risk of counterparties’ refusal or inability to perform.

•          Portfolio Funds may engage in futures transactions; these instruments are highly volatile and subject investors to a high risk of loss.

•          Portfolio Funds may invest without limitation in restricted and illiquid securities.

•          Portfolio Funds may be highly leveraged, thereby increasing the risk of volatility and loss.

•          The Funds and the Master Fund are not, and certain Portfolio Funds (which may be responsible for a large portion of the Master Fund’s assets) may not be, limited in the amount of assets that can be allocated to any single industry, sector or investment style or technique, thus subjecting themselves to greater risk and volatility than if assets had been allocated more broadly.

•          Portfolio Managers make investment decisions independent of the Sub-Adviser and each other, which may result in the pursuit of opposing investment strategies.

•          The Master Fund will invest in a number of Portfolio Funds, resulting in investment related expenses that may be higher than if the Master Fund invested in only one Portfolio Fund.  In addition, investment in Portfolio Funds will result in a pyramiding of fees and expenses in that a Shareholder must bear not only the fees, administrative expenses and other costs of the Master Fund and the Funds, but also, to the extent of the Master Fund’s investment in Portfolio Funds, a portion of the fees, administrative expenses and other costs of such Portfolio Funds.

•          Portfolio Managers may engage in a high level of trading, generating substantial transaction costs to be borne by the Master Fund regardless of the profitability of such investments.

•           Performance or incentive fees payable to Portfolio Managers may encourage Portfolio Managers to make riskier or more speculative investments than those they would make if they were receiving only a fixed fee.

•           Investments in Portfolio Funds generally will be illiquid, possibly requiring a Fund to suspend or postpone repurchase offers if the Master Fund is not able to dispose of its interests in Portfolio Funds in a timely manner.  In addition, Portfolio Funds generally permit redemptions only at infrequent intervals and may charge investors fees for “early withdrawals.”  Upon its withdrawal of all or a portion of its interest in a Portfolio Fund, the Master Fund (and, indirectly, a Fund) may receive securities that are illiquid or difficult to value.

•          The Master Fund may not be able to invest in certain Portfolio Funds that are oversubscribed or closed or may only be able to allocate a limited amount of assets to a Portfolio Fund that has been identified as an attractive opportunity.

•          Portfolio Funds are subject to the risk of failure of brokerage firms that execute trades, the clearing firms that such brokers use or the clearing houses of which such clearing firms are members.

•          Portfolio Managers may use proprietary investment strategies that are based on considerations, and subject to risks, that are not fully disclosed to the Manager, the Sub-Adviser, the Master Fund or the Funds.

•          Certain Portfolio Funds may be newly formed entities with little or no operating history upon which the Sub-Adviser can evaluate potential performance.

•          There is no assurance that the returns on the Funds’ investments will be commensurate with the risk of investment.

•          The Master Fund may not be able to vote on matters that require the approval of the investors of an underlying Portfolio Fund, including a matter that could adversely affect the Master Fund’s investment in it.

•           Recent events in the sub-prime mortgage market and other areas of the fixed income markets have caused significant dislocations, illiquidity and volatility in the structured credit, leveraged loan and high-yield bond markets, as well as in the wider global financial markets.  These events may have an adverse impact on the Master Fund’s and Portfolio Funds’ investments.

There are certain regulatory risks associated with an investment in the Funds, including the following:

•          Portfolio Funds generally will not be registered as investment companies under the 1940 Act or be subject to any other comprehensive regulatory scheme.

•          Portfolio Managers may not be registered under the Advisers Act.

•          A change in law or regulatory requirements with respect to the Funds and the Master Fund or Portfolio Managers and/or Portfolio Funds may have a negative impact on the Funds’ performance.

There are certain tax risks associated with an investment in the Funds, including the following:

•          The Funds may take positions with respect to certain tax issues that depend on legal and other interpretive conclusions.  Should any such positions be successfully challenged by the Internal Revenue Service, a Shareholder might be found to have a different tax liability for that year than that reported on his or its federal income tax return.

•          The Funds are not expected to be able to provide final Schedules K-1 to Shareholders for any given taxable year until after April 15 of the following year.  Schedules K-1 will not be available until completion of a Fund’s annual audit.  Shareholders should be prepared to obtain extensions of the filing date for their income tax returns at the federal, state and local levels.

There are also certain additional risks associated with an investment in the TEI Fund and the Offshore Fund including the following:

•          The structure of the TEI Fund, whereby an offshore corporation (the Offshore Fund) is interposed between it and the Master Fund, is the subject of two U.S. patent applications by Man Investments, Inc.  If the patents are issued the Manager may have to negotiate a mutually agreeable license, challenge the validity of the patents and/or recommend that the Board approve a restructuring of the TEI Fund.  In the absence of such actions, the TEI Fund may have to be dissolved and liquidated, which may result in costs and expenses and/or losses that could have a material adverse impact on the value of the Shares.

•          Changes in the laws of the United States and/or the Cayman Islands under which the TEI Fund and the Offshore Fund, respectively, are organized, may result in the inability of the TEI Fund and/or the Offshore Fund to operate as set forth in this Private Placement Memorandum.

•          The Offshore Fund is not registered under the 1940 Act and is not subject to the investor protections offered by that act.  The TEI Fund, by investing in the Offshore Fund, will not have the protections offered to investors in registered investment companies.

Accordingly, the Funds should be considered a speculative investment and entails substantial risks, and a prospective investor should invest in the Funds only if it can sustain a complete loss of its investment. See “Risk Factors.”

Conflicts of Interests

The investment activities of the Manager, the Sub-Adviser, the Portfolio Managers, and their respective affiliates, and their directors, trustees, managers, members, partners, officers, and employees (collectively, the “Related Parties”), for their own accounts and other accounts they manage, may give rise to conflicts of interest that potentially could disadvantage the Master Fund, the Funds and their Shareholders.  The Related Parties provide other investment management services to other funds and discretionary managed accounts that follow an investment program certain aspects of which are similar to certain aspects of the Funds’ investment program.  The Related Parties are involved with a broad spectrum of financial services and asset management activities, and may, for example, engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Funds or the Shareholders.

The trading activities of the Related Parties are carried out without reference to positions held directly or indirectly by the Funds.  In addition and more significantly, the Related Parties may be involved with other investment programs, investment partnerships or separate accounts that use Portfolio Managers or Portfolio Funds that are either already a part of the Master Fund’s portfolio or that may be appropriate for investment by the Master Fund.  In some cases, these Portfolio Funds may be capacity constrained.  The Related Parties are under no obligation to provide the Master Fund with capacity with respect to these Portfolio Funds and, accordingly, the Master Fund may not have exposure or may have reduced exposure with respect to these Portfolio Funds.  The Master Fund’s and the Funds’ operations may give rise to other conflicts of interest that could disadvantage the Funds and the Shareholders.  See “Conflicts of Interests.”

SUMMARY OF FUND EXPENSES

The Registered Fund

The following table illustrates the approximate expenses and fees that Shareholders in the Registered Fund are expected to bear directly or indirectly.

SHAREHOLDER TRANSACTION EXPENSES
Maximum Placement Fee (as a percentage of purchase amount) (1)	2.50%
Maximum Early Repurchase Fee (as a percentage of repurchased amount) (2)	1.00%

ANNUAL EXPENSES (as a percentage of average net assets attributable to common shares)
Management Fee (3)	1.00%
Servicing Fee (4)	1.00%
Other Expenses (5)	0.83%
Total expenses incurred directly by the Fund	2.83%

Acquired Fund (Portfolio Fund) Fees and Expenses (6)	7.94%

TOTAL ANNUAL EXPENSES	10.77%
Less Waiver/Reimbursement (7)	(0.33)%
Net Annual Expenses	10.44%

(1)

The Registered Fund engages LMIS to assist in placing its Shares. Investments of less than $150,000 are subject to a placement fee of 2.5%, investments of less than $500,000 (but equal to or greater than $150,000) are subject to a placement fee of 2%, investments of less than $1,000,000 (but equal to or greater than $500,000) are subject to a placement of 1.5%, and investments equal to or greater than $1,000,000 are subject to a placement fee of 1.0%, in each case, computed as a percentage of the purchase amount. LMIS may engage one or more Sub-Placement Agents. Placement fees for any one Shareholder are payable to either LMIS or a Sub-Placement Agent, as applicable, and are charged as a percentage of a prospective Shareholder’s purchase amount. The Manager, the Sub-Adviser or their affiliates may pay a fee out of their own resources to LMIS and/or Sub-Placement Agents for placement of Shares. Sub-Placement Agents may charge a fee for their services in conjunction with an investment in the Registered Fund and/or maintenance of investor accounts. Such a fee will be in addition to any fees charged or paid by the Registered Fund and is not a Fund expense, and thus not reflected above. Shareholders should direct any questions regarding such fees to LMIS or their Sub-Placement Agent.

(2)

A Shareholder will pay this fee to the Registered Fund if it submits Shares for repurchase within one year of acquisition, calculated on a “first in, first out” basis. This means that for purposes of determining whether the early repurchase fee (the “Early Repurchase Fee”) applies, Shares that have been held the longest will be deemed to have been tendered for repurchase first.

(3)

The Management Fee is stated as a percentage of Managed Assets; however, the Registered Fund and the Master Fund have no present intention to utilize leverage. As long as the Registered Fund invests all of its assets directly in the Master Fund, the Registered Fund will not directly pay a Management Fee to the Manager, but will bear its pro rata portion of the Management Fee paid by the Master Fund.

(4)

The Registered Fund pays LMIS a Servicing Fee of 1.00% on an annualized basis out of the Registered Fund’s assets. Any compensation to a Sub-Placement Agent for services to Shareholders is paid out of this fee by LMIS. The Manager, the Sub-Adviser or their affiliates also may pay a fee out of their own resources to a Sub-Placement Agent for account servicing.

(5)

The Registered Fund will bear direct costs including professional fees, transfer agency fees, offering costs and other operating expenses. Trustees’ fees, insurance costs, and other costs have been allocated among the Master Fund, the Registered Fund and the TEI Fund. “Other Expenses” also include a pro rata portion of the Master Fund’s fees and expenses, excluding management fees, and are estimated for the current fiscal year.

(6)

The Acquired Fund (Portfolio Fund) Fees and Expenses include the Registered Fund’s estimated share of operating expenses and performance based incentive fees of the underlying Portfolio Funds in which the Master Fund invests.  The costs incurred at the underlying Portfolio Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses.  In addition, the underlying Portfolio Funds also incur trading expenses, including interest and dividend expenses, which are the by-product of leveraging or hedging activities employed by the Portfolio Managers in order to seek to enhance or preserve the Portfolio Funds’ returns.  The Acquired Fund (Portfolio Fund) Fees and Expenses listed above are based upon historic fees and expenses of Portfolio Funds that the Master Fund may invest in.  The future fees and expenses of the Portfolio Funds may be substantially higher or lower because certain fees are based upon the performance of the Portfolio Funds, which may fluctuate over time.  These indirect fees and expenses are not paid to the Manager or the Sub-Adviser and represent the Master Fund’s cost of investing in the underlying Portfolio Funds.  These fees are in addition to the Registered Fund’s fees and expenses and the pro rata portion of the Master Fund’s fees and expenses allocated to the Registered Fund.

(7)

The Manager has contractually agreed to waive and/or reimburse the Registered Fund’s total ordinary operating expenses (other than interest expense, extraordinary expenses (as defined by the contract) and not including the Acquired Fund (Portfolio Fund) Fees and Expenses) to the extent necessary in order to cap the Registered Fund’s total ordinary operating expenses at 2.50% per annum until June 30, 2009. Without such contractual waiver and/or reimbursement, the Registered Fund’s total ordinary operating expenses may exceed 2.50%.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly.  For a more complete description of the various fees and expenses of the Registered Fund, see “Management of the Funds,” “Administration,” “Repurchases of Shares,” and “Expenses.”

The following example is intended to help you compare the cost of investing in the Registered Fund with the cost of investing in other funds.  The assumed 5% annual return, which is required by the SEC, is not a prediction of, and does not represent, the projected or actual performance of the Registered Fund.

Examples

You would pay the following fees and expenses (including the applicable placement fee) on a $1,000 investment, assuming a 5% annual return:

1 YEAR		3 YEARS	5 YEARS	10 YEARS
$124	*	$310	$475	$813

*      Represents fees and expenses without redemption.  If there is a redemption, the fees and expenses for 1 year would be $134.

You would pay the following fees and expenses (including the applicable placement fee) on a $100,000 investment, assuming a 5% annual return:

1 YEAR		3 YEARS	5 YEARS	10 YEARS
$12,402	**	$31,024	$47,583	$81,396

**   Represents fees and expenses without redemption.  If there is a redemption, the fees and expenses for 1 year would be $13,402.

The examples above are based on the estimated fees and expenses set out above.  The examples should not be considered a representation of future expenses.  Actual expenses may be greater or less than those shown.  The rate of return of the Registered Fund may be greater or less than the hypothetical 5% return used in the example.  A greater rate of return than that used in the example would increase the dollar amount of the Registered Fund’s pro rata portion of the Management Fee.  The examples set forth above also include the “Acquired Fund (Portfolio Fund) Fees and Expenses” set forth in the fee table, an indirect expense of Shareholders.

The TEI Fund

The following table illustrates the approximate expenses and fees that Shareholders in the TEI Fund are expected to bear directly or indirectly.

SHAREHOLDER TRANSACTION EXPENSES
Maximum Placement Fee (as a percentage of purchase amount) (1)	2.50%
Maximum Early Repurchase Fee (as a percentage of repurchased amount) (2)	1.00%

ANNUAL EXPENSES (as a percentage of average net assets attributable to common shares)
Management Fee (3)	1.00%
Servicing Fee (4)	1.00%
Other Expenses (5)	0.83%
Total expenses incurred directly by the Fund	2.83%

Acquired Fund (Portfolio Fund) Fees and Expenses (6)	7.94%

TOTAL ANNUAL EXPENSES	10.77%
Less Waiver/Reimbursement (7)	(0.33)%
Net Annual Expenses	10.44%

(1)               The TEI Fund engages LMIS to assist in placing its Shares.  Investments of less than $150,000 are subject to a placement fee of 2.5%, investments of less than $500,000 (but equal to or greater than $150,000) are subject to a placement fee of 2%, investments of less than $1,000,000 (but equal to or greater than $500,000) are subject to a placement of 1.5%, and investments equal to or greater than $1,000,000 are subject to a placement fee of 1.0%, in each case, computed as a percentage of the purchase amount.  LMIS may engage one or more Sub-Placement Agents. Placement fees for any one Shareholder are payable to either LMIS or a Sub-Placement Agent, as applicable, and are charged as a percentage of a prospective Shareholder’s purchase amount. The Manager, the Sub-Adviser or their affiliates may pay a fee out of their own resources to LMIS and/or Sub-Placement Agents for placements of Shares.  Sub-Placement Agents may charge a fee for their services in conjunction with an investment in the TEI Fund and/or maintenance of investor accounts.  Such a fee will be in addition to any fees charged or paid by the TEI Fund and is not a Fund expense.  Shareholders should direct any questions regarding such fees to LMIS or their Sub-Placement Agent.

(2)               A Shareholder will pay this fee to the TEI Fund if it submits Shares for repurchase within one year of acquisition, calculated on a “first in, first out” basis. This means that for purposes of determining whether the Early Repurchase Fee applies, Shares that have been held the longest will be deemed to have been tendered for repurchase first.

(3)               The Management Fee is stated as a percentage of Managed Assets; however, the TEI Fund and the Master Fund have no present intention to utilize leverage. As long as the TEI Fund (via the Offshore Fund) invests all of its assets in the Master Fund, the TEI Fund will not directly pay a Management Fee to the Manager, but will bear its pro rata portion of the Management Fee paid by the Master Fund.

(4)               The TEI Fund pays LMIS a Servicing Fee of 1.00% on an annualized basis out of the TEI Fund’s assets.  Any compensation to a Sub-Placement Agent for services to Shareholders is paid out of this fee by LMIS.  The Manager, the Sub-Adviser or their affiliates also may pay a fee out of their own resources to a Sub-Placement Agent for account servicing.

(5)               The TEI Fund will bear direct costs including professional fees, transfer agency fees, offering costs and other operating expenses.  Trustees’ fees, insurance costs, and other costs have been allocated among the Master Fund, the Registered Fund and the TEI

Fund.  “Other Expenses” also include a pro rata portion of the Master Fund’s fees and expenses, excluding management fees, and are estimated for the current fiscal year.

(6)               The Acquired Fund (Portfolio Fund) Fees and Expenses include the TEI Fund’s estimated share of operating expenses and performance based incentive fees of the underlying Portfolio Funds in which the Master Fund invests.  The costs incurred at the underlying Portfolio Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses.  In addition, the underlying Portfolio Funds also incur trading expenses, including interest and dividend expenses, which are the by-product of leveraging or hedging activities employed by the Portfolio Managers in order to seek to enhance or preserve the Portfolio Funds’ returns.  The Acquired Fund (Portfolio Fund) Fees and Expenses listed above are based upon historic fees and expenses of Portfolio Funds that the Master Fund may invest in.  The future fees and expenses of the Portfolio Funds may be substantially higher or lower because certain fees are based upon the performance of the Portfolio Funds, which may fluctuate over time.  These indirect fees and expenses are not paid to the Manager or the Sub-Adviser and represent the Master Fund’s cost of investing in the underlying Portfolio Funds.  These fees are in addition to the TEI Fund’s fees and expenses and the pro rata portion of the Master Fund’s fees and expenses allocated to the TEI Fund.

(7)               The Manager has contractually agreed to waive and/or reimburse the TEI Fund’s total ordinary operating expenses (other than  interest expense, extraordinary expenses (as defined by the Contract) and not including the Acquired Fund (Portfolio Fund) Fees and Expenses) to the extent necessary in order to cap the TEI Fund’s total ordinary operating expenses at 2.50% per annum until June 30, 2009. Without such contractual waiver and/or reimbursement, the TEI Fund’s total ordinary operating expenses may exceed 2.50%.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly.  For a more complete description of the various fees and expenses of the TEI Fund, see “Management of the Funds,” “Administration,” “Repurchases of Shares,” and “Expenses.”

The following example is intended to help you compare the cost of investing in the TEI Fund with the cost of investing in other funds.  The assumed 5% annual return, which is required by the SEC, is not a prediction of, and does not represent, the projected or actual performance of the TEI Fund.

Examples

You would pay the following fees and expenses (including the applicable placement fee) on a $1,000 investment, assuming a 5% annual return:

1 YEAR		3 YEARS	5 YEARS	10 YEARS
$124	*	$310	$475	$813

*      Represents fees and expenses without redemption.  If there is a redemption, the fees and expenses for 1 year would be $134.

You would pay the following fees and expenses (including the applicable placement fee) on a $100,000 investment, assuming a 5% annual return:

1 YEAR		3 YEARS	5 YEARS	10 YEARS
$12,402	**	$31,024	$47,583	$81,396

**   Represents fees and expenses without redemption.  If there is a redemption, the fees and expenses for 1 year would be $13,402.

The examples above are based on the estimated fees and expenses set out above.  The examples should not be considered a representation of future expenses.  Actual expenses may be greater or less than those shown.  The rate of return of the TEI Fund may be greater or less than the hypothetical 5% return used in the example.  A greater rate of return than that used in the example would increase the dollar amount of the TEI Fund’s pro rata portion of the Management Fee.  The examples set forth above also include the “Acquired Fund (Portfolio Fund) Fees and Expenses” set forth in the fee table, an indirect expense of Shareholders.

USE OF PROCEEDS

The proceeds from the sale of Shares, excluding the amount of any placement fees paid by investors and net of each Fund’s fees and expenses, will be invested by each Fund to pursue its investment objective and strategies as soon as practicable (and not later than three (3) months), consistent with market conditions and the availability of suitable investments, after receipt of such proceeds by such Fund.

INVESTMENT OBJECTIVE

The Funds’ investment objective is to produce investment returns that have lower risk and less volatility than traditional investment returns and over time to produce above-market returns.  The Funds’ investment objective is non-fundamental and may be changed by the Board without the approval of the Shareholders.  There is no assurance that the Funds will achieve their investment objective.

INVESTMENT STRATEGY AND PROCESS

Each Fund will provide, through the Master Fund, access to a broad range of investment strategies and asset categories, Portfolio Managers and overall asset allocation services typically available on a collective basis to larger institutions.  The Master Fund generally pursues its investment objective by allocating assets and investing primarily in Portfolio Funds managed by the Portfolio Managers as identified by the Sub-Adviser.  The Portfolio Managers generally will not be affiliates of the Manager or the Sub-Adviser.  Portfolio Managers may employ any investment strategy or technique and may invest in securities of any region or country. The Master Fund and the Funds seek positive uncorrelated returns to those of the broader equity and bond markets.

Although the Master Fund is not required to maintain exposure to any particular strategy, the Sub-Adviser anticipates that the Master Fund will typically gain exposure, through its investment in Portfolio Funds, to a number of common alternative investment strategies across varying markets and risk profiles.  It is anticipated that generally the Master Fund will allocate assets among approximately 30 to 50 Portfolio Managers.  However, assets may be allocated to more than 50 or less than 30 Portfolio Managers at the discretion of the Sub-Adviser.  In general, the Master Fund will be dynamically allocated among the following four broad categories involving both equity and fixed income securities of domestic and global issuers:

•                  Equity long/short

•                  Macro

•                  Fixed income hedge

•                  Event driven, including distressed debt and arbitrage strategies

The Master Fund, however, is not limited with respect to the types of investment strategies, including the investment strategies described above, that may be employed or the markets (including non-U.S. markets) or types of instruments in which it may invest.

In general, interests in the Portfolio Funds are not freely tradable and/or have substantial transfer restrictions.  In addition, the Portfolio Funds have no active trading market and generally have limited rights as to redemption. See “Risk Factors — Risks Related to an Investment in a Fund — Illiquidity of Investments in Portfolio Funds.”

The Sub-Adviser decides how many Portfolio Managers it will invest with and allocates assets to Portfolio Funds and Portfolio Managers based upon, among other things, quantitative and qualitative techniques and risk management guidelines that seek exposure to the four broad categories listed above.  Such quantitative and qualitative factors may include, but are not limited to, general type of strategy employed; risk control policies and history; duration and speed of recovery from drawdowns; depth of experience; organizational infrastructure; fee levels; reputation in the industry; ability to perform in up and down markets, and enhanced returns and/or lower volatility.  The Funds are non-diversified under the 1940 Act and may thus concentrate their assets in fewer issuers than a fund that is organized as a “diversified” fund under the 1940 Act.

The Sub-Adviser may emphasize certain strategies that the Sub-Adviser believes are more likely to be profitable than others due to its assessment of prevailing market conditions.  Based upon the number of available Portfolio Managers pursuing an investment strategy and the Sub-Adviser’s view of the investment potential and benefits of such strategy, certain of the Portfolio Funds selected by the Sub-Adviser may be allocated substantially larger portions of a Fund’s assets than other Portfolio Funds. The Sub-Adviser will conduct periodic reviews of each Portfolio Fund’s performance and make allocations and reallocations of Fund assets based upon an ongoing evaluation of investment performance, changes in the investment strategies or capabilities of Portfolio Funds and changes in market conditions.

Portfolio construction reflects both a top-down and bottom-up approach.  The bottom-up process includes idea generation, due diligence and portfolio monitoring with respect to Portfolio Managers and Portfolio Funds.  While Portfolio Manager selection is primarily a bottom-up approach, the Sub-Adviser establishes a top-down macroeconomic view that forms the basis for setting target allocations for each major strategy and region.

The Funds will rely on the Sub-Adviser’s ability to select appropriate investment strategies and to select and monitor Portfolio Managers to implement such strategies.  Because the Sub-Adviser generally will not trade the Funds’ assets itself (other than in allocating assets to Portfolio Funds), prospective investors should consider that their return will be largely dependent on the ability of the Sub-Adviser to select Portfolio Managers who perform well over time.

The Sub-Adviser anticipates that the number and identity of Portfolio Funds will vary over time, at the Sub-Adviser’s discretion, as a result of allocations and reallocations among existing and new Portfolio Funds and the performance of each Portfolio Fund as compared to the performance of the other Portfolio Funds.  The Sub-Adviser may select new Portfolio Funds, or redeem or withdraw from Portfolio Funds, at any time without prior notice to, or the consent of, Shareholders in the Funds.  There is no minimum or maximum number of Portfolio Funds in which the Funds must be invested.  The Sub-Adviser, however, will not allocate more than 20% of a Fund’s net assets (measured at the time of investment) to any Portfolio Fund, but may invest more than 20% of the Fund’s net assets (measured at the time of investment) in two or more Portfolio Funds managed by the same Portfolio Manager.

To the extent that the Master Fund’s assets are not fully invested in Portfolio Funds or are not used to reduce the overall level of borrowing, the Master Fund intends to invest such assets principally in U.S. Treasury bills, in short-term deposits with banks and other financial institutions, or in overnight repurchase agreements with banks and other financial institutions.  The Master Fund may also invest uninvested cash balances in affiliated money market funds.

Although the assets of each Fund will generally consist only of securities issued by the Master Fund (via the Offshore Fund in the case of the TEI Fund) and cash, the Funds may also invest directly in government securities and certain financial instruments that are not considered “investment securities” under the 1940 Act. See “Additional Investment Policies.”

Except as otherwise stated in this Private Placement Memorandum, the investment policies, strategies and restrictions of the Funds are not fundamental and may be changed by the Board without the approval of the Shareholders.

The following is a description of the four broad categories of Portfolio Funds in which the Master Fund will generally invest:

Equity Long/Short

U.S Equity

The Master Fund may invest in Portfolio Funds that invest in publicly traded equity securities issued by U.S. companies.  These securities will typically trade on the New York Stock Exchange (“NYSE”), American Stock Exchange (“AMEX”) or the NASDAQ Stock Market (“Nasdaq”), although they may trade on other exchanges and/or markets as well.

International Equity

The Master Fund may also invest in Portfolio Funds that invest in publicly traded equity securities issued by foreign companies.  Although the Master Fund will generally focus on Portfolio Funds that invest in companies domiciled in “developed” countries, the Master Fund may also obtain exposure to developing or “emerging” markets through investments in Portfolio Funds that invest in such securities.  In addition, Portfolio Funds may purchase American Depositary Receipts (“ADRs”) of foreign companies, which are generally securities issued in the U.S. and traded on U.S. exchanges but that represent ownership of a foreign corporation. Portfolio managers may focus geographically (e.g. Europe, Japan, non-Japan Asia) or sectorally.

Opportunistic Equity

The opportunistic equity investments comprise Portfolio Funds that predominantly invest in all global markets, including the U.S. domestic markets, and predominantly invest in equity securities.  Portfolio Managers of these Portfolio Funds will opportunistically allocate capital to those markets around the globe which present the best opportunities for profit based on either the Portfolio Manager’s fundamental company valuation analysis or perceived macroeconomic shifts.

Traditional “Long” Equity Portfolios

As a part of its equity allocation, the Master Fund may invest in Portfolio Funds that, in turn, invest in publicly-traded equities on a long-only basis. Portfolio Managers will not typically hedge their positions.  Exposure to the “long” equity markets (domestic, international, and global) may include a variety of Portfolio Funds, some of which may focus on investing in the stocks of companies within a particular market capitalization range.

Short Selling

The short selling strategy involves selling short the stock of companies whose fundamentals, liability profile and/or growth prospects do not support current public market valuations.  A short sale involves the sale of a security that the Portfolio Fund does not own with the expectation of purchasing the same security (or a security exchangeable therefor) at a later date at a lower price.  To make delivery to the buyer, the Portfolio Fund must borrow the security, and the Portfolio Fund is obligated to return the security to the lender (which is accomplished by a later purchase of the security by the Portfolio Fund) and to pay any dividends paid on the borrowed security over the term of the loan.  In the U.S., when a short sale is made, the seller generally must leave the proceeds thereof with the broker and deposit with the broker an amount of cash or securities sufficient under applicable margin regulations and the requirements of the broker (which may be higher) to collateralize its obligation to replace the borrowed securities that have been sold.  If short sales are effected in foreign stocks, such transactions may be governed by local law.  A short sale involves the theoretically unlimited risk of an increase in the market price of the security that would result in a theoretically unlimited loss.  Short-selling can be used to capitalize on any divergence between the long-term value of a stock and the short-term pricing by capital markets of the same stock.  Portfolio Funds may combine short-selling with an equity index hedge to offset the impact of systemic equity risk on the Portfolio Fund’s short stock position.  Short-selling relies on, among other things, fundamental analysis, in-depth knowledge of accounting, an understanding of public market pricing and/or industry research.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by a Portfolio Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Macro

Portfolio Funds utilizing macro strategies typically seek to generate profits from changes in global economic conditions and the price movements in various asset classes that will result from these changes (e.g., interest rates, commodities, currencies, equities). These strategies may include positions in the cash, currencies, futures, options, forward and other derivative markets. These Portfolio Funds may employ such approaches as long strategies, short strategies, long/short strategies, warrant and option arbitrage, hedging strategies, inter-market and intra-market equity spread trading, and other special situation investing. Trading positions will generally be held both long and/or short in both U.S. and non-U.S. markets. Some of the Portfolio Funds may rely principally on strategies that are based on fundamental, macro-economic analysis, while others may rely principally on strategies based on quantitative model or technical analysis. The macro strategies may assume aggressive investment postures with respect to position concentrations, use of leverage, portfolio turnover, and the various investment instruments used.

With a broader global scope, returns for the macro strategy generally exhibit little to no correlation with the broader domestic equity and bond markets.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Portfolio Funds will not have the negative effect of lowering overall returns, or creating losses, in the portfolio.

Fixed Income Hedge

Fixed Income Hedge Portfolio Managers invest long and short primarily in corporate debt instruments across the capital structure of companies, based on fundamental credit analysis. These managers run portfolios that have flexible mandates allowing them to invest in a large variety of corporate debt securities, enter short positions, employ leverage, run concentrated portfolios, and hedge credit and interest rate risk in their books.

Instruments traded by Fixed Income Hedge Portfolio Managers include bank debt, bonds, convertible bonds, preferred stock, convertible preferred stock, private placements, as well as common stock.  Although Fixed Income Hedge Portfolio Managers invest a portion of their portfolios in investment grade debt, they typically focus in high-yield rated corporate debt and distressed debt.

High-yield/distressed debt securities often trade at discounts to par value because many investors are either prohibited from, or willingly avoid, investing due to the complexity of determining the securities’ true risk/reward profile.  Accordingly, portfolios managed by Fixed Income Hedge Portfolio Managers typically experience significantly more volatility and risk than traditional fixed income Portfolio Funds. To mitigate some of this risk, the Portfolio Managers may use certain hedging tools, such as “shorting” securities in other portions of the capital structure (e.g., being “long” the high-yield debt position and “short” the issuer’s common stock) in order to mitigate the risk associated with an investment in the company (which may well be highly leveraged). There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Portfolio Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Discrete alternative strategies within the fixed income investment style include:

Fundamental Long Short Credit:  This strategy involves performing intensive bottom up credit research on an issuer’s industry and company specific fundamental drivers, its financial condition, sources of liquidity and additional funding, access to capital markets, potential upgrade/downgrades by credit agencies, covenant protection of the corporate debt securities, asset coverage, seniority in the capital structure, interest coverage, and maturity of debt, among other fundamental factors that are important to assess an issuer’s creditworthiness.  Based on this analysis, the assessment of the supply and demand, technical factors of the corporate debt securities traded in the market, the managers may decide to take a direction position, either long or short, in a company’s debt security.  These Portfolio Managers typically identify specific catalysts in order to exploit these situations (e.g., exchange offers, workouts, financial reorganizations, other special credit event-related situations).  Typically, these managers run net long biased books, but can hedge the interest rate or credit risk exposure embedded in the portfolios when deemed appropriate.

Capital Structure Arbitrage:  The managers perform the same intensive bottom up credit research on an issuer described above under “—Fundamental Long Short Credit”.  Based on this analysis, the managers look for inefficiencies in the relative pricing of securities within the same capital structure and may take a long position in a debt security, typically senior in the capital structure (e.g., bank debt or senior bond) and a parallel short position in other security, typically in subordinated bond, convertible bond, preferred stock or common stock.  For example, if the senior bonds and the subordinated bonds of a company are trading at very close yields and the manager believes a) the firm is likely to default and b) in bankruptcy the senior bonds will have a much higher recovery than the subordinated bonds, the manager may enter a long position in the senior bond and a short position in the subordinated bond.

Distressed Debt:  Distressed debt strategies entail investing in the debt of companies that have filed for bankruptcy court protection.  These securities generally trade at significant discounts to par value because of the complexity of the bankruptcy process and because certain classes of investors are precluded, based on their investment mandates, from holding defaulted instruments.  Distressed debt Portfolio Funds may take passive positions or seek active participation in the restructuring plan by participating on a creditors’ committee with the intent of improving the value of such securities upon consummation of a restructuring.  In order to achieve these objectives, distressed debt Portfolio Managers may purchase, sell, exchange, or otherwise deal in and with restricted or marketable securities including, without limitation, any type of debt security, trade claim, preferred or common stock, warrants, options, and hybrid instruments.  A significant portion of a distressed debt Portfolio Manager’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available, and therefore a significant portion of the portfolio may not be freely traded.  Investments may involve both U.S. and non-U.S. entities and may utilize leverage.

High-Yield Debt:  The high-yield debt strategy involves investing predominantly in the debt of financially troubled, or stressed, companies.  These companies are generally experiencing financial difficulties that have either led to a default on their indebtedness or increased the likelihood of default.  A default may be related to missing a payment of interest or principal when due (“payment default”), which is generally considered a major default, or more minor events of default, such as breaking a financial ratio (e.g., if the debt instrument requires a 2:1 cash flow to debt payment ratio, having a ratio of less than 2:1). These more minor events of default may be waived by the creditor (generally the trustee of the bond issuance), but evidence an increased likelihood that the issuer will not be able to pay the indebtedness when due.  High-yield debt Portfolio Managers will generally consider, among other factors, the price of the security, the prospects of the company, the company’s history, management and current conditions when making investment decisions.  It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

High-yield debt Portfolio Managers may deal in and with restricted or marketable securities and a significant portion of a high-yield debt Portfolio Manager’s portfolio may be invested in restricted securities that may not be registered under the 1933 Act and for which a market may not be readily available (i.e., not freely traded).  Investments may involve both U.S. and non-U.S. entities and may utilize leverage.

Non-U.S. Debt:  Non-U.S. debt investing involves purchasing debt securities including bonds, notes and debentures issued predominantly by non-U.S. corporations; debt securities issued predominantly by non-U.S. governments; or debt securities guaranteed by non-U.S. governments or any agencies thereof. The strategy will generally consist of Portfolio Funds investing in non-U.S. fixed income portfolios and/or emerging markets debt securities.  Given the markets in which it invests, a significant portion of a non-U.S. debt Portfolio Fund’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available, and therefore a significant portion of the portfolio may not be freely traded.  Further, an investment in bonds issued by foreign governments or corporations may carry, among other things, significant geo-political risks, legal risks, currency risks (significant devaluations) and liquidity risks (lack of developed trading markets).

The Master Fund may invest in more than one non-U.S. debt Portfolio Manager or Portfolio Fund, with a goal of spreading exposure among macroeconomic risks, specific geographic market risk, currency risk, credit risk, and/or interest rate risk.  It is important to note that some or all of these factors may not be included in the construction of this portion of the Master Fund’s portfolio.

Given liquidity issues, currency risk, credit risk, interest rate risk and geo-political risks, non-U.S. debt Portfolio Funds experience significantly more volatility and risk than traditional fixed income Portfolio Funds.  To mitigate some of this risk, a non-U.S. debt Portfolio Manager may use certain hedging tools, such as “shorting” securities in other portions of the capital structure (e.g., being “long” the non-U.S. debt position and “short” the issuer’s common stock) or buying protection for a decline in the native currency or the U.S. dollar in order to mitigate the risk associated with an investment in a particular non-U.S. debt security.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Portfolio Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Event Driven

Event driven Portfolio Managers identify specific events that may have the potential to trigger significant change in the valuation of certain securities or financial instruments.  These Portfolio Managers attempt to identify specific catalysts in order to exploit these situations.  Discrete alternative strategies within the event driven investment style include:

Merger/Risk Arbitrage:  Merger arbitrage, sometimes called risk arbitrage, involves investment in event-driven situations such as leveraged buy-outs, mergers, and hostile takeovers.  Normally, the security of an acquisition target appreciates while the acquiring company’s securities decrease in value. Returns may be obtained through use of this alternative strategy by purchasing securities of the acquired company, and in some instances selling short securities of the acquiring company.  Portfolio Funds and Portfolio Managers may use equity options as an alternative to the outright purchase or sale of common stock.  Most merger arbitrage funds seek to hedge against market risk by utilizing derivative strategies, such as purchasing S&P 500 Index® put options or put option spreads.

Distressed/Stressed Debt & Equity:  This alternative strategy focuses on investing in performing and non-performing debt or equity securities of companies that are either experiencing financial distress or whose credit quality is poor but expected to improve.  Other distressed/stressed security situations include companies that are either experiencing a liquidity crisis, defaulting on their debt obligations or filing for Chapter 11 bankruptcy protection.  Investments using this strategy are typically made in anticipation of a strengthening of the company’s credit, a corporate event (e.g., a recapitalization, reorganization, liquidation, or repayment) or refinancing, and may be made in securities such as bank debt, bonds, trade or vendor claims, as well as other contractual and legal obligations, such as defaulted swap claims or judgments.  Portfolio Funds and Portfolio Managers may also invest in post-bankruptcy equity, typically received as part of a restructuring of defaulted debt into common stock.  Additionally, Portfolio Managers may often choose to participate by taking an active role in a company’s creditor and/or equity holder committees.  By investing in the above mentioned distressed or stressed securities, the objective of these Portfolio Funds is to obtain profits based upon the perceived material difference between the market value and intrinsic value of these securities, which is calculated based upon an analysis of the relevant assets and liabilities along with a company’s future projected cash flows.

Private Placements:  Regulation D under the 1933 Act allows for private placement of securities to certain investors, provided certain conditions are met.  Portfolio Funds may invest in privately placed securities such as structured discount convertibles.  Normally, such securities are privately offered to a Portfolio Fund by companies in need of timely financing.  The terms of any particular deal are reflective of the negotiating strength of the issuing company.  Once a deal is closed, there is a waiting period for the private share offering to be registered with the SEC.  A Portfolio Fund cannot publicly trade such securities before their registration with the SEC is effective; therefore its investment is illiquid until it becomes registered.  Portfolio Managers generally will hedge with purchases of registered common stock until the registration becomes effective and then liquidate the position gradually.

Special Situations:  Certain Portfolio Funds take advantage of special situations such as spin-offs, recapitalizations, tender offers, and other corporate restructurings, by seeking to purchase securities at substantial discounts to fair value and profit if the market recognizes the fair value.  Fair value is determined through extensive research and evaluation of the opportunity.

Other Investment Styles and Alternative Strategies

The Master Fund is not limited with respect to the types of investment strategies, including the investment strategies described above, that may be employed or the markets (including non-U.S. markets) or types of instruments in which it may invest, and allocations to different strategies will vary over time.  The Sub-Adviser will continuously seek attractive investment opportunities that it believes can be successfully exploited by Portfolio Funds and Portfolio Managers.  As such opportunities arise, the Sub-Adviser will seek to allocate the Master Fund’s assets to the Portfolio Funds and Portfolio Managers that the Sub-Adviser believes will most successfully exploit such opportunities.  Over time, as Portfolio Managers modify the strategies described above or create new strategies, the Master Fund reserves the right to invest therein to the extent the Sub-Adviser deems desirable.

There can be no assurance that the investment strategies employed by the Portfolio Funds or Portfolio Managers or the Sub-Adviser will be successful or result in the investment objective of the Master Fund or the Funds being achieved.

Public Investment Vehicles and Other Investments

The Master Fund reserves the right to make investments in public investment vehicles and the right to use other investment strategies from time to time in seeking to achieve its investment objective.  These investments and strategies may include purchasing securities of other investment companies, such as exchange-traded funds, unit investment trusts, and open-end and closed-end funds; investing in business development companies; purchasing securities on a when-issued or delayed delivery basis; investing in foreign issuers; and using various derivative instruments, including financial instruments that are first created after the date of this Private Placement Memorandum.  Investments in other investment companies will result in the Master Fund and the Funds bearing their share of advisory and other fees of such vehicles.  The Master Fund may also make direct investments in securities, options, futures, options on futures, swaps and other financial instruments.  The Sub-Adviser believes that investing in these types of securities and financial instruments provides it with greater investment flexibility and may allow the Sub-Adviser to take advantage of investment opportunities more quickly and efficiently than would otherwise be the case.  These investments are subject to the limitations imposed by the 1940 Act and the rules thereunder.

Additional Methods of Investing in Portfolio Funds

The Master Fund will typically invest directly in a Portfolio Fund by purchasing an interest in such Portfolio Fund.  There may be situations, however, where a Portfolio Fund is not open or available for direct investment by the Master Fund.  Such an instance may arise, for example, where the Master Fund’s proposed allocation does not meet a Portfolio Fund’s investment minimums.  On occasions where the Sub-Adviser determines that an indirect investment is the most effective or efficient means of gaining exposure to a Portfolio Fund, the Master Fund may invest in a Portfolio Fund indirectly by purchasing a structured note or entering into a swap or other contract paying a return approximately equal to the total return of a Portfolio Fund.  In each case, a counterparty would agree to pay to the Master Fund a return determined by the return of the Portfolio Fund, in return for consideration paid by the Master Fund equivalent to the cost of purchasing an ownership interest in the Portfolio Fund.  Indirect investment through a swap or similar contract in a Portfolio Fund carries with it the credit risk associated with the counterparty.  Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Master Fund’s investment.  There can be no assurance that the Master Fund’s indirect investment in a Portfolio Fund will have the same or similar results as a direct investment in the Portfolio Fund, and the Master Fund’s value, and therefore the Funds’ value, may decrease as a result of such indirect investment.  When the Master Fund makes an indirect investment in a Portfolio Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Portfolio Fund, such investment by the Master Fund may be subject to additional regulations.  The Master Fund may also invest in a separate account managed by a Portfolio Manager if investment in such Portfolio Manager’s Portfolio Fund is not possible or practicable.

PORTFOLIO CONSTRUCTION AND PROCESS

General.  The Sub-Adviser allocates the Funds’ assets among Portfolio Funds and Portfolio Managers using its diverse knowledge and experiences to assess the capabilities of the Portfolio Managers and to determine an appropriate mix of investment strategies, asset classes, sectors and styles given the prevailing economic and investment environment.  The Portfolio Funds in which, and Portfolio Managers with which, the Funds invest may pursue various investment strategies and are subject to special risks.

Process of Portfolio Construction.  The Sub-Adviser generally intends to employ a multi-step process in structuring and monitoring the Funds’ portfolio.  The Sub-Adviser generally employs the following steps, although the steps may be conducted in any order:

•      Idea Generation

•      Due Diligence

•      Portfolio Monitoring

•      Investment Strategy Allocation

•      Allocations to Portfolio Managers and Portfolio Funds

Idea Generation

The Sub-Adviser has extensive networks in the global investment community and excellent access to a wealth of Portfolio Managers through its three decades of experience and existing relationships.  The Sub-Adviser’s access is facilitated by long-term relationships with leading Portfolio Managers and information from various affiliates.  The Sub-Adviser sees approximately 350 new Portfolio Managers each year.  The majority of new ideas are sourced from:

•      Existing Portfolio Managers in which Sub-Adviser clients are invested

•      Industry peers

•      Prime brokers and custodians

•      Data mining via various databases

•      Industry conferences

Due Diligence

Evaluation

The Sub-Adviser formally evaluates new Portfolio Managers each year.  The Sub-Adviser typically intends to make initial investments in only a small number of new Portfolio Managers evaluated.  The evaluation process includes performing historical product analyses over multiple time periods and attending multiple interviews with representatives from the prospective new Portfolio Manager’s investment and operations teams.  In performing proper due diligence, the Sub-Adviser attempts to understand the sources of business risk and to have sufficient and experienced resources.

Considerations

                                                As part of its evaluation process, the Sub-Adviser may review such quantitative and qualitative factors that the Sub-Adviser deems helpful in evaluating Portfolio Managers.  The quantitative factors may include, but are not limited to, review of Portfolio Manager performance such as monthly return patterns, standard deviations and correlation matrices relative to other Portfolio Managers and the appropriate benchmarks and indices; statistical information such as length and size of drawdowns, downside deviation and performance during periods of stress.  When analyzing historic information, the Sub-Adviser may focus on certain factors that may impact such information including the size of assets managed, leverage employed, market environment and portfolio construction, i.e. whether the gains (or losses) resulted from only one good (or bad) trade.

The qualitative factors may include, but are not limited to:  experience of the Portfolio Managers, performance during both good and bad markets, competitive advantages, strength of the organizational structure, co-investment by Portfolio Managers in their own funds, risk and compliance monitoring structures, references and review of applicable offering memoranda.

Portfolio Monitoring

The Sub-Adviser monitors the Portfolio Managers and Portfolio Funds on a frequent basis.  This may include meetings with Portfolio Managers’ personnel, interaction with individuals and firms in the industry and gathering of information and materials from websites and other communications.

Investment Strategy Allocation

The Sub-Adviser may establish certain target allocation for major regions and strategies based on its macroeconomic view of the relevant markets.  However, there are no minimum or maximum weightings to a strategy.  Target allocations are continuously monitored and reviewed by the Sub-Adviser and may be readjusted accordingly.

Allocations to Portfolio Managers and Portfolio Funds

The Sub-Adviser tends to allocate to Portfolio Managers and Portfolio Funds primarily through a “bottom up” approach.  However, the Sub-Adviser may utilize a “top down” view when evaluating and determining allocations.  Allocations to Portfolio Managers and Portfolio Funds are continuously monitored and reviewed by the Sub-Adviser and may be readjusted accordingly.

BORROWING BY THE FUNDS AND THE MASTER FUND

The Funds and the Master Fund may, to the maximum extent permitted by the 1940 Act, borrow money to purchase portfolio securities and for portfolio management purposes.  The Funds and the Master Fund may also borrow money to pay operating expenses including, without limitation, management fees, to fund repurchases of Shares or for working capital purposes.  The use of borrowings for investment purposes involves a high degree of risk.

In addition, many Portfolio Managers with whom the Funds invest, through the Master Fund, utilize leveraging and/or hedging techniques.  The use of leveraging techniques, which may include borrowing on margin by the Portfolio Managers, may increase the volatility of the value of a Fund’s Shares.  The use of hedging techniques by the Portfolio Managers, which may include the use of short sales, may reduce the potential loss resulting from a general market decline but may also restrain maximum capital growth in times of a general market rise.

Under the 1940 Act, each of the Funds and the Master Fund is not permitted to incur leverage for any purpose if, immediately after incurring such leverage, such Fund would have an asset coverage ratio (as defined in the 1940 Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock. The 1940 Act also provides that each of the Funds and the Master Fund may not declare distributions or purchase its stock (including through repurchase offers) if, immediately after doing so, it will have an asset coverage ratio of less than 300% or 200%, as applicable. Under the 1940 Act, certain short-term borrowings are not considered leverage if they (i) are repaid within 60 days, (ii) are not extended or renewed, and (iii) are not in excess of 5% of the total assets of the Fund.  Borrowing restrictions generally do not apply to Portfolio Funds that are not registered under the 1940 Act.

To the extent permitted by the Funds’ and the Master Fund’s fundamental policy on borrowing and the 1940 Act, the Board may modify the Funds’ and the Master Fund’s borrowing policies, including the purposes of borrowings, and the length of time that the Funds and the Master Fund may hold portfolio securities purchased with borrowed money. The rights of any lenders to the Funds or the Master Fund to receive payments of interest or repayments of principal may be senior to those of the Shareholders, and the terms of any borrowings may contain provisions that limit certain investments or activities of the Funds or the Master Fund. The Funds and the Master Fund have no present intention to utilize leverage.

ADDITIONAL INVESTMENT POLICIES

Applicability of 1940 Act Limitations

For purposes of determining compliance with the Funds’ investment restrictions and certain investment limitations under the 1940 Act, including for example, the Funds’ leverage limitations, the Funds will not “look through” Portfolio Funds in which the Funds invest, except for Portfolio Funds managed or distributed by the Funds’ Manager or Sub-Adviser, respectively, or their affiliates.  Portfolio Funds are not subject to the Funds’ investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act or the Code.  If in the future the Funds obtain exemptive relief to permit the Funds or the Manager to enter into advisory arrangements with sub-advisers without first obtaining the approval of the Shareholders, the Funds generally will “look through” to the underlying investments of accounts or vehicles that it establishes to facilitate the management of the Funds’ assets by such sub-advisers.

Futures Transactions

The Funds’ or the Portfolio Funds’ use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) and National Futures Association (“NFA”) could cause the Funds to be deemed a commodity pool or the Manager or Sub-Adviser a commodity pool operator

(“CPO”), which would require the Funds, the Manager or the Sub-Adviser to comply with certain rules which could result in additional costs to the Funds.  However, as a general matter, the Funds intend to conduct their operations in compliance with CFTC Rule 4.5 in order to avoid regulation by the CFTC as a commodity pool.  Each Fund, the Master Fund, the Manager and the Sub-Adviser have claimed an exclusion from the definition of CPO under the Commodity Exchange Act (the “CEA”), pursuant to Rule 4.5 under the CEA, and, therefore, is not subject to regulation as a CPO.  Pursuant to regulations and/or published positions of the SEC, the Funds may be required to segregate cash or liquid securities in connection with futures transactions.

Fundamental Policies

The Funds’ fundamental policies listed below may not be changed without an affirmative vote of a majority of such Funds’ voting securities, which means the lesser of: (i) 67% of the outstanding voting securities (by value) present at a meeting at which holders of more than 50% of the outstanding voting securities (by value) are present in person or by proxy; or (ii) more than 50% of the outstanding voting securities (by value).  The Master Fund has adopted the same fundamental policies as the Funds; such policies cannot be changed without the approval of a majority (as such majority vote is defined in the preceding sentence) of the outstanding voting securities of the Master Fund.  No other policy, including the Funds’ or the Master Fund’s investment objective, is a fundamental policy of the Funds or the Master Fund, respectively.  Within the limits of the Funds’ and Master Fund’s fundamental policies, each of the Funds’ and the Master Fund’s management has reserved freedom of action.  Each of the Funds and the Master Fund may not:

(1)

Borrow money or issue any senior security, except to the extent permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by a regulatory authority having jurisdiction, from time to time.

(2)

Invest 25% or more of the value of its total assets in the securities of issuers in any single industry or group of industries, other than securities issued by the U.S. government, its agencies or instrumentalities and repurchase agreements collateralized by securities issued by the U.S. government, its agencies or instrumentalities, and each of the Funds and the Master Fund may invest substantially all of its assets in one or more registered investment companies. For purposes of this investment restriction, the Portfolio Funds are not considered part of any industry or group of industries. Each of the Funds and the Master Fund may invest in Portfolio Funds that may concentrate their assets in one or more industries.

(3)	Underwrite securities of other issuers, except to the extent that it may be deemed to be an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

(4)

Purchase or sell real estate, commodities or commodity contracts, except that, to the extent permitted by applicable law, each of the Funds and the Master Fund may (i) invest in Portfolio Funds (including passive foreign investment companies) that hold direct or indirect interests in real estate; (ii) invest in securities directly or indirectly secured by real estate or interests therein or issued by entities that invest in real estate or interests therein; (iii) invest in securities directly or indirectly secured by timber, oil, natural gas, coal, electricity or other energy related commodities or securities issued by entities that invest in or hold such commodities; and (iv) purchase and sell forward contracts, financial futures contracts and options thereon.

(5)

Make loans of money or securities to other persons, except to the extent permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

With respect to these policies and other policies and investment restrictions described in this Private Placement Memorandum (except the Funds’ and the Master Fund’s fundamental policies on borrowings and the issuance of senior securities), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Funds’ or the Master Fund’s total assets, unless otherwise stated, will not constitute a violation of such policy or restriction.  The Funds’ and the Master Fund’s investment policies and restrictions do not apply to the activities and transactions of Portfolio Funds in which assets of the Master Fund are invested, but will apply to investments made by the Funds and the Master Fund directly (or any account consisting solely of the Funds’ or the Master Fund’s assets).  The Portfolio Funds may have different or contrary investment policies.

RISK FACTORS

Each Fund’s and the Master Fund’s investment program is speculative and entails substantial risks.  Investors should carefully consider the risks involved in an investment in a Fund, including but not limited to those discussed below.  Many of those risks are discussed elsewhere in this Private Placement Memorandum.  Investors should consult their own legal, tax and financial advisers as to all these risks and an investment in a Fund generally. Investors should only invest in the Funds as part of an overall investment strategy.

The risk factors generally fall into one of five broad categories:

•                  Risks Related to an Investment in a Fund

•                  Risks Related to the Investment Activities of the Portfolio Funds, the Master Fund and the Funds

•                  Regulatory Risks Associated with the Funds

•                  Certain Tax Considerations with Respect to an Investment in a Fund

•                  Certain Risk Considerations with Respect to the TEI Fund and the Offshore Fund

Risks Related to an Investment in a Fund

Investment in a Fund Is Not Suitable for All Investors.  An investment in a Fund should be made only by investors who understand the nature of the investment and do not require more than limited liquidity in this investment. An investor could incur substantial, or even total, losses on an investment in a Fund.  The Shares are only suitable for persons willing to accept this high level of risk.

The Investment Program Is Speculative and Entails Substantial Risks.  All securities investing and trading activities risk the loss of capital.  No assurance can be given that the Funds’ and the Master Fund’s investment objective will be achieved, that the performance of a Fund or the Master Fund will be positive over any period of time, or that Shareholders will not suffer losses.  Many of the Portfolio Funds may use leverage, engage in short sales and derivative transactions, maintain concentrated portfolios, invest in illiquid securities or pursue other speculative and risky strategies.  The Master Fund and the Funds may experience significant losses from investing in Portfolio Funds that use such strategies.

Non-diversification.  As non-diversified investment companies, neither Fund nor the Master Fund is subject to the percentage limitations imposed by the 1940 Act on the portion of its assets that may be invested in the securities of any one issuer.  As a result, the investment portfolio of each Fund and the Master Fund may be subject to greater risk and volatility than if the portfolio were invested in the securities of a broader range of issuers.

Reliance upon the Sub-Adviser.  The success of the Master Fund and the Funds depends on the ability of the Sub-Adviser, and particularly on certain key employees, to develop investment strategies and select Portfolio Managers to achieve the Funds’ and the Master Fund’s investment objective.  The Funds’ and the Master Fund’s investment performance could be materially adversely affected if any of such key employees were to die, become ill or disabled or otherwise cease to be involved in the active management of the business of the Funds’ and the Master Fund’s portfolios.  The Funds are the first registered investment companies to be managed by the Sub-Adviser.  The Sub-Adviser is subject to oversight by the Manager.  As with any managed fund, the Sub-Adviser may not be successful in selecting the best-performing Portfolio Funds or Portfolio Managers, and the Funds’ performance may lag behind that of similar funds as a result.

General Economic and Market Conditions.  The success of the Funds’ and the Master Fund’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws and national and international political circumstances.  These factors may affect the level and volatility of securities prices and the liquidity of the Funds’ and the Master Fund’s investments.  Unexpected volatility or illiquidity could impair the Funds’ or the Master Fund’s profitability or result in losses.

No Operating History.  The Funds are newly formed entities with no operating history upon which prospective investors can evaluate potential performance.  The past investment performance of other funds managed by the Manager, the Sub-Adviser or of Portfolio Managers with which the Funds invest or expect to invest may not be construed as an indication of the future results of an investment in the Funds.

Tax Liability Without Distributions.  Certain Shareholders are liable to pay taxes on their allocable share of Fund taxable income.  The Funds do not intend to make distributions to the Shareholders corresponding to profits.  Taxable income can be expected to differ from distributions received, primarily because generally only realized gains and losses are considered for income tax purposes but net profit and net loss will include unrealized gains and losses.  It is possible that sales of appreciated securities in a particular period could cause some Shareholders to have taxable gain for that period at the same time that unrealized losses result in an overall net loss.  It will generally be necessary for Shareholders to pay such tax liabilities out of separate funds or redemptions from a Fund.  There are limitations on a Shareholder’s right to withdraw funds from a Fund.  See “Certain Tax Considerations.”

Limited Liquidity.  The Shares have not been registered under the 1933 Act, the securities laws of any state or the securities laws of any other jurisdiction and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and other applicable securities laws or an exemption from registration is available.  Currently, it is not contemplated that registration of the Shares under the 1933 Act or other securities laws will be effected. An investment in the Funds is relatively illiquid and is not suitable for an investor who needs liquidity.  The Funds are closed-end management investment companies designed primarily for long-term investment and are not intended to be trading vehicles.   The Shares are not listed for trading on any securities exchange.   There is no public market for the Shares and none is expected to develop.  The Shares therefore are not readily marketable and Shareholders must be prepared to hold Shares for an indefinite period of time. Because the Funds are closed-end management investment companies, Shares in each Fund may not be redeemed on a frequent basis and they currently may not be exchanged for shares of any other fund.

Although the Funds expect to offer to repurchase Shares from Shareholders from time to time, no assurance can be given that these repurchases will occur as scheduled or at all.  The Funds do not anticipate any repurchase offers will occur prior to one year from each Fund’s commencement of operations.  The Funds will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund’s repurchase offers.  The Master Fund (and therefore, each Fund) may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in the Portfolio Funds in a timely manner.  Some Portfolio Funds impose a lock-up on their investors precluding them from redeeming their investments for a period of time. Portfolio Funds with lock-ups may, in some cases, allow investors to redeem their investments during the lock-up period subject to a penalty. Additionally, Portfolio Funds typically hold back some percentage of full redemptions until they complete their annual audits. Portfolio Funds generally have the right to suspend investor redemptions at their discretion. Consequently, the Master Fund may be highly illiquid. There may be times when the Sub-Adviser intends to redeem a Master Fund’s investment with a Portfolio Fund, but cannot immediately do so even when other investors in the Portfolio Fund are able to redeem. This could negatively impact the Funds and the Funds’ ability to conduct a repurchase.

Even if a Fund makes a tender offer, there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular tender offer.  If a tender offer is oversubscribed by Shareholders, a Fund will generally repurchase only a pro rata portion of the Shares tendered by each Shareholder. A large investor in a Fund seeking repurchase may cause a greater likelihood of all Shareholders seeking repurchase having their requests reduced pro rata. The potential for pro ration may cause some Shareholders to tender more Shares for repurchase than they otherwise would wish to have repurchased, which may adversely affect others wishing to participate in the tender offer. In addition, in extreme cases, a Fund may not be able to complete repurchases if the Master Fund is unable or unwilling to repurchase a portion of that Fund’s interest in the Master Fund due to the Master Fund’s inability to liquidate a portion of its Portfolio Fund investments.

Conflicts of Interest.  The Manager and the Sub-Adviser may act as general partner and/or investment adviser to other entities with investment objectives that overlap significantly with those of the Funds and may direct investments in which the Funds would be interested to entities other than the Fund; thus, giving rise to conflicts of interest that may disadvantage the Funds and the Master Fund.  See “Conflicts of Interest.”

Use of Leverage.  The Funds and the Master Fund are authorized to borrow money for investment purposes, to meet repurchase requests and for cash management purposes. The use of leverage can substantially increase the risks to which investments in the Funds and the Master Fund are subject.  The use of leverage increases the volatility of investment returns and subjects Shareholders to magnified losses if the return on the Funds’ or the Master Fund’s investments do not exceed the costs of the borrowings or if investments decline in value.  In addition, the Funds and the Master Fund are subject to the risk that the interest rates payable on their borrowings move in a way not anticipated by the Sub-Adviser, which may force them to sell their investments at a disadvantageous time.  If used, there is no assurance that the Funds’ and Master Fund’s leveraging strategies will be successful.  Because the fees received by the Manager and Sub-Adviser are based on the total managed assets of the applicable Fund (including assets attributable to any leverage that may be outstanding), the Manager and Sub-Adviser have a financial incentive to use borrowings, which may create a conflict of interest between the Manager and Sub-Adviser, on the one hand, and the Shareholders, on the other hand.  As a result of recent market events, the costs of leverage for funds similar to the Funds and the Master Fund have increased.

Availability of Information about Portfolio Funds.  Investors in a Fund will have no right to receive information about the Portfolio Funds or Portfolio Managers, and will have no recourse against Portfolio Funds or their Portfolio Managers.

                                                Valuation.  The valuation of the Master Fund’s (and, indirectly, each Fund’s) investments in Portfolio Funds is ordinarily calculated by the Administrator in consultation with the Manager and the Sub-Adviser. The valuation of the Master Fund’s investments is ordinarily based upon valuations provided to it by the Portfolio Managers of the Portfolio Funds or, in many cases, the administrators or sponsors of those Portfolio Funds.  Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and are fair valued by the Portfolio Managers and/or their administrators.  A Portfolio Manager may face a conflict of interest in valuing such securities since their values affect the Portfolio Manager’s compensation.  However, in most cases, the Valuation Committee, the Administrator, the Manager or the Sub-Adviser will not be able to confirm or review the accuracy of valuations provided by Portfolio Managers or their administrators.  Inaccurate valuations provided by Portfolio Funds could materially adversely affect the value of Shares, which determine the value at which new Shareholders are admitted and the amounts Shareholders receive upon any repurchases of Shares by the Funds.

                                                The valuations reported by the Portfolio Managers or administrators or sponsors of the Portfolio Funds, upon which the Master Fund calculates its month-end NAV, may be subject to later adjustments, based on information which may become available after the original NAV was calculated.  For example, fiscal year-end NAV calculations of the Portfolio Funds are audited by their independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time.  Because such adjustments or revisions, whether increasing or decreasing the NAV of the Master Fund (and, therefore, each Fund) at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustments or revisions will not affect the amount of the repurchase proceeds of the applicable Fund received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds.  As a result, to the extent that such subsequently adjusted valuations from the Portfolio Managers or administrators or revisions to NAV of a Portfolio Fund adversely affect the Master Fund’s (and, therefore, each Fund’s) NAV, the outstanding Shares will be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at an NAV higher than the adjusted amount. Conversely, any increases in the NAV resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at an NAV lower than the adjusted amount.  The same principles apply to the purchase of Shares.  New Shareholders may be affected in a similar way.  See “Calculation of Net Asset Value; Valuation.”

Direct Investments of the Master Fund.  In addition to investments in Portfolio Funds, the Master Fund may invest directly in certain types of securities.  The risks associated with investments in these securities are discussed below.  See “–Risks  Related to the Investment Activities of the Portfolio Funds, the Master Fund and the Funds.”

Risks Related to the Investment Activities of the Portfolio Funds, the Master Fund and the Funds

                                                Dependence on Portfolio Funds.   The assets of the Master Fund will be substantially invested in Portfolio Funds.  Each Fund’s performance depends upon the performance of the Portfolio Funds, the adherence of the Portfolio Funds to their selected strategies and the effectiveness of those strategies, the instruments used by the Portfolio Funds and the Sub-Adviser’s ability to select Portfolio Funds and Portfolio Managers and effectively allocate Master Fund assets among them.

                                                Investment in Equity Securities; Undervalued Companies.  Portfolio Funds’ investment portfolios may include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers.  Equity positions may be taken in small and medium capitalization companies with limited operating histories and financial resources and small management groups.  Those stocks, particularly smaller-capitalization stocks, involve higher risks in some respects than do investments in stocks of larger companies.  For example, prices of small-capitalization and even medium-capitalization stocks are often more volatile than prices of large-capitalization stocks and the risk of bankruptcy or insolvency of many smaller companies (with the attendant losses to investors) is higher than for larger, “blue-chip” companies.  In addition, due to thin trading in some small-capitalization stocks, an investment in those stocks may be considered illiquid.

                                                Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced.  The level of volatility in portfolio holdings also may be increased to the extent the market moves in a manner not anticipated by a Portfolio Manager. Additionally, certain of the Portfolio Managers may invest in securities that they consider to be undervalued.  These securities may be issued by companies in financial distress from which there can be no assurance that they will recover.  In the event of an economic downturn, many companies in “turnaround” situations are likely to fail, causing their securities to become worthless.

                                                Fixed Income Securities.  Portfolio Funds may also invest in debt and fixed income securities, and therefore, will be exposed to the risk of default by the issuers of such securities.  Such defaults may result in delays in payment, or nonpayment, of interest or principal.  Furthermore, the price of fixed income securities also may fluctuate with changes in prevailing interest rates and/or in the creditworthiness of the issuer; these fluctuations may result in a loss of capital.

                                                Portfolio Funds may invest in non-investment grade debt securities (commonly referred to as “junk bonds”).  Non-investment grade debt securities generally offer a higher yield than that available from investment grade securities, but involve greater risk. The returns of non-investment grade debt securities are also very sensitive to: (i) adverse changes in general economic conditions; (ii) changes in the financial condition of their issuers; (iii) changes in interest rates; and (iv) changes in market liquidity.  During periods of economic downturns or rising interest rates, issuers of securities rated below investment grade may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default.  In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.  Non-investment grade debt securities have historically experienced greater default rates than investment grade securities.

                                                Foreign Investments.  Portfolio Funds’ investment portfolios may include non-U.S. securities.  To the extent a Portfolio Fund invests in securities on markets outside the U.S. or denominated in currencies other than U.S. dollars, the Funds will be subject to certain risks not typically associated with investing in the United States.  These risks include unfavorable changes in currency exchange rates, restrictions on repatriation of investment income and capital, imposition of exchange control regulation by the U.S. or foreign governments, certain foreign or U.S. taxes, and economic or political instability or disruptions in foreign countries.  Further, Portfolio Managers may have access to less information about some non-U.S. companies than they would have about comparable U.S. companies, and financial information may not be subject to standards comparable to those imposed on companies traded in U.S. markets, making the bases for investment decisions less dependable.  Some Portfolio Managers may be constituted and domiciled in jurisdictions where there is no regulatory oversight of their activities and limited or no investor protection laws.  In managing the investments of a Portfolio Fund, Portfolio Managers may trade on exchanges and markets that are less regulated than those in the United States.  For example, certain exchanges may not provide the same assurances of the integrity (financial or otherwise) of a market-place and its participants as do U.S. exchanges.  Further, trading on certain exchanges may be conducted in a manner such that all participants are not afforded an equal opportunity to execute certain trades and may also be subject to a variety of political influences and the possibility of direct government intervention.  The Portfolio Funds may invest a substantial portion of their assets in securities of non-U.S.

issuers and the governments of non-U.S. countries. These investments involve special risks not usually associated with investing in securities of U.S. companies or the U.S. government, including, but not limited to, political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments, and reduced liquidity.

                                                Use of Options and Other Derivatives.  Certain of the Portfolio Managers may engage in a substantial amount of options trading, both for speculative and for hedging purposes.  Options trading involves certain risks which trading in the underlying securities alone does not.  For example, interest rates and market volatility affect option values, and options have limited life spans and may expire worthless despite the underlying position becoming profitable soon thereafter.  Certain of the Portfolio Managers make extensive use of other types of derivatives in their trading.  Derivatives often carry a high degree of embedded leverage and, consequently, are highly price sensitive to changes in interest rates, government policies, economic forecasts and other factors which generally have a much less direct impact on the price levels of the underlying instruments.  Derivative instruments may be subject to various types of risks, including market risk, liquidity risk, the risk of non-performance by the counterparty (including risks relating to the financial soundness and creditworthiness of the counterparty), legal risk and operations risk.  The Sub-Adviser, on behalf of the Master Fund, and Portfolio Managers on behalf of Portfolio Funds, may consider it appropriate, subject to applicable regulations, to utilize forward and futures contracts, options, swaps, other derivative instruments, short sales, margin and other forms of leverage in their investment programs. Such investment techniques can substantially increase the adverse impact of investment risks to which the Master Fund’s and the Funds’ investment portfolio may be subject.

                                                Short Selling.  Portfolio Funds may engage in short-selling.  A short sale is effected by selling a security which the seller does not own or, if the seller does own the security, is not to be delivered upon consummation of the sale.  Short sales can, in some circumstances, substantially increase the impact of adverse price movements in the portfolio of a Portfolio Fund.  A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Portfolio Fund of buying securities to cover the short position.

                                                Trading Forward Contracts.  Portfolio Funds may trade forward contracts in certain commodities or assets with U.S. and non-U.S. banks and dealers.  A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity or asset at or before a specified date in the future at a specified price.  Forward markets, including foreign currency markets, offer less protection against defaults in trading than is available when trading occurs on an exchange.  Forward contracts are not guaranteed by an exchange or clearing house, and therefore a non-settlement or default on a contract would deprive the Portfolio Fund that trades forward contracts of unrealized profits or force it to cover its commitment to purchase and resale, if any, at the current market price.

                                                Additional risks of the forward markets include:  (i) the forward markets are generally not regulated by any U.S. or non-U.S. governmental or regulatory authorities; (ii) there are generally no limitations on forward transactions, although the counterparties with which the Fund or a Portfolio Fund may deal may limit the size or duration of positions available as a consequence of credit considerations; (iii) participants in the forward markets are not required to make continuous markets in forward contracts; and (iv) the forward markets are “principals’ markets” in which performance with respect to a forward contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearing house.  As a result, if the Portfolio Fund trades forward contracts, it will be subject to the risk of inability or refusal to perform with respect to such contracts on the part of the counterparties with which it trades.

                                                Futures.  Portfolio Managers may engage in futures transactions as part of their investment strategy.  Although often utilized to hedge investments, these are highly specialized transactions that entail greater than ordinary investment risks.  These instruments are highly volatile and expose investors to a high risk of loss.  The low initial margin deposits normally required to establish a futures position permit a high degree of leverage.  As a result, a relatively small movement in the price of a futures contract may result in a profit or loss that is high in proportion to the amount of funds actually placed as initial margin, and may result in unquantifiable further loss exceeding any margin deposited.

                                                Restricted and Illiquid Securities.  Portfolio Funds may invest in restricted securities and other investments which are illiquid.  Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act, or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.  The market prices, if any, for illiquid securities tend to be volatile and a Portfolio Fund may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale.

                                                Where registration is required to sell a security, a Portfolio Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Portfolio Fund may be permitted to sell a security under an effective registration statement.  If, during such period, adverse market conditions were to develop, a Portfolio Fund might obtain a less favorable price than prevailed when it decided to sell.  Portfolio Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities.

                                                Use of Leverage.  Leverage may be a significant investment technique of the Portfolio Managers of the Portfolio Funds.  Such Portfolio Funds may, in the Portfolio Manager’s discretion and subject to any restrictions in the documentation for the Portfolio Fund, leverage their investment positions by borrowing funds from securities broker-dealers, banks or others.  From time to time, such borrowings could be significant.  Such leverage increases both the possibilities for profit and the risk of loss.  Borrowings will usually be from securities brokers and dealers and will typically be secured by the Portfolio Fund’s securities and other assets.  Under certain circumstances, such a broker-dealer may demand an increase in the collateral that secures the obligations, and if the Portfolio Fund was unable to provide additional collateral, the broker-dealer could liquidate assets held in the account to satisfy the obligation to the broker-dealer.  Liquidation in that manner could have extremely adverse consequences.  In addition, the amount of the borrowings in a Portfolio Fund and the interest rates on those borrowings, which will fluctuate, will have a significant effect on the Master Fund’s and the Funds’ profitability.

                                                Concentration of Investments.  The Master Fund and the Funds are not limited in the amount of assets that can be allocated to any single investment style or technique.  Although the Sub-Adviser will attempt to spread the Master Fund’s assets among a number of Portfolio Funds and Portfolio Managers, at times the Master Fund may invest with a limited number of Portfolio Managers, each being responsible for a relatively large portion of the Master Fund’s assets.  These Portfolio Managers may not be subject to any limits on the amount of assets that can be invested in any single industry, sector or investment style or technique, subjecting the Portfolio Funds to greater risk and volatility than if investments had been more widely diversified.

                                                Multi-Manager Strategy.   In order to diversify among trading methods and markets, the Sub-Adviser will select a number of Portfolio Managers.  Portfolio Managers make investment decisions independent of the Sub-Adviser and each other.  Portfolio Funds may thus compete with each other from time to time for the same positions in the markets.  Conversely, a Portfolio Fund could hold from time to time opposite positions in the same security as held by other Portfolio Funds.  Each such position could cause the

Funds, through a Portfolio Fund, transactional expenses but might not generate any recognized gain or loss.  There is no assurance that selection of multiple Portfolio Managers will be more successful than selection of a single Portfolio Manager.  The Sub-Adviser may reallocate the Funds’ assets among the Portfolio Funds at any time.  Any such reallocation could adversely affect the performance of the Funds or of any one Portfolio Fund.

                                                Pyramiding of Fees.  Investment in Portfolio Funds will result in a pyramiding of fees and expenses in that a Shareholder must bear not only the fees, administrative expenses and other costs of the Master Fund and the Funds, but also, to the extent of the Master Fund’s investment in Portfolio Funds, a portion of the fees, administrative expenses and other costs of such Portfolio Funds.  The Master Fund will invest in a number of Portfolio Funds, resulting in investment related expenses that may be higher than if the Master Fund invested in only one Portfolio Fund.  Fixed fees to the Portfolio Managers of Portfolio Funds generally range from one half of one percent (0.5%) to four percent (4.0%) of net assets.  Incentive fees to such Portfolio Managers generally range from no fee to thirty percent (30.0%) of net profits.  The Master Fund and the Funds may be obligated to pay or bear a portion of incentive fees based on individual Portfolio Managers’ and Portfolio Funds’ performances even if the Master Fund or the Funds as a whole generated no net trading profits or lost money during a particular period.  In addition, the Portfolio Manager of each Portfolio Fund will determine the custodian of the assets of the Portfolio Fund.

                                                Brokerage Commissions/Transaction Costs.  Certain of the Portfolio Managers with whom the Master Fund may invest engage in a high level of trading, and the turnover of the portfolios they manage may generate substantial brokerage and/or other transaction costs.  These costs will be borne by the Master Fund and the Funds, in whole or in part, regardless of the profitability of such investments.

                                                Consequences of Performance Fees.  Performance fees or incentive allocations payable to Portfolio Managers could encourage the Portfolio Manager to make investments on behalf of a Portfolio Fund that are riskier or more speculative than the Portfolio Manager would if it were receiving only a fixed fee.

                                                Illiquidity of Investments in Portfolio Funds.  The Master Fund’s investments in Portfolio Funds generally will be illiquid and generally may not be transferred without the consent of the Portfolio Fund without complying with cumbersome procedures.  The Master Fund may be unable to liquidate its investment in a Portfolio Fund when desired (and therefore incur losses), or may be required to sell such investment regardless of whether it desires to do so.  The illiquidity of Portfolio Fund investments may require a Fund to suspend or postpone repurchase offers if the Master Fund is not able to dispose of its interests in Portfolio Funds in a timely manner.

                                                In general, interests in the Portfolio Funds are not freely tradable and/or have substantial restrictions and no active trading market.  Portfolio Funds generally permit redemptions only at infrequent intervals, and in some cases only up to a specified percentage of assets.  Portfolio Funds may permit or require that redemptions of shares be made in kind.  Upon its withdrawal of all or a portion of its interest in a Portfolio Fund, the Master Fund (and, indirectly, a Fund) may receive securities that are illiquid or difficult to value.  In such a case, the Sub-Adviser would seek to cause the Master Fund to dispose of these securities in a manner that is in the Funds’ or Master Fund’s best interests.  The Master Fund may not be able to withdraw from a Portfolio Fund except at certain designated times, limiting the ability of the Sub-Adviser to withdraw assets from a Portfolio Fund that may have poor performance or for other reasons.  A Fund (through the Master Fund) also may be subject to fees imposed on withdrawals from the Portfolio Funds, especially with respect to “early withdrawals” made within the “lock-up” or penalty period, if any, of a particular Portfolio Fund.  To the extent the Master Fund’s holdings in a Portfolio Fund afford it no ability to vote on matters relating to the Portfolio Fund, a Fund and the Master Fund will have no say in matters that could adversely affect the Fund’s investment in the Portfolio Fund.

Many Portfolio Funds are lengthening the lock-up periods during which an investor must hold an investment in such Portfolio Funds and the Sub-Adviser believes that this trend may continue.  If this trend continues, the Sub-Adviser may be forced to forego investing in Portfolio Funds that are attractive but have longer lock-up periods.

                                                Availability of Investment Opportunities.  The business of identifying and structuring investments of the types contemplated by the Funds and the Master Fund is competitive and involves a high degree of uncertainty.  The Master Fund may not be able to invest in certain Portfolio Funds that are oversubscribed or closed or may only be able to allocate a limited amount of assets to a Portfolio Fund that has been identified as an attractive opportunity.

                                                Insolvency of Brokers and Others.  The Portfolio Funds will be subject to the risk of failure of the brokerage firms that execute trades, the clearing firms that such brokers use, or the clearing houses of which such clearing firms are members and to the risk of refusal of counterparties to perform, which could result in a loss of all or a portion of the investments with or through the relevant clearing house, broker, dealer, or counterparty.

                                                Proprietary Investment Strategies.  The Portfolio Managers may use proprietary investment strategies that are based on considerations and factors that are not fully disclosed to the Manager, the Sub-Adviser, the Master Fund or the Funds.  The Portfolio Managers generally use investment strategies that differ, and involve greater risk and expense, from those typically employed by traditional managers of portfolios of stocks and bonds.  These strategies may involve risks that are not anticipated by the Portfolio Managers, the Manager, the Sub-Adviser, the Master Fund or the Funds.

                                                Limited Operating History.  Certain Portfolio Funds may be newly formed entities with little or no operating history upon which the Sub-Adviser can evaluate potential performance.  The past investment performance of Portfolio Managers with which the Master Fund invests or expects to invest its assets may not be construed as an indication of the future results of an investment in the Funds.

                                                Inadequate Return.  No assurance can be given that the returns on the Funds’ investments will be commensurate with the risk of investment. Hedge fund returns have dropped significantly in recent years in comparison to their historic returns, and there can be no assurance that their returns, as an asset class, in future periods will continue to reflect previous historical levels. This may be due in part to changes in market conditions affecting hedge funds’ investments and strategies, as well as the proliferation of hedge funds pursuing similar strategies (thereby making it difficult for one hedge fund to outperform others). Investors should not commit money to a Fund unless they have the resources to sustain the loss of their entire investment.

                                                Investments in Non-Voting Securities.  To the extent the Master Fund purchases non-voting shares of, or contractually foregoes the right to vote its shares in, a Portfolio Fund, it will not be able to vote on matters that require the approval of the investors of the Portfolio Fund, including matters that could adversely affect the Master Fund’s investment in such Portfolio Fund.

                                                Recent Market Events.  Recent events in the sub-prime mortgage market and other areas of the fixed income markets have caused significant dislocations, illiquidity and volatility in the structured credit, leveraged loan and high-yield bond markets, as well as in the wider global financial markets.  To the extent the Master Fund and/or Portfolio Funds participate in such markets, the results of their operations may suffer.  In addition, to the extent that marketplace events are not temporary and continue

(or even worsen), this may have an adverse impact on the availability of credit to businesses generally and could lead to a further weakening of the U.S. and global economies.  Any continued economic downturn could adversely affect the financial resources of the Portfolio Managers and Portfolio Funds.  Many hedge funds have seen a recent decrease in assets under management due to falling security prices and redemptions.  Due to a lack of liquidity in the markets, certain hedge funds have suspended and/or limited redemptions, while others have experienced margin calls, which may result in a forced liquidation of assets at unfavorable prices.  In the event of such defaults with respect to Portfolio Funds, the Master Fund and the Funds could lose both invested capital in and anticipated profits from the Portfolio Funds.  Such marketplace events have also caused a decrease in the availability of financing (and an increase in the interest cost) for leveraged transactions, which may impair the Portfolio Funds’ ability to consummate certain transactions or cause them to enter into such transactions on less attractive terms.

Regulatory Risks Associated with the Funds

                                                Limited Regulation of Portfolio Managers and Portfolio Funds.  It is not anticipated that any of the Portfolio Funds will be registered under the 1940 Act or subject to any other comprehensive regulatory scheme.  Some Portfolio Managers may not be registered with the SEC as investment advisers or registered with the CFTC as commodity trading sub-advisors.

                                                Changes in Laws or Regulations.  The regulation of the U.S. and non-U.S. securities and futures markets and investments funds such as the Funds and the Master Fund has undergone substantial change in recent years and such change may continue.  The effect of changes in law or regulatory requirements, while impossible to predict, could be substantial and adverse.  In addition, the TEI Fund relies on a position taken by the staff of the SEC allowing the structure whereby the TEI Fund invests in the Master Fund through the Offshore Fund.  To the extent that views of the SEC staff, which do not necessarily represent the views of the SEC itself, were to change, the structure of the TEI Fund’s investment in the Master Fund could be adversely impacted, possibly affecting the treatment of UBTI.

Certain Tax Considerations with Respect to an Investment in a Fund

There are certain tax risks associated with an investment in the Funds, including without limitation with respect to tax positions taken by and tax estimates made by the Funds and the Portfolio Funds held by the Master Fund, as well as the potential for legislative or regulatory change that could impact the Funds. There can be no assurance that positions or estimates taken by the Funds will be accepted by tax authorities.

                                                Tax Considerations.  The Funds may take positions with respect to certain tax issues that depend on legal and other interpretive conclusions.  Should any such positions be successfully challenged by the Internal Revenue Service, a Shareholder might be found to have a different tax liability for that year than that reported on his or its federal income tax return.

                                                In addition, an audit of a Fund may result in an audit of the returns of some or all of the Shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a Shareholder’s investment in the Fund.  If such adjustments result in an increase in a Shareholder’s federal income tax liability for any year, such Shareholder may also be liable for interest and penalties with respect to the amount of underpayment.  The legal and accounting costs incurred in connection with any audit of a Fund’s tax return will be borne by the Fund.  The cost of any audit of a Shareholder’s tax return will be borne solely by the Shareholder.

                                                Certain expenses of the Funds may not result in deductions for Shareholders or the deductibility of such items may be limited.  In particular, amounts paid or incurred to market Shares of the Funds that qualify as “syndication expenses” are not deductible or amortizable.  Payments of finders or servicing fees to third parties who introduce Shareholders to the Funds will be syndication expenses that are not deductible or amortizable, although they will be included in a Shareholder’s adjusted tax basis for its Shares.

                                                Certain “publicly traded partnerships” are treated as associations that are taxable as corporations for U.S. federal income tax purposes.  A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof).  Because of the anticipated number of investors in the Funds and because the Funds will invest in Portfolio Funds whose investment programs are not under the Fund’s control, certain safe harbors under the Code and Treasury Regulations may not be available to the Funds.  In those circumstances, the treatment of the Funds will depend upon whether the rights of Shareholders to make withdrawals from the Funds are considered the substantial equivalent of the Shares being readily tradable on a secondary market.  If a Fund was classified as a publicly traded partnership, then it would be subject to U.S. federal income taxation as if it were a corporation, which would have material adverse consequences for Shareholders in the Fund.

                                                The taxation of partnerships and Shareholders is complex.  Potential investors are strongly urged to review the tax discussion of these issues contained in this Private Placement Memorandum.  See “Certain Tax Considerations.”

Delayed Schedules K-1.  The Funds will not be able to provide final Schedules K-1 to Shareholders for any given taxable year until after April 15 of the following year.  Schedules K-1 will not be available until completion of a Fund’s annual audit.  Shareholders should be prepared to obtain extensions of the filing date for their income tax returns at the federal, state and local level.

Foreign Taxation.  With respect to certain countries in which a Fund, the Master Fund or Portfolio Funds may invest, there is a possibility of expropriation, confiscatory taxation, imposition of withholding or other taxes on dividends, interest, capital gains or other income, limitations on the removal of funds or other assets of the Fund, the Master Fund or Portfolio Funds, political or social instability or diplomatic developments that could affect investments in those countries.  An issuer of securities may be domiciled in a country other than the country in whose currency the instrument is denominated.  The values and relative yields of investments in the securities markets of different countries, and their associated risks, are expected to change independently of each other.

Certain Risk Considerations with Respect to the TEI Fund and the Offshore Fund

Man-Investments Patent Applications.  Man Investments, Inc. and its agent (“MI”) currently own two U.S. patent applications (the “Patent Applications”) relating to a structure that interposes an offshore corporation between a registered investment company and underlying master fund (similar to that of the TEI Fund and the Offshore Fund).  The first patent application was filed on July 28, 2004 and has been published.  On April 7, 2008, the U.S. Patent and Trademark Office issued an Examiner’s Action rejecting all claims on the grounds that they were either indefinite or obvious.  MI is required to provide a response reply by July 7, 2008.  The second patent application was filed on February 22, 2007.  It has been published and is still under examination by the U.S. Patent and Trademark Office.  At this time it is not clear whether the U.S. Patent and Trademark Office will permit the Patent Applications to issue as U.S. Patents (the “Man-Investments Patents”).  Furthermore, changing circumstances such as the Stop Tax Haven Abuse Act that has been introduced in Congress, may also impact the final disposition of the Patent Applications.  The Stop Tax Haven Abuse Act prohibits the U.S. Patent and Trademark Office from issuing patents for inventions designed to minimize, avoid, defer, or otherwise affect liability for federal, state, local, or foreign tax.

The structure of the TEI Fund is used by numerous other industry participants.  The Manager, based on discussions with counsel, believes that the Patent Applications, if issued, would have significant questions surrounding its validity and enforceability.  In the event that MI is successful in obtaining the Man-Investments Patents, and they are valid and enforceable, the Manager, based on discussions with counsel, believes that the Manager, and not the TEI Fund, is likely responsible for any potential liability for infringement.  Although alternatives are available, in the event that MI is successful in obtaining the Man-Investments Patents, the Manager may have to negotiate a mutually agreeable license to use such structure, which may involve the payment of royalties to MI.  Available alternatives to any such negotiation include challenging the validity and/or enforceability of the Man-Investments Patents through the U.S. Patent and Trademark Office or through litigation and/or recommending that the Board approve restructuring the TEI Fund.  Unless an alternative was pursued, in the absence of such mutually agreeable license, the TEI Fund may have to be dissolved and liquidated, which may result in costs and expenses and/or losses that could have a material adverse impact on the value of the Shares.

Changes in United States and/or Cayman Islands Law.  If there are changes in the laws of the United States and/or the Cayman Islands, under which the TEI Fund and the Offshore Fund, respectively, are organized, so as to result in the inability of the TEI Fund and/or the Offshore Fund to operate as set forth in this Private Placement Memorandum, there may be a material adverse effect on investors.  The TEI Fund has not received a legal opinion regarding the treatment of UBTI, and there can be no assurance that the positions of the TEI Fund relating to the tax consequences of its investment transactions will be accepted by the tax authorities.  In addition, the regulatory environment for leveraged investors, tax-exempt investors and for hedge funds generally is evolving.  To the extent that legislative or other regulatory changes occur in the direct or indirect regulation of leveraged investors, tax-exempt investors, widely-held partnerships or hedge funds, including tax regulation applicable thereto, all of which have preliminarily been discussed by members of Congress, there may be materially adverse effects on the ability of the TEI Fund to pursue its investment objective or strategies, which could force the TEI Fund to change, or even cease, its operations.  For example, if Congress were to change treatment of investment in offshore corporations by tax-exempt investors, the TEI Fund likely would suffer a materially adverse impact including decreased investment returns.  In such circumstances, the Board would be required to assess what steps to take, including potentially eliminating the Offshore Fund or the TEI Fund. In addition, if Cayman Islands law changes such that the Offshore Fund must conduct business operations within the Cayman Islands, or pay taxes, investors in the TEI Fund would likely suffer decreased investment returns.

Investment in Offshore Fund.  The Offshore Fund is not registered under the 1940 Act, and is not subject to the investor protections offered by that Act.  The TEI Fund, by investing in the Offshore Fund, will not have the protections offered to investors in registered investment companies.  The director of the Offshore Fund has overall authority over, and responsibility for, the operations and management of the Offshore Fund. The director of the Offshore Fund is the TEI Fund.  The Offshore Fund has however, delegated the management of its investments and its day to day operations to the Manager and the administration of the Offshore Fund to the Administrator.  The Offshore Fund has no independent investment discretion or other decision-making capabilities and effectively is controlled by the Board of the TEI Fund.  Accordingly, the TEI Fund will control the Offshore Fund, making it unlikely that the Offshore Fund will take action contrary to the interests of investors in the TEI Fund.  The Offshore Fund has agreed to be subject to service of process in the State of New York.

ERISA Matters.  Most U.S. pension and profit sharing plans, individual retirement accounts and other tax-advantaged retirement funds (other than governmental plans) are subject to provisions of the Code, ERISA, or both, which may be relevant to a decision as to whether such an investor should invest in the TEI Fund. There may, for example, be issues as to whether such an investment is “prudent” or whether it results in “prohibited transactions.” Legal counsel should be consulted by such an investor before investing in the TEI Fund.

ELIGIBLE INVESTORS

Each prospective investor will be required to complete the applicable Fund’s Investor Certification, a form of which is set forth in Appendix A to this Private Placement Memorandum, and satisfy the investor eligibility standards set forth therein in order to be permitted to invest in a Fund.  Appendix A qualifies the following summary in its entirety.

Registered Fund

Generally, the Investor Certification requires that each investor in the Fund certify that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act.  An “accredited investor” includes, among others:

•	an individual with a net worth (or a joint net worth with that person’s spouse) immediately prior to the time of purchase in excess of $1 million;

•

an individual who has income in excess of $200,000 (or joint income with the investor’s spouse in excess of $300,000) in each of the two preceding years prior to the time of purchase and has a reasonable expectation of reaching the same income level in the current year;

•	an entity having total assets of at least $5 million; or

•	an entity whose beneficial owners are each “accredited investors.”

Other categories of “accredited investor” or other eligible investor standards applicable to companies and other investors are set forth in the Investor Certification.  In addition, Shares are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes.  Additional requirements are set forth in the Investor Certification.  Investors who meet the qualifications set forth in the Investor Certification are referred to in this Private Placement Memorandum as “Eligible Investors.”  Existing Shareholders who purchase additional Shares will be required to qualify as Eligible Investors at the time of each additional purchase.

LMIS or a Sub-Placement Agent, as applicable, may impose additional eligibility requirements for investors who purchase Shares through LMIS or such Sub-Placement Agent and will notify a prospective investor of any such requirements.  To the extent LMIS imposes additional eligibility requirements, LMIS will notify investors via a supplement (or other revision) to the Funds’ Private Placement Memorandum.

An investment in the Registered Fund is not likely to be appropriate for certain types of tax-exempt entities.  Tax-exempt entities should consult with their tax advisers prior to making an investment in the Registered Fund.

TEI Fund

Generally, the Investor Certification requires that each investor in the Fund certify that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act.  Categories of “accredited investor” and other eligible investor standards applicable to investors are set forth in the Investor Certification.

The TEI Fund will offer and sell Shares only to TEI Eligible Investors. TEI Eligible Investors include:  (1) pension, profit-sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Code, by reason of qualification under Section 401 of the Code; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments, or government-sponsored programs; (4) certain foundations, endowments and other organizations exempt under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) IRAs (including regular IRAs, spousal IRAs for a non-working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans; and (6) state colleges and universities.

Additional requirements are set forth in the Investor Certification.  Existing Shareholders who purchase additional Shares will be required to qualify as TEI Eligible Investors at the time of each additional purchase.

PURCHASING SHARES

Each Fund intends to accept initial and additional purchase of Shares made by an Eligible Investor as of the first business day of each calendar month.  Shares will be sold at NAV plus any applicable placement fee and may be offered more or less frequently as determined by a Fund’s Board in its sole discretion.  Any amounts received in advance of the initial or subsequent closings are placed in a non-interest bearing account with the Administrator prior to their investment in the Fund, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended.  All purchases are subject to the receipt of immediately available funds by the 24th day (or immediately preceding business day) of the month preceding the applicable purchase date in the full amount of the purchase.  The investor must also submit the completed Investor Certification (for initial purchases) and/or such other required documentation as required by a Fund (for both initial and subsequent purchases) by the 15th day (or immediately preceding business day) of the month preceding the applicable purchase date.  An investor who misses such deadlines will have the effectiveness of its investment in a Fund delayed until the following month, with such investor’s purchase amounts to be held in the account with the Administrator until such time.  A Fund reserves the right to reject, in whole or in part, any purchase of Shares and may suspend the offering of Shares at any time and from time to time.

The minimum initial investment in the Registered Fund by any investor is $100,000.  The minimum initial investment in the TEI Fund by any investor is $50,000.  The minimum additional investment in either Fund by any investor is $25,000.  A Fund, in its sole discretion, may accept investments below these minimums.

Investors purchasing Shares in the Fund may be charged a placement fee of up to 2.5% of the amount of the investor’s purchase, in the manner set forth below:

Investment Amount	Placement Fee
Less than $150,000	2.5%
$150,000 - $499,999	2.0%
$500,000 - $999,999	1.5%
$1,000,000 or more	1.0%

Placement fees for any one Shareholder are payable to either LMIS or a Sub-Placement Agent, as applicable, and are charged as a percentage of a prospective Shareholder’s purchase amount.  The placement fee represents a payment in addition to the Shareholder’s investment.  The placement fee will be subtracted from the purchase amount and will not constitute an investment by the investor in a Fund.  The placement fee may be adjusted or waived at the sole discretion of a Fund, and is expected to be waived for the Manager and the  Sub-Adviser and their affiliates, including the directors, partners, members, principals, officers and employees of each of these entities, and employees of LMIS.  The placement fee may also be waived in connection with sales to certain wrap programs and certain other classes of investors in the sole discretion of a Fund.

Initial and any additional purchases of Shares will be payable in cash and must be made via wire transfer of funds.  Payments for each initial or subsequent additional purchase of Shares must be made in one installment.

Sub-Placement Agents or other financial intermediaries also may impose terms and conditions on investor accounts and investments in a Fund that are in addition to the terms and conditions set forth in this Private Placement Memorandum.  Such terms and conditions are not imposed by a Fund, LMIS or any other service provider of a Fund.  Any terms and conditions imposed by a Sub-Placement Agent or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a Shareholder’s ability to purchase Shares, or otherwise transact business with a Fund.  Investors should direct any questions regarding terms and conditions applicable to their accounts or relevant operational limitations to the Sub-Placement Agent or other financial intermediary.

A Shareholder will pay an early repurchase fee to a Fund of 1.00% of the dollar amount of Shares it submits for repurchase within one year of the acquisition of such Shares, calculated on a “first in, first out” basis.  This means that for purposes of determining whether the Early Repurchase Fee applies, Shares that have been held the longest will be deemed to have been tendered for repurchase first.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  Thus, when  a prospective investor opens an account with LMIS or a Sub-Placement Agent, the investor will be asked to provide its name, address, date of birth and other information that will allow the investor to be identified.  If the investor’s  identity cannot be verified, restrictions may be imposed on the investor’s account or it may be liquidated (less any applicable sales/account charges and/or tax penalties).  Each Fund has implemented an anti-money laundering compliance program.

REPURCHASES OF SHARES

No Right of Redemption

No Shareholder (or other person holding a Share or a portion of a Share acquired from a Shareholder) will have the right to require a Fund to redeem any of its Shares.  No public market exists for the Shares, and none is expected to develop in the future.  Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Funds, as described below.

Periodic Repurchases

Each Fund may from time to time repurchase Shares from Shareholders at NAV pursuant to written tenders by Shareholders, and on those terms and conditions as the Board may determine in its sole discretion.  Each Fund does not anticipate any repurchase offers will occur prior to one year from each Fund’s commencement of operations.  Tender offers will apply to repurchases of whole and fractional Shares.

In determining whether a Fund should offer to repurchase Shares from Shareholders, each Board will consider the recommendation of the Manager, in consultation with the Sub-Adviser.  The Manager, in consultation with the Sub-Adviser, expects that generally it will recommend the Board repurchase Shares from Shareholders quarterly, with such repurchases based on Fund valuations as of each March 31, June 30, September 30 and December 31, commencing on or about June 30, 2009.  Each Fund anticipates that each such repurchase offer will generally be limited to between 5% and 25% of the net assets of the Fund, subject to modification in the absolute discretion of the Board.  There is no guarantee that any such repurchase offer shall occur, and therefore a Shareholder may not be able to dispose of its Shares.  In determining whether to accept the Manager’s (in consultation with the Sub-Adviser’s) recommendation to conduct a repurchase offer at any such time, each Board will consider the following factors, among others:

•	whether any Shareholders have requested to tender Shares to a Fund;

•	the composition and liquidity of a Fund’s assets (including fees and costs associated with withdrawing from Portfolio Funds and/or disposing of assets allocated to Portfolio Managers);

•	the investment plans and working capital and reserve requirements, if any, of a Fund;

•	the relative economies of scale of the repurchase requests with respect to the size of a Fund;

•	the history of a Fund in repurchasing Shares;

•	the availability of information as to the value of a Fund’s interests in underlying Portfolio Funds;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax consequences to a Fund of any proposed repurchases of Shares; and

•	the recommendations of the Manager, in consultation with the Sub-Adviser.

Each Fund’s assets consist primarily of its respective interest in the Master Fund (via the Offshore Fund in the case of the TEI Fund).  Therefore, in order to finance the repurchase of Shares, each Fund may find it necessary to liquidate all or a portion of its interest in the Master Fund in the case of the Registered Fund, or, in the case of the TEI Fund, the Offshore Fund, which in turn must liquidate all or a portion of its interest in the Master Fund.  The Registered Fund will not conduct a repurchase offer for its Shares unless the Master Fund simultaneously conducts a repurchase offer for its Shares.  The TEI Fund will not conduct a repurchase offer for Shares unless the Offshore Fund and Master Fund simultaneously conduct a repurchase offer for their respective Shares.  The TEI Fund controls the Offshore Fund and, accordingly, the  Sub-Adviser is reasonably assured that the Offshore Fund will simultaneously conduct a repurchase offer. In addition, each Fund’s Board also serves as the Board for the Master Fund and thus, the Board expects that the Master Fund will conduct repurchase offers on a quarterly basis in order to permit each Fund to meet its obligations under its repurchase offers.  However, there are no assurances that the Master Fund’s Board will, in fact, decide to undertake such a repurchase offer. Neither Fund can make a repurchase offer larger than a repurchase offer made by the Master Fund.  Consequently, each Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund’s repurchase offers.  The Master Fund (and therefore, each Fund) may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in the Portfolio Funds in a timely manner.  The Master Fund will make repurchase offers, if any, to all of its investors, including each Fund, on the same terms, which may affect the size of each Fund’s repurchase offer.  In addition, a Fund may determine not to conduct a repurchase offer each time the Master Fund conducts a repurchase offer.

Each Fund will repurchase Shares from Shareholders pursuant to written tenders on terms and conditions that each Board determines to be fair to the Fund and to the Fund’s Shareholders.  When the Board determines that a Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.  Shareholders deciding whether to tender their Shares during the period that a repurchase offer is open may obtain a Fund’s net asset value per share (as of the last day of the previous month) by contacting the representatives listed in the applicable tender offer notice during the period.  It should be noted, however, that a Shareholder will have to decide whether to participate in a repurchase offer before he or she knows the price at which the Fund will repurchase the Shares, as described below. If a repurchase offer is oversubscribed by Shareholders who tender Shares, the relevant Fund will generally repurchase a pro rata portion of the Shares tendered by each Shareholder. However, the Board, in its discretion, subject to applicable law, may amend a tender offer to include all or part of the oversubscribed amounts.

Repurchases of Shares from Shareholders by a Fund may be paid, in the discretion of the applicable Fund, in cash or by the distribution of securities in-kind, or partly in cash and partly in-kind.  Each Fund does not generally expect to distribute securities in-kind except in unusual circumstances, including if making a cash payment would result in a material adverse effect on a Fund or on Shareholders, or if a Fund has received distributions (via the Master Fund) from Portfolio Funds in the form of securities that are transferable to the Shareholders that the Fund cannot liquidate itself prior to making the distribution.  Securities that are distributed in-kind in connection with a repurchase of Shares may be illiquid.  Any in-kind distribution of securities will be valued in accordance with procedures adopted by the Board and will be distributed to tendering Shareholders on a proportional basis.  Repurchases will be effective after receipt and acceptance by a Fund of eligible written tenders of Shares from Shareholders by the applicable repurchase offer deadline.  Each Fund and the Master Fund may, but need not, maintain cash or borrow money to meet repurchase requests.  Such a practice could increase a Fund’s and the Master Fund’s operating expenses and impact the ability to achieve their investment objective.

In light of liquidity constraints associated with each Fund’s indirect investments in Portfolio Funds and the fact that the Master Fund may have to effect redemptions from Portfolio Funds in order for a Fund to pay for Shares being repurchased, each Fund expects to employ the following repurchase procedures:

•

If the Board elects to offer to repurchase Shares of a Fund, the relevant Fund will send each Shareholder a repurchase offer that explains the terms and conditions of the repurchase. This repurchase offer will be sent to Shareholders at least 20 business days before the date on which the Shareholder must notify the Fund that the shareholder has elected to tender shares to the Fund (“the Notice Date”).

•

A Shareholder choosing to tender Shares for repurchase must do so by the Notice Date, which will be at least 60 days before the date as of which Shares are to be valued. Shares will be valued as of the valuation date, which is generally expected to be March 31, June 30, September 30 or December 31 (the “Valuation Date”). Tenders will be revocable upon written notice to a Fund up to  the Notice Date.

•

Promptly after the Valuation Date, the Fund will give to each Shareholder whose Shares have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Shares. The Promissory Note will be held by the Administrator on behalf of each applicable Shareholder. Upon a written request to the Administrator by the Applicable Shareholder, the Administrator will mail the Promissory Note to the Shareholder at the address maintained for the Shareholder on the books and records of the Fund.

•	The determination of the value of Shares as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Fund’s financial statements.

•	The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two separate times, as is customary regarding such payments.

•

The initial payment in respect of the Promissory Note (the “Initial Payment”) with respect to repurchases of a Shareholder’s full account value or for Shareholders seeking to repurchase 90% or more of their account value will be an amount equal to at least 90% of the estimated value of the repurchased Shares, determined as of the Valuation Date. The Initial Payment will be made as of the later of (1) the last business day of the second month after the Valuation Date, or (2) in the sole discretion of the Manager, in consultation with the  Sub-Adviser, if a Fund has requested withdrawals of its investment in any Portfolio Funds in order to fund the repurchase of Shares, within ten business days after the Fund has received at least 90% of the aggregate amount so requested to be withdrawn by the Fund from the Portfolio Funds.

•

The second and final payment in respect of the Promissory Note (the “Final Payment”) for the balance (which will not be credited for interest) is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased Shares, determined as of the Valuation Date and based upon the results of the annual audit of the Fund’s financial statements for the year in which the Valuation Date of such repurchase occurs, over (2) the Initial Payment. It is anticipated that the annual audit of the Fund’s financial statements will be completed within 60 days after the end of each fiscal year of the Fund and that the Final Payment will be made promptly after the completion of the audit.

•

Although the amounts required to be paid by a Fund under the Promissory Note will generally be paid in cash, a Fund may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.  A Fund intends to make an in-kind payment of securities only under the limited circumstance if making a cash payment would result in a material adverse effect on a Fund or on Shareholders, or if a Fund has received distributions from Portfolio Funds in the form of securities that are transferable to the Shareholders that the Fund cannot liquidate itself prior to making the distributions.

Each Fund may charge Shareholders who have tendered any of their Shares within one year of their acquisition an early repurchase fee of up to 1.00% of the proceeds of the Shareholder’s tendered Shares in the Fund, calculated on a “first-in, first-out” basis.  This means that for purposes of determining whether the Early Repurchase Fee applies, Shares that have been held the longest will be deemed to have been tendered for repurchase first. The Early Repurchase Fee may be waived by a Fund, in its sole discretion, if Fund management determines that the imposition of the fee will result in severe hardship to the Shareholder, or in other limited circumstances.  Each Fund will assume all fees and expenses related to a repurchase of Shares.

The repurchase of Shares is subject to regulatory requirements imposed by the SEC, and each Fund’s repurchase procedures are intended to comply with such requirements. However, if the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure each Fund’s compliance with applicable regulations or as the Board, in its sole discretion, deems appropriate.

Upon its acceptance of tendered Shares for repurchase, a Fund will maintain daily on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) shares of the Master Fund that the Fund has requested be redeemed (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Note issued to Shareholders tendering Shares.

Payment for repurchased Shares may require the Master Fund to liquidate portfolio holdings in Portfolio Funds earlier than the  Sub-Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Master Fund’s investment related expenses as a result of higher portfolio turnover rates. The  Sub-Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize such potential losses and expenses resulting from the repurchase of Shares.

The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Shares.

A Shareholder tendering for repurchase only a portion of the Shareholder’s Shares will be required to maintain a minimum account balance of $100,000 in the Registered Fund and $50,000 in the TEI Fund after giving effect to the repurchase.  The minimum account balance requirement may be waived by a Fund, in its sole discretion.  Each Fund reserves the right to reduce the amount to be repurchased from a Shareholder so that the required minimum account balance is maintained, or to accommodate operational limitations of a Sub-Placement Agent.

Sub-Placement Agents or other financial intermediaries also may impose terms and conditions on investor accounts and investments in the Funds that are in addition to the terms and conditions set forth in this Private Placement Memorandum. Such terms and conditions are not imposed by the Funds, LMIS or any other service provider of the Funds. Any terms and conditions imposed by a Sub-Placement Agent or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a Shareholder’s ability to tender Shares for repurchase, or otherwise transact business with the Funds. Investors should direct any questions regarding terms and conditions applicable to their accounts or relevant operational limitations to the Sub-Placement Agent or other financial intermediary.

In the event that the Manager, the  Sub-Adviser or any of their affiliates hold Shares in the capacity of a Shareholder, such Shares may be tendered for repurchase in connection with any repurchase offer made by a Fund, without notice to the other Shareholders.

Mandatory Redemption

A Fund may repurchase Shares of a Shareholder without consent or other action by the Shareholder or other person if the Fund determines that:

•                  the Shares have been transferred in violation of such Fund’s Declaration of Trust or By-Laws, or have vested in any person other than by operation of law as a result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

•                  ownership of the Shares by a Shareholder or other person is likely to cause such Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction;

•                  continued ownership of Shares by a Shareholder may be harmful or injurious to the business or reputation of such Fund, the Board of Trustees, the Manager, or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•                  any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•                  with respect to a Shareholder subject to special laws or compliance requirements, such as those imposed by ERISA, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any Shares; or

•                  it would be in the best interests of such Fund, as determined by the Board, for the Fund to repurchase the Shares.

Shareholders whose Shares are redeemed by a Fund will not be entitled to a return of any amount of placement fee that was charged in connection with the Shareholder’s purchase of such Shares.

TRANSFERS OF SHARES

There is no public market for the Funds’ Shares and none is expected to develop.  The Funds do not list their Shares on a stock exchange or similar market.  With very limited exceptions, Shares are not transferable, and liquidity for investments in Shares may be provided only through periodic repurchase offers by a Fund.  If a Shareholder attempts to transfer Shares in violation of a Fund’s transfer restrictions, the transfer will not be permitted and will be void.  An investment in a Fund is thus suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.

Except as otherwise described below, no person may become a substituted Shareholder without the written consent of a Fund, which consent may be withheld for any reason or no reason in its sole discretion.  Shares held by a Shareholder may be transferred only:

•                  by operation of law in connection with the death, bankruptcy or incompetence of any Shareholder; or

•                  under certain limited circumstances, with the consent of a Fund, which may be withheld in the sole discretion of the Fund’s Board and is expected to be granted, if at all, only under extenuating circumstances.

Notice to a Fund of any proposed transfer of Shares must include evidence satisfactory to the Fund that the proposed transferee, at the time of transfer, meets any requirements imposed by such Fund with respect to investor eligibility and suitability, including the requirement that any investor (or investor’s beneficial owners in certain circumstances) is an Eligible Investor.  See “Eligible Investors.” Notice of a proposed transfer of Shares must also be accompanied by a properly completed Investor Certification in respect of the proposed transferee.  A Fund generally will not consent to a transfer of Shares by a Shareholder (i) unless such transfer is to a single transferee, or (ii) after the transfer of Shares, the balance of the account of each of the transferee and transferor is at least $100,000 for the Registered Fund and $50,000 for the TEI Fund.  A Shareholder transferring Shares may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by a Fund or the Manager in connection with the transfer. In connection with any request to transfer Shares, a Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

Each Fund reserves the right to revise the transfer restrictions on its Shares at any time.

In purchasing Shares, a Shareholder agrees to indemnify and hold harmless a Fund, its Board of Trustees, the Manager, the  Sub-Adviser, each other Shareholder and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Declaration of Trust, By-laws or policies adopted by the Board, or any misrepresentation made by that Shareholder or a substituted Shareholder in connection with any such transfer.

TRUSTEES AND OFFICERS

The Board of Trustees

The Board has overall responsibility for the management and supervision of the business operations of the Funds and the Master Fund.  A majority of the Trustees are Independent Trustees.  To the extent permitted by the 1940 Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, any person, including without limitation, the officers of the Funds, the Manager, the Sub-Adviser or any committee of the Board.

Trustees, Officers and Portfolio Management

The Funds’ and the Master Fund’s operations are managed under the direction and oversight of the Board.  Each Trustee serves for an indefinite term or until he or she reaches mandatory retirement, if any, as established by the Board.  The Board appoints officers of the Funds who are responsible for the Funds’ day-to-day business decisions based on policies set by the Board.  The officers serve at the pleasure of the Board.

The Trustees and officers of the Funds and the Master Fund may also be trustees or officers of some or all of the other registered investment companies managed by the Manager or its affiliates (the “Fund Complex”).  The table below shows, for each Trustee and executive officer, his or her full name, address and year of birth, the position held with the Funds and the Master Fund, the length of time served in that position, his or her principal occupations during the last five years, and, with respect to the Trustees, the number of portfolios in the Fund Complex overseen by the Trustee, and other directorships held by such Trustee.

Interested Trustee

Name, Address and Year of Birth	Position(s) Held with the Fund	Length of Term Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Trustee (Including the Fund)	Other Directorships Held by Trustee

R. Jay Gerken, CFA(2) Legg Mason, Inc. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1951	Chairman, CEO, President and Trustee	Since 2008	Managing Director of Legg Mason, Chairman, President and Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM”) and Citi Fund Management Inc. (“CFM”); President and Chief Executive Officer of certain mutual funds associated with Legg Mason; formerly Portfolio Manager of Smith Barney Allocation Series Inc. (1996–2001) Chairman of the Board, Trustee and Director of 133 funds associated with LMPFA or its affiliates	137	Trustee, Consulting Group Capital Markets Fund

Independent Trustees

Name, Address and Year of Birth	Position(s) Held with the Fund	Length of Term Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Trustee (Including the Fund)	Other Directorships Held by Trustee

Carol L. Colman c/o Chairman of the Fund 620 Eighth Avenue 49th Floor New York, NY 10018 Birth year: 1946	Trustee and Member of Audit and Nominating Committees	Since 2008	President, Colman Consulting Co.	25	None

Daniel P. Cronin c/o Chairman of the Fund 620 Eighth Avenue 49th Floor New York, NY 10018 Birth year: 1946	Trustee and Member of Audit and Nominating Committees	Since 2008	Retired; formerly, Associate General Counsel, Pfizer, Inc.	25	None

Paolo M. Cucchi c/o Chairman of the Fund 620 Eighth Avenue 49th Floor New York, NY 10018 Birth year: 1941	Trustee and Member of Audit and Nominating Committees	Since 2008	Vice President and Dean of College of Liberal Arts at Drew University	25	None

Leslie H. Gelb c/o Chairman of the Fund 620 Eighth Avenue 49th Floor New York, NY 10018 Birth year: 1937	Trustee and Member of Audit and Nominating Committees	Since 2008	President Emeritus and Senior Board Fellow, The Council on Foreign Relations; formerly, Columnist, Deputy Editorial Page Editor and Editor, Op-Ed Page, The New York Times	25	Director of two registered investment companies advised by Blackstone Asia Sub-Advisors L.L.C. (“Blackstone Sub-Advisors”)

William R. Hutchinson c/o Chairman of the Fund 620 Eighth Avenue 49th Floor New York, NY 10018 Birth year: 1942	Trustee and Member of Nominating and Audit Committees	Since 2008	President, W.R. Hutchinson & Associates Inc. (consulting), formerly Group Vice President, Mergers and Acquisitions, BP Amoco p.l.c.	25	Director of Associated Banc-Corp.

Dr. Riordan Roett c/o Chairman of the Fund 620 Eighth Avenue 49th Floor New York, NY 10018 Birth year: 1938	Trustee and Member of Audit and Nominating Committees	Since 2008	Professor and Director, Latin American Studies Program, Paul H. Nitze School of Advanced International Studies, The Johns Hopkins University	24	None

Jeswald W. Salacuse c/o Chairman of the Fund 620 Eighth Avenue 49th Floor New York, NY 10018 Birth year: 1938	Trustee and Member of Nominating and Audit Committees	Since 2008	Henry J. Braker Professor of Commercial Law and formerly Dean, The Fletcher School of Law & Diplomacy, Tufts University	23	Director of two registered investment companies advised by Blackstone Sub-Advisors

(1)               The term “Fund Complex” means two or more registered investment companies that:

(a)               Hold themselves out to investors as related companies for purposes of investment and investor services; or

(b)              Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

(2)               Mr. Gerken is an “interested person” as defined in the 1940 Act because he is an employee of Legg Mason, the parent company of the Fund’s investment adviser.

Officers of the Funds Who Are Not Trustees

In addition to Mr. Gerken, who serves as the Funds’ and Master Fund’s Chairman, CEO and President, the executive officers currently are:

Name, Address and Year of Birth	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years
Kaprel Ozsolak Legg Mason 55 Water Street New York, NY 10014 Birth year: 1965	Chief Financial Officer and Treasurer	Since 2008

Director of Legg Mason; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; Formerly, Controller of certain mutual funds associated with certain predecessor firms of Legg Mason (2002–2004)

Ted P. Becker Legg Mason 620 Eighth Avenue 49th Floor New York, NY 10018 Birth year: 1951	Chief Compliance Officer	Since 2008

Director of Global Compliance at Legg Mason (since 2006); Managing Director of Compliance at Legg Mason, (since 2005); Chief Compliance Officer with certain mutual funds associated with Legg Mason (since 2006); Managing Director of Compliance at Legg Mason or its predecessors (2002–2005). Prior to 2002, Managing Director — Internal Audit & Risk Review at Citigroup Inc.

Robert I. Frenkel Legg Mason 300 First Stamford Place Stamford, CT 06902 Birth year: 1954	Secretary and Chief Legal Officer	Since 2008

Managing Director and General Counsel of Global Mutual Funds for Legg Mason and its predecessor (since 1994); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason (since 2003); formerly, Secretary of CFM (2001–2004)

Thomas S. Mandia Legg Mason 300 First Stamford Place Stamford, CT 06902 Birth year: 1962	Assistant Secretary	Since 2008

Managing Director and Deputy General Counsel of Legg Mason & Co. (since 2005); Managing Director and Deputy General Counsel for Citigroup Asset Management (since 1992); Assistant Secretary of certain mutual funds associated with Legg Mason

Steven Frank Legg Mason 55 Water Street New York, NY 10041 Birth year: 1967	Controller	Since 2008

Vice President of Legg Mason (since 2002); Controller of certain funds associated with Legg Mason or its predecessors (since 2005); Formerly, Assistant Controller of certain mutual funds associated with Legg Mason predecessors (from 2001 to 2005)

Albert Laskaj Legg Mason 55 Water Street New York, NY 10041 Birth year: 1977	Controller	Since 2008

Controller of certain mutual funds associated with Legg Mason (Since 2007); Formerly, Assistant Controller of certain mutual funds associated with Legg Mason (from 2005 to 2007); Formerly, Accounting Manager of certain mutual funds associated with certain predecessor firms of Legg Mason (from 2003 to 2005)

Board Committees

Audit Committee

The Board has an Audit Committee.  The Audit Committee is composed of all Independent Trustees, who are “independent” as defined in the New York Stock Exchange listing standards.  The principal functions of the Audit Committee are to (a) oversee the scope of a Fund’s audit, a Fund’s accounting and financial reporting policies and practices and its internal controls and enhance the quality and objectivity of the audit function; (b) approve, and recommend to the Independent Board Members (as such term is defined in the Audit Committee Charter) for their ratification, the selection, appointment, retention or termination of the Funds’ independent registered public accounting firm, as well as approving the compensation thereof; and (c) approve all audit and permissible non-audit services provided to the Fund and certain other persons by the Fund’s independent registered public accounting firm.

Nominating Committee

The Board has a Nominating Committee whose principal function is to select and nominate candidates for election as Trustees of the Funds.  All Independent  Trustees are members of the Nominating Committee.  The Nominating Committee may accept nominees recommended by a Shareholder as it deems appropriate.  Shareholders who wish to recommend a nominee should send recommendations to the Secretary of each of the Funds and the Master Fund that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Trustees.  A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Trustees and to serve if elected by the Shareholders.

The Nominating Committee identifies potential nominees through its network of contacts, and may also engage, if it deems appropriate, a professional search firm.  The Nominating Committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The Nominating Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Trustees to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard).  However, as set forth in the Nominating Committee Charter, in evaluating a person as a potential nominee to serve as a Trustee, the Nominating Committee may consider the following factors, among any others it may deem relevant:

•	whether or not the person is an “interested person” as defined in the 1940 Act and whether the person is otherwise qualified under applicable laws and regulations to serve as a Trustee;
•

whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with management of each of the Funds and the Master Fund, the Manager, the  Sub- Adviser, other Fund service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;
•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Trustee;
•

the contribution which the person can make to the Board and each of the Funds or the Master Fund (or, if the person has previously served as a Trustee, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Committee may consider relevant;

•	the character and integrity of the person; and
•	whether or not the selection and nomination of the person would be consistent with the requirements of the retirement policies of each of the Funds and the Master Fund.

Valuation Committee

The Board has authorized the establishment of the Valuation Committee (the “Valuation Committee”) consisting of Mr. Gerken and any one Independent Trustee.   The Valuation Committee’s function, subject to the oversight of the Board, is generally to review the Funds’ valuation methodologies, valuation determinations, and any information provided to the Valuation Committee by the Manager, the  Sub- Adviser or the Administrator.  The Valuation Committee has been assigned to act in accordance with the Funds’ valuation procedures as approved by the Board.  The Board reviews matters arising from the Valuation Committee’s considerations.

Trustees’ Holdings

Registered Fund

The following table provides information concerning the dollar range of equity securities owned beneficially by each Trustee in the Registered Fund and in the Family of Investment Companies (as defined below) (which includes all of the registered investment companies advised by the Manager or its affiliates) as of December 31, 2007:

Name of Trustee	Dollar Range(1) of Equity Securities in the Registered Fund	Aggregate Dollar Range(1) of Equity Securities in all Funds Overseen by Trustee in Family of Investment Companies(2)

NON-INTERESTED TRUSTEES
Carol L. Colman	A	E
Daniel P. Cronin	A	E
Paolo M. Cucchi	A	C
Leslie H. Gelb	A	A
William R. Hutchinson	A	E
Dr. Riordan Roett	A	C
Jeswald W. Salacuse	A	C

INTERESTED TRUSTEE
R. Jay Gerken	A	E

(1)               The dollar ranges are as follows: “A” = None; “B” = $1-$10,000; “C” = $10,001-$50,000; “D” = $50,001-$100,000; “E” = Over $100,000.

(2)               “Family of Investment Companies” means any two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services.

TEI Fund

The following table provides information concerning the dollar range of equity securities owned beneficially by each Trustee in the TEI Fund and in the Family of Investment Companies (which includes all of the registered investment companies advised by the Manager or its affiliates) as of December 31, 2007:

Name of Trustee	Dollar Range(1) of Equity Securities in the TEI Fund	Aggregate Dollar Range(1) of Equity Securities in all Funds Overseen by Trustee in Family of Investment Companies(2)

NON-INTERESTED TRUSTEES
Carol L. Colman	A	E
Daniel P. Cronin	A	E
Paolo M. Cucchi	A	C
Leslie H. Gelb	A	A
William R. Hutchinson	A	E
Dr. Riordan Roett	A	C
Jeswald W. Salacuse	A	C

INTERESTED TRUSTEE
R. Jay Gerken	A	E

(1)               The dollar ranges are as follows: “A” = None; “B” = $1-$10,000; “C” = $10,001-$50,000; “D” = $50,001-$100,000; “E” = Over $100,000.

(2)               “Family of Investment Companies” means any two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services.

Independent Trustee Ownership of Securities

As of June 30, 2008, the Independent Trustees (and their respective immediate family members) did not beneficially own securities of the Manager, Sub-Adviser or LMIS, or an entity controlling, controlled by or under common control with the Manager, Sub-Adviser or LMIS (not including registered investment companies).

As of June 30, 2008, the Trustees and Officers, as a group, owned less than 1% of the outstanding Shares of the Master Fund or either Fund.

Compensation for Trustees

The following table sets forth the estimated compensation to be paid to the Trustees by each of the Funds and the Master Fund as a group for the fiscal year ending March 31, 2009 and the aggregate compensation paid to the Trustees by the Fund Complex for the calendar year ended December 31, 2007.  The Funds and the Master Fund do not provide any pension or retirement benefits to the Trustees.  In addition, no remuneration will be paid or was paid during the fiscal year ended March 31, 2008 by a Fund to Mr. Gerken who is an “interested person” as defined in the 1940 Act.

Name of Trustee	Aggregate Estimated Compensation from the Funds for Fiscal Year Ending 03/31/2009	Total Compensation from the Fund Complex(1) for Calendar Year Ended 12/31/07	Directorships(2)
Carol L. Colman	$2,400.00	$326,112.63	22
Daniel P. Cronin	2,400.00	192,450.00	22
Paolo M. Cucchi	2,400.00	174,250.00	22
Leslie H. Gelb	2,250.00	178,250.00	22
William R. Hutchinson	2,400.00	368,239.68	22
Dr. Riordan Roett	2,400.00	180,250.00	22
Jeswald W. Salacuse	2,700.00	187,250.00	22

(1)               “Fund Complex” means two or more Funds (a registrant or, where the registrant is a series company, a separate portfolio of the registrant) that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other Funds.

(2)               The numbers indicate the applicable number of investment companies in the Fund Complex overseen by that Trustee as of December 31, 2007.

MANAGEMENT OF THE FUNDS

The Manager

Legg Mason Partners Fund Advisor, LLC, a limited liability company formed under the laws of the State of Delaware, serves as investment manager of the day-to-day operations of each Fund and the Master Fund.  The Manager is registered with the SEC as an investment adviser under the Advisers Act.  As of June 30, 2008, the Manager’s total assets under management were approximately $200 billion.  The Manager is a wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”).  Legg Mason is a global asset management firm.  As of June 30, 2008, Legg Mason’s asset management operation had aggregate assets under management of approximately $923 billion.

The Sub-Adviser

Permal Asset Management Inc., a corporation formed under the laws of the State of Delaware, is the investment sub-adviser of the Master Fund.  The Sub-Adviser, with offices at 900 Third Avenue, New York, NY 10022, is registered with the SEC as an investment adviser under the Advisers Act.  Subject to the oversight of the Manager and the Board, the Sub-Adviser provides day-to-day portfolio management with respect to the Master Fund’s assets.

The Sub-Adviser is a member of the Permal Group and is owned indirectly by Permal Group Ltd., a holding company of an international financial group of companies.  Permal Group, Ltd. is a subsidiary of Legg Mason.  The Permal Group is one of the largest fund-of-funds investment firms in the world with approximately $39.2 billion in assets under management at June 30, 2008. The Sub-Adviser had approximately $35.4 billion in assets under management at June 30, 2008.

The following individuals at the Sub-Adviser have primary responsibility for the day-to-day implementation of the Master Fund’s investment strategy:

Isaac R. Souede, Director, Permal Group Ltd., Chairman & Chief Executive Officer

Mr. Souede has served as Director of Permal Group Inc., the parent company of Permal Asset Management Inc., since September 1987, and he is also currently President and Chief Executive Officer.  In April 2003, Mr. Souede became the Chairman, Chief Executive Officer and Director of the Sub-Adviser, and he became a Director of Permal Group Ltd. in July 2005.  Mr. Souede was Gerant of Permal Group

SAS from 2002 through November 2005.  Mr. Souede was the President of the Haussmann Holdings N.V. Executive Committee and serves as a director of a number of offshore Portfolio Funds, including Steinhardt Realty Fund, Ltd., as well as various other funds within the Permal Family of Funds.  Mr. Souede is a partner in Souede and Hodge Associates LLC which serves as general partner and investment manager to Ann Arbor Shareholders LP, a fund of funds investment partnership (“Souede and Hodge”).  Mr. Souede is a Shareholder in Arrowsmith LLC which serves as investment manager to Arrowsmith Fund Ltd., a BVI mutual fund, which is invested in other funds (“Arrowsmith”).  Prior to joining the Permal Group, Mr. Souede held a number of operating positions culminating in Acting Chief Financial Officer for Chemical Fabrics Corp. Mr. Souede holds an M.B.A. from the University of Michigan and is a Certified Public Accountant in the State of New York.

James R. Hodge, President & Chief Investment Officer

Mr. Hodge joined the Permal Group in 1987.  Mr. Hodge is responsible for asset allocation as well as performance monitoring and research and analysis of fund managers. In addition he is director, alternate director or on the advisory board of a number of independent offshore Portfolio Funds, including Japan Real Estate Recovery Fund and AXA Early Secondary Fund.  Mr. Hodge is a partner in Souede and Hodge Associates LLC and a managing Shareholder in Arrowsmith.  Prior to joining the Permal Group, Mr. Hodge held a number of positions culminating in Director of Cost Accounting during four years of employment with the New York Stock Exchange.  He was also the Controller of Biolectron, Inc., a privately held medical products company, for four years.  Mr. Hodge has an M.B.A. from Harvard Business School, a B.S. with highest distinction from Indiana University and additional coursework at the University of Chicago.  He is a Certified Public Accountant in the state of New Jersey.

Robert Kaplan, Executive Vice President

Mr. Kaplan joined the Permal Group in 1996 focusing on the discovery and identification of independent, investment managers including the analysis of their styles and strategies.  Mr. Kaplan later became involved and is currently responsible for ongoing asset allocation, performance monitoring and research.  He is also a member of Orion Biomedical Offshore Fund L.P.’s conflicts advisory committee.  Prior to joining the Permal Group, Mr. Kaplan was an audit manager at Ernst & Young in their financial services division.  Mr. Kaplan is a Certified Public Accountant in the state of New York.  Mr. Kaplan has an M.B.A. with honors from Columbia University in New York and a B.S. in accounting from the State University of New York at Albany.

Compensation

All Sub-Adviser portfolio managers are paid a base salary, with an opportunity to earn a bonus, which varies depending on job level and is set at the sole discretion of the Sub-Adviser’s compensation committee.  No Sub-Adviser portfolio managers are compensated on the basis of assets raised.  Wage and salary increases are based on merit and business conditions.  Length of service and cost of living may also be considered.  The Sub-Adviser conducts compensation reviews periodically, often following a performance review.

The Sub-Adviser also encourages ongoing education and provides time and monetary support for employees taking additional classes related to their job functions to improve their skills and knowledge base.  In addition, the Sub-Adviser provides employees with a 401(k) plan, and has a matching contribution program in connection with the 401(k) plan.

Other Accounts Managed by the Sub-Adviser

Certain portfolio managers of the Sub-Adviser who are primarily responsible for the day-to-day management of certain portions of the Master Fund’s and the Funds’ assets also manage registered investment companies, other pooled investment vehicles and other accounts, as indicated below.  The following tables identify, as of June 30, 2008:  (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by these portfolio managers and the total assets of such companies, vehicles and accounts; and (ii) the number and total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

The table below includes only those portfolio managers of the Sub-Adviser who are primarily involved in the portfolio management of the Master Fund’s assets:

Name of Portfolio Manager	Type of Accounts	Total # of Accounts Managed	Total Assets	# of Accounts Managed for which Advisory Fee is Based on Performance	Total Assets for which Advisory Fee is Based on Performance
Isaac R. Souede	Registered Investment Companies:	0	$0	0	$0
	Other Pooled Investment Vehicles:	36	$35.8 billion	24	$16.0 billion
	Other Accounts:	0	$0	0	$0
James R. Hodge	Registered Investment Companies:	0	$0	0	$0
	Other Pooled Investment Vehicles:	36	$35.8 billion	24	$16.0 billion
	Other Accounts:	0	$0	0	$0
Robert Kaplan	Registered Investment Companies:	0	$0	0	$0
	Other Pooled Investment Vehicles:	33	$35.4 billion	22	$15.9 billion
	Other Accounts:	0	$0	0	$0

Securities Ownership of Sub-Adviser Portfolio Managers

As of June 30, 2008, none of Isaac R. Souede, James R. Hodge or Robert Kaplan owned any securities in the Funds or the Master Fund.

Investment Management Agreements and Sub-Advisory Agreements

The “Management Agreements” between the Manager and each of the Funds and the Master Fund, as applicable, provide that the Manager will manage the operations of the each of the Funds and the Master Fund, subject to the supervision, direction and approval of the Board and the objectives and the policies stated in this Private Placement Memorandum.

Pursuant to the sub-advisory agreement (the “Sub-Advisory Agreement”) between the Manager and the Sub-Adviser, the Sub-Adviser serves as the sub-adviser to the Master Fund.  In this capacity, subject to the supervision of the Manager and the Board, the Sub-Adviser provides the day-to-day portfolio management with respect to the Master Fund’s assets.

Pursuant to each Management Agreement and the Sub-Advisory Agreement, the Manager and the Sub-Adviser, as applicable, manage the applicable Fund’s investment portfolio, directs purchases and sales of portfolio securities and reports thereon to the Fund’s officers and Trustees regularly. The Manager or the Sub-Adviser, as applicable, also provides the office space, facilities, equipment and personnel necessary to perform the following services for the applicable Fund: SEC compliance, including record keeping, reporting requirements and registration statements and proxies; supervision of Fund operations, including coordination of functions of the transfer agent, custodian, accountants, counsel and other parties performing services or operational functions for the Fund; and certain administrative and clerical services, including certain accounting services and maintenance of certain books and records.

Investment decisions for the each of the Funds and the Master Fund are made independently from those of other funds or accounts managed by the Manager or the Sub-Adviser. Such other funds or accounts may also invest in the same securities as the Funds and the Master Fund.  If those funds or accounts are prepared to invest in, or desire to dispose of, the same security at the same time as the Funds and the Master Fund, however, transactions in such securities will be made, insofar as feasible, for the respective funds and accounts in a manner deemed equitable to all.  In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by the applicable Fund or the price paid or received by the applicable Fund. In addition, because of different investment objectives, a particular security may be purchased for one or more funds or accounts when one or more funds or accounts are selling the same security.

The Management Agreements and the Sub-Advisory Agreement each have an initial term of two years and continues in effect from year to year thereafter if such continuance is specifically approved at least annually by the Board or by a majority of the outstanding voting securities of the applicable Fund, and in either event, by a majority of the Independent Trustees of the applicable Fund’s Board with such Independent Trustees casting votes in person at a meeting called for such purpose.  The Board of the applicable Fund or the holders of a majority of the applicable Fund’s shares may terminate a Management Agreement or the Sub-Advisory Agreement on sixty days’ written notice without penalty and the Manager or the Sub-Adviser, as applicable, may terminate the agreement on ninety days’ written notice without penalty.  The Management Agreements and the Sub-Advisory Agreement, as applicable, will terminate automatically in the event of assignment (as defined in the 1940 Act).

Under the terms of the Management Agreements and the Sub-Advisory Agreement, the Manager or the Sub-Adviser, as applicable, shall not be liable for losses or damages incurred by the applicable Fund, unless such losses or damages are attributable to the willful misfeasance, bad faith or gross negligence on the part of the Manager or the Sub-Adviser, as applicable, or from reckless disregard by them of their obligations and duties under the relevant agreement.

A discussion of the factors considered by the Board in approving each Management Agreement and the Sub-Advisory Agreement will be set forth in the applicable Fund’s initial report to Shareholders.

In consideration of the advisory and other services provided by the Manager to the Master Fund pursuant to the Management Agreement, the Master Fund will pay the Manager a Management Fee, accrued monthly and payable quarterly in arrears, equal to 1.00% on an annualized basis of the Master Fund’s Managed Assets as of each month-end.  In the case of a partial month, the Management Fee is based on the number of days during the month in which the Manager invested Fund or Master Fund assets.

In addition, each of the Funds pays the Manager a Management Fee of 1.00% on an annualized basis of its Managed Assets, excluding assets attributable to investments in the Master Fund.  So long as the Funds invests all of their assets in the Master Fund (via the Offshore Fund in the case of the TEI Fund), the Funds will not directly pay the Manager an investment management fee; however, the Funds’ Shareholders bear an indirect share of the Management Fee through the Funds’ investment in the Master Fund.

The Manager may waive and/or reimburse all or a portion of the Management Fee.  Any waiver or reimbursement would benefit the Shareholders, as well as other investors in the Master Fund, on an equal and pro rata basis.  There can be no assurance that the Manager will waive or reimburse any portion of the Management Fee.  However, pursuant to the Expense Limitation Agreement the Manager has agreed to limit each Fund’s total ordinary operating expenses through June 30, 2009.

For its services, the Manager will pay an amount equal to 0.70% of the Management Fee it receives from the Master Fund to the Sub-Adviser.  No advisory fee will be paid by each of the Funds directly to the Sub-Adviser.

Expense Limitation Agreement

The Manager has entered into an Expense Limitation Agreement with each of the Funds whereby it has agreed to waive and/or reimburse the Fund’s expenses to the extent necessary to ensure that the Fund’s annualized ordinary operating expenses will not exceed 2.50% (excluding interest expense, fees and expenses attributable to Portfolio Funds and extraordinary expenses).  The Expense Limitation Agreement will remain in effect through June 30, 2009 and may be renewed for additional periods although there is no assurance that it will be so renewed.

PLACEMENT AGENT AND SUB-PLACEMENT AGENTS

The Funds have entered into a placement agreement with LMIS, an affiliate of the Manager and the Sub-Adviser, to serve as principal underwriter and placement agent and solicit investors on a best efforts basis, subject to various conditions.  Under the Placement Agency Agreement, LMIS’ responsibilities include, but are not limited to, selling Shares of each Fund upon the terms set forth in this Private Placement Memorandum and making arrangements for the collection of purchase monies or the payment of purchase proceeds.  In consideration for its services, LMIS will generally be entitled to receive a maximum placement fee from each investor of 2.5% of the amount invested.

LMIS may engage one or more Sub-Placement Agents to assist in the placement of Fund Shares.  A Sub-Placement Agent generally will receive the entire placement fee with respect to the Shares purchased by its customers.  The Manager, the Sub-Adviser or their affiliates may pay a fee out of their own resources to Sub-Placement Agents.  Sub-Placement Agents may charge a separate fee for their services in conjunction with an investment in a Fund and/or maintenance of investor accounts.  These fees are in addition to the placement fee and may be substantial.  Such a fee is not a placement fee imposed by the Funds or LMIS, and will be in addition to any fees charged or paid by the Funds.  The payment of any such fees, and their impact on a particular investor’s investment returns, would not be reflected in the returns of the Funds.  Sub-Placement Agents or other financial intermediaries also may impose terms and conditions on investor accounts and investments in the Funds that are in addition to the terms and conditions set forth in this Private Placement Memorandum.  Such terms and conditions are not imposed by the Funds, LMIS or any other service provider of the Funds.  Any terms and conditions imposed by a Sub-Placement Agent or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a Shareholder’s ability to purchase Shares or tender Shares for repurchase, or otherwise transact business with the Funds.  Shareholders should direct any questions regarding fees, terms and conditions applicable to their accounts, or relevant operational limitations to the Sub-Placement Agent or other financial intermediary.

ADMINISTRATION

Servicing Agent

LMIS serves as Servicing Agent of the Funds and has responsibility for such investor services and Fund administrative assistance as may include, but shall not be limited to, assisting in establishing and maintaining accounts and records relating to Shareholders that invest in Shares; processing repurchase, dividend, and distribution payments on behalf of Shareholders; in connection with Shareholders subscriptions for initial and subsequent investments in the Fund, arranging for bank wires following notification to a Fund; responding to Shareholder inquiries relating to the services performed by a Fund; responding to routine inquiries from Shareholders concerning their investments in Shares; assisting Shareholders in changing account designations and addresses; assisting Shareholders in processing of repurchase requests; and providing such other similar services as a Fund may reasonably request.

In consideration for such services, each Fund will pay LMIS a Servicing Fee equal to 1.00% (on an annualized basis) of each Fund’s average net assets as of each month-end, accrued monthly and payable quarterly in arrears and paid out of each Fund’s assets.  LMIS may engage one or more Sub-Placement Agents to provide some or all of the above services.  Compensation to any Sub-Placement Agent for such services will be paid by LMIS.  The Manager, the Sub-Adviser or their affiliates also may pay a fee out of their own resources to the Sub-Placement Agents for account servicing.

LMIS may waive and/or reimburse all or a portion of the Servicing Fee, but there can be no assurance that it will do so.  However, pursuant to the Expense Limitation Agreement, the Manager has agreed to limit each Fund’s total ordinary operating expenses through June 30, 2009.

The services of LMIS and a Sub-Placement Agent differ from that offered by the Sub-Adviser and the Administrator. The Sub-Adviser provides day-to-day portfolio management with respect to the Master Fund’s assets. The Administrator provides administrative, accounting, transfer agency and investor-related services to the Funds, and also assists the Funds with their operational needs. LMIS and a Sub-Placement Agent provide both placement services (i.e., selling Shares of a Fund) and investor servicing (i.e., direct personal assistance to Shareholders).

Administrator

PNC Global Investment Servicing (U.S.) Inc. (formerly “PFPC Inc.”) serves as the Administrator of the Funds and the Master Fund and has the responsibility for providing administrative, accounting, transfer agency and investor-related services, and for assisting the Funds with their operational needs, pursuant to an administration and accounting services agreement (the “Administration Agreement”).  Under the Administration Agreement, the Administrator is responsible for, among other things:  (1) maintaining a list of Shareholders and generally performing all actions related to the issuance and repurchase of Shares, if any; (2) providing the Funds with certain administrative, clerical, recordkeeping and bookkeeping services; (3) supervising the entities retained by the Funds, if any, to provide transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the NAV of the

Funds; (5) preparing, or overseeing the preparation of, monthly, quarterly, semi-annual and annual financial statements of the Funds, quarterly reports of the operations of the Funds and maintaining information to facilitate the preparation of annual tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Funds.  Subject to approval of the Board, the Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Administrator.

In consideration of the services provided by the Administrator to the Funds and the Master Fund, each Fund pays the Administrator a monthly fee at the annual rate of 0.075% of the first $200 million of the Fund’s aggregate net assets, 0.06% of the next $200 million of aggregate net assets and 0.04% of the Fund’s aggregate net assets in excess of $400 million. The Funds and the Master Fund also pay the Administrator an Administrative Fee that is paid out of and reduces each Fund’s net assets.

CUSTODIAN

PFPC Trust Company, located at 8800 Tinicum Boulevard, Philadelphia, Pennsylvania, serves as the custodian for the Funds and the Master Fund pursuant to separate custodian agreements (“Custodian Agreements”) under which the Custodian maintains a separate account in the name of the Master Fund, holds and transfers portfolio securities on account of the Funds, the Offshore Fund and the Master Fund, accepts receipts and makes disbursements of money on behalf of the Funds, the Offshore Fund and the Master Fund, collects and receives all income and other payments and distributions on account of the Funds’, the Offshore Fund’s and the Master Fund’s securities, maintains the Funds’ subscription agreements from investments made in the Portfolio Funds, and makes periodic reports to the Board concerning the Funds’, the Offshore Fund’s and the Master Fund’s operations. The Custodian shall also serve as the escrow agent with respect to monies received from prospective Shareholders for the purchase of Shares and monies held pending payment to Shareholders in connection with repurchases of Shares.

In consideration of such services, the Master Fund will pay the Custodian, and each Fund as an investor in the Master Fund will bear its pro rata share of, a fee at an annual rate of 0.03% of the Master Fund’s average gross assets, plus certain transaction fees and out-of-pocket expenses.  Each Fund will pay a similar fee directly to the Custodian with respect to any assets (other than shares of the Master Fund) held by the Funds.

EXPENSES

The Manager will provide, or will arrange at its expense for the provision of, certain management and administrative services to each Fund and the Master Fund.  Among those services are providing office space and other support services; maintaining and preserving certain records; preparing and filing various materials with state and U.S. federal regulators; providing legal and regulatory advice in connection with management and administrative services; and reviewing and arranging for payment of each Fund’s and the Master Fund’s expenses.

Each Fund will bear its own operating expenses (including, without limitation, its organizational expenses) and a pro rata portion of the operating expenses of the Master Fund and, in the case of the TEI

Fund, the Offshore Fund.  Expenses to be borne by each Fund include, without limitation, organizational and initial offering expenses; ongoing offering expenses; trustees’ fees (including trustees and officers/errors and omissions insurance); fidelity bond expenses; administrative expenses (including the fees and expenses of the Administrator or any successor administrator); legal, tax, custodial, audit, professional, escrow, internal and external fund accounting, transfer agency and valuation expenses; corporate licensing and printing expenses; record keeping expenses; expenses incurred in communicating with Shareholders, including the costs of preparing and printing reports to Shareholders; and extraordinary expenses.  Fund expenses will also include investment-related expenses, including, but not limited to, the Management Fee, brokerage commissions, dealer mark-ups, and other transactions costs on cash management; interest expense on any borrowings; and any subscription or redemption charges imposed by the Portfolio Funds.

The Manager and the Sub-Adviser bear all of their expenses and their own costs incurred in providing investment advisory services to the Funds, including travel and other expenses related to the selection and monitoring of Portfolio Funds.  In addition, the Manager is responsible for the payment of the compensation and expenses of those Trustees and officers of the Funds affiliated with the Manager, and making available, without expense to the Funds, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Portfolio Funds will bear various fees and expenses in connection with their operations. These fees and expenses are similar to those incurred by the Funds.  In addition, the Portfolio Funds will pay asset-based fees to their Portfolio Managers and generally may pay performance-based fees or allocations to their Portfolio Managers, which effectively reduce the investment returns of the Portfolio Funds.  These expenses, fees, and allocations are in addition to those incurred by the Funds themselves. As an investor in the Portfolio Funds, the Funds will indirectly bear a portion of the expenses and fees of the Portfolio Funds.

PORTFOLIO TRANSACTIONS

The Master Fund

The Master Fund anticipates that it will execute many of its transactions directly with the Portfolio Funds and that such transactions ordinarily will not be subject to brokerage commissions.  In some instances, however, the Master Fund may incur expenses in connection with effecting its portfolio transactions, including the payment of brokerage commissions or fees payable to Portfolio Funds or parties acting on behalf of, or at the direction of, Portfolio Funds.  The Master Fund will typically have no obligation to deal with any broker or group of brokers in executing transactions.

The Master Fund (and the Registered Fund, as an investor directly, or, in the case of the TEI Fund, indirectly, in the Master Fund) will bear any commissions or spreads in connection with its portfolio transactions.  In selecting brokers and dealers to effect transactions on behalf of the Master Fund, the Sub-Adviser will seek to obtain the best price and execution for the transaction, taking into account factors such as price, size of order, difficulty of execution and the operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities.  While the Sub-Adviser generally will seek reasonably competitive commission rates, the Master Fund will not necessarily be paying the lowest commission available on each transaction.  In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will seek to obtain the best overall terms available for the Master Fund.  The Sub-Adviser will evaluate the overall reasonableness of brokerage commissions paid based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services.  The Manager will utilize the same criteria in executing any portfolio transactions on behalf of the Funds.

The Portfolio Funds

The Portfolio Funds incur transaction expenses in the management of their portfolios, which will decrease the value of the Funds’ investment in the Portfolio Funds.  In view of the fact that the investment program of certain of the Portfolio Funds may include trading as well as investments, short-term market considerations will frequently be involved.  It is anticipated that the turnover rates of the Portfolio Funds may be substantially greater than the turnover rates of other types of investment vehicles.  In addition, the order execution practices of the Portfolio Funds may not be transparent to the Funds or the Master Fund.  Each Portfolio Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage.  The Sub-Adviser will have no direct or indirect control over the brokerage or portfolio trading policies employed by the investment advisers of the Portfolio Funds.  The Sub-Adviser expects that each Portfolio Fund will generally select broker-dealers to effect transactions on the Portfolio Fund’s behalf substantially in the manner set forth below.

Each Portfolio Fund generally will seek reasonably competitive commission rates.  However, Portfolio Funds will not necessarily pay the lowest commission available on each transaction, and may engage in transactions with broker-dealers based on different criteria than those considered by the Funds. Portfolio Funds may not be subject to the same regulatory restrictions on principal and agency transactions.  It is anticipated that some Portfolio Funds may effect principal or agency transactions through affiliates of the Funds or the Master Fund, including LMIS or its affiliates.  The Funds will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Portfolio Funds.

No guarantee or assurance can be made that a Portfolio Fund’s brokerage transaction practices will be transparent or that the Portfolio Fund will establish, adhere to, or comply with its stated practices. However, as the Portfolio Funds are not investment companies registered under the 1940 Act, they may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Portfolio Funds’ investment adviser or its affiliates rather than the Portfolio Funds.

As with the Funds, Portfolio Funds may make investments directly in the issuers of their underlying securities, and in some instances may not be subject to transaction expenses.

CONFLICTS OF INTEREST

The Manager, the Sub-Adviser and their Affiliates

The investment activities of the Manager, the Sub-Adviser, the Portfolio Managers and their respective affiliates, and their directors, trustees, managers, members, partners, officers, and employees (collectively, the “Related Parties”), for their own accounts and other accounts they manage, may give rise to conflicts of interest that could disadvantage the Master Fund, the Funds, and their Shareholders.  The Related Parties provide other investment management services to other funds and discretionary managed accounts that follow an investment program certain aspects of which are similar to certain aspects of the Funds’ investment program.  The Related Parties are involved with a broad spectrum of financial services and asset management activities, and may, for example, engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Funds or the Shareholders.  The trading activities of the Related Parties are carried out without references to positions held directly or indirectly by the Funds.  In addition and more significantly, the Related Parties may be involved with other investment programs, investment partnerships or separate accounts that use Portfolio Managers or Portfolio Funds that are either already a part of the Master Fund’s portfolio or that may be appropriate for investment by the Master Fund.  In some cases, these Portfolio Funds may be capacity constrained.  The Related Parties are under no obligation to provide the Master Fund with capacity with respect to these Portfolio Funds and, accordingly, the Master Fund may not have exposure or may have reduced exposure with respect to these Portfolio Funds.  The Master Fund’s and the Funds’ operations may give rise to other conflicts of interest that could disadvantage the Funds and the Shareholders.

     In acquiring Shares of a Fund, a Shareholder is deemed to have acknowledged and assented to the existence of potential conflicts of interest relating to the Related Parties and to the Funds’ and the Master Fund’s operating in the face of these conflicts.

     Certain of the Related Parties participate in the fixed income, equity and other markets in which the Funds and Master Fund directly or indirectly invest.  In addition, certain of the Related Parties are actively engaged as investors, advisers and/or market makers, agents and principals in relation to certain of the same securities, issuers, currencies and other instruments in which the assets of the Funds (through the Master Fund or the Portfolio Funds) may be invested, and these activities may have a negative effect on the Funds.

     Certain of the Related Parties may give advice, and take action, with respect to any of its clients or proprietary or other accounts that may conflict with the advice given to the Funds, or may involve a different timing or nature of action taken than with respect to the Funds.  Such transactions, whether in respect of proprietary accounts, customer accounts other than those advised by the Manager or Sub-Adviser, or certain other accounts that are advised by the Manager or Sub-Adviser, may affect the prices and availability of the securities, currencies and other instruments in which the Funds (directly or indirectly through the Master Fund and Portfolio Funds) may invest.  In addition, accounts or funds managed by the Related Parties may compete with the Funds (directly or indirectly through the Master Fund and Portfolio Funds) for investment opportunities.  As a result, transactions for the Funds (directly or indirectly through the Master Fund and Portfolio Funds) may be effected at prices or rates that may be less favorable than would have been the case absent such conflicts, and the Funds may be negatively affected.  The results of the investment activities of the Funds may differ significantly from the results achieved by Related Parties for other accounts managed by them. This may have a negative effect on the Funds.

     Subject to applicable regulatory requirements, the Funds may invest (directly or indirectly through the Master Fund and Portfolio Funds) in securities of companies affiliated with the Related Parties or in which certain of the Related Parties have an equity or participation interest.  The purchase, holding and sale of such investments by the Funds (directly or indirectly through the Master Fund and Portfolio Funds) may enhance the profitability of the Related Parties’ own investments in such companies.

     Certain of the Related Parties may buy and sell securities or other investments for their own accounts, including interests in Portfolio Funds, and conduct other activities that may cause the same types of conflicts as those conflicts described herein applicable to the proprietary, management, advisory and other activities of Related Parties.  As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees and affiliates of the Manager or Sub-Adviser that are the same, different from or made at different times than positions taken for the Funds and the Master Fund or a Portfolio Fund in which the Funds participate.  In connection with the above, each of the Funds, the Manager, and the Sub-Adviser has adopted a code of ethics in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Funds’ portfolio transactions.  See “Codes of Ethics.”

                Subject to applicable regulatory requirements, certain of the Related Parties may recommend and make investments in funds (including Portfolio Funds) in which such Related Parties provide investment advisory or portfolio monitoring services and receive compensation for their services.  This may enhance the profitability of such Related Parties.  A Related Party may, but is not obligated to, waive or rebate a portion of its fee in order to reduce or eliminate duplication of fees.

                Certain of the Related Parties may receive rebates from investment advisers, including Portfolio Managers, and/or have an economic or controlling interest in the investment advisers.  Such Related Parties and their affiliates generally provide such rebates or other economic benefits in respect of client assets back to their clients, including the Funds; however, there is no obligation to do so and in certain cases a Related Party may not provide such rebates or other economic benefits back to their clients.

                Accounts or Portfolio Funds managed or advised by Related Parties (including those managed by the Manager and Sub-Adviser) may have investment objectives that are similar to those of the Funds and/or may engage in transactions in the same types of securities, currencies and instruments as the Funds, and from which the Manager, Sub-Adviser or other Related Parties may receive more or less compensation for its services than the Manager and Sub-Adviser receive from the Funds.  As a result, Related Parties and accounts or funds which Related Parties may manage or advise (including, without limitation, those funds discussed in greater detail below), or in which Related Parties and their personnel may have a proprietary interest, may compete with the Funds for appropriate investment opportunities.  For example, Portfolio Managers may limit the number of investors in or size of a Portfolio Fund or the amount of assets and accounts that they will manage.  The allocation of such opportunities among Related Parties’ funds and accounts may present conflicts, as may the potentially different investment objectives of different investors.  In determining such allocations, a number of factors may be considered, which may include the relative sizes of the applicable funds and accounts and their expected future sizes, the expected future capacity of the applicable Portfolio Funds, the funds available for allocation at any given time and the investment objectives of the Funds and such other funds and accounts.  Allocation of investment opportunities among the Funds and other funds and accounts will be made by the Sub-Adviser or by Related Parties in their capacities as the managers of such funds and accounts in a reasonable and equitable manner, as determined by them in their sole discretion. The disposition of any such investments is subject to the same conditions.

     Subject to applicable regulatory requirements, Related Parties from time to time may invest proprietary or client capital with investment advisers, including Portfolio Managers selected by the Master Fund, and may also invest in Portfolio Funds in which the Funds invest on terms different than the interest held by the Funds.  In addition, Related Parties may have other business relationships with such Portfolio Managers.  Related Parties may perform or seek to perform investment banking and other financial services for, and will receive compensation from, Portfolio Funds, the sponsors of Portfolio Funds, companies in which Portfolio Funds invest, or other parties in connection with transactions related to those investments, or otherwise.  This compensation could include financial advisory fees, as well as underwriting or placement fees, financing or commitment fees or other types of compensation. Compensation for investment banking and other financial services will not be shared with the Funds or the Shareholders and may be received before the Funds realize a return on their investment.  Related Parties may also provide brokerage services to Portfolio Funds or act as a prime broker for Portfolio Funds in compliance with applicable law, including, without limitation, the 1940 Act.  In connection with such brokerage services, Related Parties may provide research products and services to the Portfolio Managers.  Due to such relationships, the Sub-Adviser may face a conflict in evaluating the applicable Portfolio Managers or Portfolio Funds.  Moreover, as a result of certain of such relationships, Related

Parties may take actions with respect to a Portfolio Fund, such as making a margin call, that materially adversely affect such Portfolio Fund and, therefore, the Funds.

Related Parties may, from time to time, invest in the Funds.  Any repurchase of Shares held by the Related Parties will be effected pursuant to an offer to repurchase Shares which is made by the Funds to all of the Shareholders.  Such repurchases may have an adverse effect on the Funds’ investment strategies, the breadth of their allocation of investments and on the fees, expenses and costs incurred by the Shareholders.

To the extent permitted by applicable law, including, without limitation, the 1940 Act, a Portfolio Fund may enter into transactions and invest in futures, securities, currencies, swaps, options, forward contracts or other instruments in which one of the Related Parties, acting as principal or on a proprietary basis for its customers, serves as the counterparty.  The Manager, the Sub-Adviser and other Related Parties will not, directly or indirectly, purchase securities or other property from, or sell securities or other property to, the Funds except in accordance with applicable law.  However, subject to compliance with applicable law, including without limitation, the 1940 Act, the Funds may engage in transactions with accounts which are affiliated with the Funds because they are advised by Related Parties or because they have common officers, directors or managers.  Such transactions would be made in circumstances where the Sub-Adviser has determined that it would be appropriate for the Funds to purchase and the Sub-Adviser or another client of the Related Parties to sell, or the Funds to sell and another client of the Related Parties to purchase, the same security or instrument on the same day.

To the extent permitted by applicable law (including, without limitation, the 1940 Act), the Funds (directly or indirectly through Portfolio Funds) may purchase investments that are issued, or the subject of an underwriting or other distribution, by Related Parties.  It is anticipated that the commissions, mark-ups and mark-downs charged by Related Parties will be, in their view, commercially reasonable, although Related Parties will have an interest in obtaining commission rates, mark-ups and mark-downs which are favorable to such Related Parties.

Purchases or sales of securities for the account of the Master Fund or the Funds may be bunched or aggregated with orders for other accounts of the Related Parties, including other investment partnerships (including those in which the Related Parties or their employees have a beneficial interest).  In the event that it is not possible to receive the same price or execution on the entire volume of securities purchased or sold, the various prices would be averaged, and the Funds will be charged or credited with the average price.  Thus, the effect of the aggregation may be disadvantageous to the Funds on some occasions.  In addition, under certain circumstances, the Funds may not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.  It is expected that the Portfolio Funds generally will follow the same practice, but there is no guarantee that they will do so. Subject to the Funds first obtaining any necessary exemptive relief from the provisions of the 1940 Act, the Manager or Sub-Adviser may invest the Master Fund’s and/or the Funds’ assets in Portfolio Funds or managed accounts managed by Portfolio Managers affiliated with the Related Parties.  There can be no assurance that such exemptive relief will be sought or, if sought, that it will be granted.

The Manager or Sub-Adviser may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance.  Performance fee arrangements may create a conflict of interest in that the Manager or Sub-Adviser may have an incentive to allocate the investment opportunities that it believes might be the most profitable to such other accounts instead of allocating them to the Master Fund or the Funds.

Conflicts of Interest of Portfolio Fund Investments

     The Sub-Adviser anticipates that each Portfolio Manager will consider participation by the applicable Portfolio Fund in all appropriate investment opportunities that are also under consideration for investment by the Portfolio Manager for other Portfolio Funds and accounts managed by the Portfolio Manager (“Portfolio Manager Accounts”) that pursue investment programs similar to that of the applicable Portfolio Fund, the Master Fund or the Funds.  However, there can be no guarantee or assurance that Portfolio Managers will follow such practices or that a Portfolio Manager will adhere to, and comply with, its stated practices, if any.  In addition, circumstances may arise under which a Portfolio Manager will cause its Portfolio Manager Accounts to commit a larger percentage of their assets to an investment opportunity than to which the Portfolio Manager will commit assets of the Portfolio Fund.  Circumstances may also arise under which a Portfolio Manager will consider participation by its Portfolio Manager Accounts in investment opportunities in which the Portfolio Manager intends not to invest on behalf of the Portfolio Fund, or vice versa.

     Situations may occur where the Funds could be disadvantaged by investment activities conducted by the Portfolio Manager for the Portfolio Manager Accounts.  These situations may arise as a result of, among other things:  (1) legal restrictions on the combined size of positions that may be taken for a Portfolio Fund in which the Funds and/or Portfolio Manager Accounts participate (collectively, “Co-Investors” and, individually, a “Co-Investor”), limiting the size of the Portfolio Fund’s position; (2) legal prohibitions on the Co-Investors’ participating in the same instruments; (3) the difficulty of liquidating an investment for a
Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instrument is limited.

     A Portfolio Manager may from time to time cause a Portfolio Fund to effect certain principal transactions in securities with one or more Portfolio Manager Accounts, subject to certain conditions.  For example, these transactions may be made in circumstances in which the Portfolio Manager determined it was appropriate for the Portfolio Fund to purchase and a Portfolio Manager Account to sell, or the Portfolio Fund to sell and the Portfolio Manager Account to purchase, the same security or instrument on the same day.

     Each Portfolio Manager, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including shares in Portfolio Funds, and may have conflicts of interest with respect to investments made on behalf of a Portfolio Fund in which the Master Fund participates.  As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Portfolio Manager that are the same as, different from or made at different times than positions taken for the Portfolio Fund in which the Funds participate.  Future investment activities of the Portfolio Managers, or their affiliates, and the principals, members, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest that could disadvantage the Funds and their Shareholders.

     Portfolio Managers or their affiliates may from time to time provide investment advisory or other services to private Portfolio Funds and other entities or accounts managed by the Portfolio Manager or its affiliates.  In addition, Portfolio Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that brokers (including, without limitation, affiliates of the Portfolio Manager) may provide to one or more Portfolio Manager Accounts.

Conflicts of Interest of Affiliate as Shareholder

Legg Mason will either own all or substantially all of the Shares upon the commencement of a Fund’s operations.  As a majority shareholder, Legg Mason will hold a substantial amount of a Fund’s voting securities, and may be able to exercise a controlling influence in matters submitted to a vote of Shareholders, including, but not limited to, the election of Trustees, approval or renewal of advisory or subadvisory contracts, and any vote relating to a reorganization or merger of a Fund.  As a majority shareholder, Legg Mason also would have the ability to call special meetings of a Fund pursuant to the Declaration of Trust and/or By-Laws of the Fund.  The ability to exercise a controlling influence over a Fund may result in conflicts of interest because, among other things, Legg Mason is an affiliate of the Manager, the Sub-Adviser and LMIS. Legg Mason is not bound by any procedures or policies that may limit its activities as a shareholder.

CODES OF ETHICS

The Funds, the Master Fund, the Manager, the Sub-Adviser and LMIS have each adopted a code of ethics (“Code of Ethics”) as required by Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.  The Code of Ethics establishes procedures for personal investing and restricts certain transactions.  Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including making investments in the securities of Portfolio Funds that may be purchased or held by the Master Fund, subject to a number of restrictions and controls.  Each Code of Ethics may be examined on the SEC’s website at www.sec.gov.  In addition, each Code of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090.  Copies of each Code of Ethics may be obtained, after paying a duplicating fee, by electronic request at the  following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

PERFORMANCE INFORMATION

Sales literature relating to the Funds and reports to Shareholders may include quotations of investment performance of the Funds.  In these materials, the Funds’ performance will normally be portrayed as the net return to an investor during each month or quarter of the period for which investment performance is being shown.  Cumulative performance and year-to-date performance computed by aggregating quarterly or monthly return data may also be used. Investment returns will be reported on a net basis, after all fees and expenses.  Other methods also may be used to portray the Funds’ investment performance.

The Funds’ performance results will vary from time to time, and past results are not necessarily indicative of future investment results.  The Master Fund and the Funds commenced investment operations on or about July 1, 2008 and, therefore, do not have performance results as of the date of this Private Placement Memorandum.

Comparative performance information, as well as any published ratings, rankings and analyses, reports and articles discussing the Funds, may also be provided to Shareholders and prospective investors in the Funds, including data and materials prepared by recognized sources of such information.  Such information may include comparisons of the Master Fund’s and the Funds’ investment performance to the performance of recognized market indices such as the S&P 500, the Russell 2000, or other lesser known indices (including indices of other pooled investment vehicles investing in hedge funds and private equity venture and buyout funds). Comparisons also may be made to economic and financial trends and data that may be relevant for investors to consider in determining whether to invest in a Fund.

Appendix B shows comparative performance information with respect to other accounts managed by the Sub-Adviser with investment objectives and strategies substantially similar to one or more of the four broad categories of investments of the Master Fund and the Funds.  Prospective investors should carefully read the disclosures that accompany the investment performance data and charts in the Appendix.

CALCULATION OF NET ASSET VALUE; VALUATION

Each of the Funds and the Master Fund will calculate its NAV as of the close of business on the last day of each calendar month and at such other times as the Board may determine, including in connection with repurchases of Shares, in accordance with the procedures described below or as may be determined from time to time in accordance with policies established by the Board.  The NAV of a Fund will equal the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses.  The NAV of the Master Fund will equal the value of the total assets of the Master Fund, less all of its liabilities, including accrued fees and expenses.  Because the Funds intend to invest substantially all of their assets in the Master Fund (in the case of the TEI Fund, indirectly through the Offshore Fund), the value of the assets of the Funds will depend on the value of their share of the Portfolio Funds or other investments in which the Master Fund invests.  The NAV per share equals the NAV of a Fund divided by the number of its outstanding Shares.

The Valuation Committee of the Board oversees the valuation of the Master Fund’s and the Funds’ investments, including interests in the Portfolio Funds, in accordance with written policies and procedures (the “Valuation Procedures”) that the Board has approved.

The Master Fund will normally invest primarily in Portfolio Funds.  The net asset values of Portfolio Funds generally are not readily available from pricing vendors, nor are they calculable independently by the Manager or the Sub-Adviser.  Therefore, pursuant to the Valuation Procedures, the Master Fund will fair value its interests in the Portfolio Funds based on valuations provided by the Portfolio Managers or the administrators or sponsors of such Portfolio Funds or any alternative method as approved by the Board.

As a general principle, the fair valuation of a security should reflect the amount that the Valuation Committee determines that the Master Fund or a Fund might reasonably expect to receive for the security upon the orderly sale or redemption of the security, based on information available at the time that the Valuation Committee believes to be reliable.  In the case of a security issued by a Portfolio Fund, this would typically be equal to the amount that the Master Fund might reasonably expect to receive from the Portfolio Fund if the Master Fund’s interest were redeemed on the date as of which it was valued.  Because fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset, the fair value determinations for interests in Portfolio Funds may not be the prices at which those interests are ultimately sold.

                Pursuant to the Valuation Procedures, the Board has delegated (a) day to day portfolio valuation responsibility to the Manager and (b) certain valuation functions to the Sub-Adviser, as set forth below.

                As part of its initial due diligence, prior to purchasing interests in a Portfolio Fund for the Master Fund, as well as on an ongoing basis, the Sub-Adviser will evaluate the ability of the Portfolio Manager or administrator of such Portfolio Fund to accurately and timely calculate and report the value of interests in the Portfolio Fund.

                The Administrator will collect estimated and final valuations from each underlying Portfolio Fund Portfolio Manager or administrator or sponsor.  The Administrator will calculate the NAV of the Master Fund and the Funds as of each day a Fund’s Shares are available for purchase or redemption.  The Administrator will accumulate estimated and final valuations for each underlying Portfolio Fund investment as soon as practicable after each month end, which will be used to value Shares of the Funds.  Generally, final valuations are received in the form of statements from the underlying Portfolio Fund’s Portfolio Manager, administrator or sponsor, whereas estimates are typically provided in terms of percentage returns for any given month.

                Final NAV will be calculated by no later than 20 days after the end of each month (the “Valuation Deadline”) based on final valuations received from Portfolio Managers of the Portfolio Funds or the administrators or sponsors of such funds. In the event that final valuations are not received by the Valuation Deadline, estimated values received from Portfolio Managers, administrators or sponsors will be used in the calculation of NAV.  If estimated values are not available from one or more of the Portfolio Funds by the Valuation Deadline, such investments will be fair valued by the Valuation Committee based on all available information, including the advice and recommendations of the Sub-Adviser.  All final, as well as estimated, underlying Portfolio Fund valuations will be reviewed by the Sub-Adviser, and the Sub-Adviser will promptly report to the Manager any issues with any of the final or estimated valuations prior to the Funds’ NAV being finalized.  Once Fund valuation is finalized based on the above criteria, it is not subject to revision due to variances between fair value determinations or estimated prices used in such calculation and final prices received on those investments.

                The valuations reported by the Portfolio Managers or administrators or sponsors of the Portfolio Funds, upon which the Master Fund calculates its month-end NAV, may be subject to later adjustments, based on information which may become available after the original NAV was calculated.  For example, fiscal year-end NAV calculations of the Portfolio Funds are audited by their independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time.  Because such adjustments or revisions, whether increasing or decreasing the NAV of the Master Fund (and, therefore, each Fund) at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustments or revisions will not affect the amount of the repurchase proceeds of the applicable Fund received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds.  As a result, to the extent that such subsequently adjusted valuations from the Portfolio Managers or administrators or revisions to NAV of a Portfolio Fund adversely affect the Master Fund’s (and, therefore, each Fund’s) NAV, the outstanding Shares will be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at an NAV higher than the adjusted amount. Conversely, any increases in the NAV resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at an NAV lower than the adjusted amount.  The same principles apply to the purchase of Shares. New Shareholders may be affected in a similar way.

To the extent the Sub-Adviser invests the assets of the Master Fund in securities or other instruments that are not investments in Portfolio Funds, the Master Fund will generally value such assets as described below.  Securities traded (1) on one or more of the U.S. national securities exchanges or the OTC Bulletin Board will be valued at their last sales price, and (2) on the Nasdaq Stock Market will be valued at the Nasdaq Official Closing Price (“NOCP”), at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined.  Securities traded on the Nasdaq Stock Market for which the NOCP is not available will be valued at the mean between the closing bid and asked prices in this market.  Securities traded on a foreign securities exchange will generally be valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. dollars at the current exchange rate.  If an event occurs between the close of the foreign exchange and the computation of the Master Fund’s net asset value that would materially affect the value of the security, the value of such a security will be adjusted to its fair value.  Except as specified above, the value of a security, derivative, or synthetic security that is not actively traded on an exchange shall be determined by an unaffiliated pricing service that may use actual trade data or procedures using market indices, matrices, yield curves, specific trading characteristics of certain groups of securities, pricing models, or combinations of these.  The Valuation Committee or Administrator, as applicable, will monitor the value assigned to each security by the pricing service to determine if it believes the value assigned to a security is correct.  If the Administrator or Valuation Committee, as applicable, believes that the value received from the pricing service is incorrect, then the value of the security will be its fair value as determined in accordance with the Valuation Procedures.

                Although the Valuation Committee will review the valuations provided by the Administrator (via the Portfolio Managers or their administrators, sponsors or otherwise), none of the Valuation Committee, the Administrator, the Manager, or the Sub-Adviser will be able to confirm independently the accuracy of any unaudited valuations provided thereby.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Funds’ net assets if the judgments of the Board, the Valuation Committee and/or the Administrator (in reliance on the Portfolio Funds and/or their administrators) regarding appropriate valuations should prove incorrect.  The Master Fund may desire to dispose of an interest in a Portfolio Fund, but be unable to dispose of such interest, and could therefore be obligated to continue to hold the interests for an extended period of time.  In such a case, the  Administrator, upon consultation with the Valuation Committee, the Manager, or the Sub-Adviser, may continue to value the interests without the benefit of the Portfolio Manager’s or its administrator’s valuations, and may, in its sole discretion, determine to discount the value of the interests in accordance with the Valuation Procedures.

CERTAIN TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

                The following summary describes certain U.S. federal income tax consequences of the ownership of Shares as of the date hereof. The discussion set forth below is applicable to U.S. holders (as defined below).  Except where noted, this summary deals only with Shares held as capital assets. As used herein, the term “U.S. holder” means a holder of a Share that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

                Except where noted, this summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;
•	a financial institution;
•	a regulated investment company;
•	a real estate investment trust;
•	an insurance company;
•	a tax-exempt organization;
•	a person holding Shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;
•	a trader in securities that has elected the mark-to-market method of accounting for your securities;
•	a person liable for alternative minimum tax;
•	a partnership or other pass-through entity for U.S. federal income tax purposes; or
•	a person whose “functional currency” is not the United States dollar.

                This summary is based on the Code as in effect on the date of this Private Placement Memorandum, the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), rulings of the U.S. Internal Revenue Service (the “IRS”), and court decisions in existence on the date hereof, all of which are subject to change.  The Funds have not sought a ruling from the IRS or any other federal, state or local agency with respect to any of the tax issues affecting the Funds.

                If a partnership holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding Shares, you should consult your tax sub-advisors.

                This summary does not contain a detailed description of all the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. If you are considering the purchase, ownership or disposition of Shares, you should consult your own tax sub-advisors concerning the U.S. federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Partnership Status of the Registered Fund, the TEI Fund and the Master Fund

                The Trustees intend to operate each of the Registered Fund and the TEI Fund, and each Fund believes that it will be operated so as to be treated, as a partnership for U.S. federal income tax purposes that is not a publicly traded partnership taxable as a corporation, and the following discussion assumes such treatment.

                If it were determined that the Registered Fund or the TEI Fund should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (as a result of a successful challenge by the IRS, changes in the Code, the Treasury Regulations or judicial interpretations thereof, an adverse change in facts or otherwise), the taxable income of such Fund would be subject to corporate income tax when recognized by such Fund; distributions of such income, other than in certain redemptions of Shares, would be treated as dividend income when received by the Shareholders to the extent of the current or accumulated earnings and profits of such Fund; and Shareholders would not be entitled to report profits or losses realized by such Fund.

                The Master Fund also expects to be treated as a partnership for U.S. federal income tax purposes.  As entities treated as partnerships for tax purposes, the Registered Fund, the TEI Fund and the Master Fund are not themselves subject to U.S. federal income tax.  Each will file an annual partnership information return with the IRS that will report the results of its operations.  Each Shareholder will be required to report separately on its income tax return its allocable share of the Registered Fund’s or the TEI Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss.  Neither the Registered Fund nor the TEI Fund presently intends to make periodic distributions of its net income or gains, if any, to Shareholders.  The amount and times of distributions, if any, will be determined in the sole discretion of each Fund’s Board.  Each Shareholder of the Registered Fund will be taxed on its distributive share of the Registered Fund’s taxable income and gain regardless of whether it has received or will receive a distribution from the Registered Fund.  Accordingly, each Shareholder of the Registered Fund should ensure that it has sufficient cash flow from other sources to pay all tax liabilities resulting from such Shareholder’s ownership of Shares in the Registered Fund.  Shareholders of the Registered Fund will also be allocated taxable gain based upon the timing of the recognition and allocation of such gain to the Master Fund, which could result in the allocation to a Shareholder of taxable gain recognized with respect to capital appreciation occurring prior to the Shareholder’s investment in the Registered Fund.  As discussed in more detail below, the TEI Fund is generally not expected to generate unrelated business taxable income (“UBTI”) and accordingly, tax-exempt Shareholders of the TEI Fund are generally not expected to be subject to U.S. federal income tax on their allocable share of the TEI Fund’s income or gains.

The Registered Fund

Taxation of the Portfolio Funds

                The Registered Fund invests in the Master Fund, which in turn generally invests in Portfolio Funds that are expected to be taxable as partnerships.  However, the Master Fund may invest from time to time in Portfolio Funds that are taxable as corporations.  The Portfolio Funds that are taxable as partnerships are not themselves subject to U.S. federal income tax.  The Registered Fund’s income will include its allocable share of the income, gain, loss, deduction and credit of the Master Fund’s investments in Portfolio Funds taxable as partnerships.  References below to positions held or transactions effected by the Registered Fund include its allocable share of the Master Fund’s interests in managed accounts and its allocable interest in positions held and transactions effected by the partnerships in which the Master Fund invests.

                In general, the Registered Fund will recognize taxable gain or loss when the Master Fund disposes of stock in a corporate Portfolio Fund.  Corporate Portfolio Funds that are organized in foreign jurisdictions will be subject to U.S. federal income tax on their net income that is effectively connected with a U.S. trade or business and will be subject to U.S. withholding tax on certain non-effectively connected U.S. source income.  Moreover, any corporate Portfolio Fund that is formed in a foreign jurisdiction will likely be treated as a “passive foreign investment company” (a “PFIC”), in which case, each Shareholder will be required to pay tax at ordinary income rates (as determined under Section 1291 of the Code) on its allocable share of any gain recognized on the sale of its indirect interest in the foreign corporate Portfolio Fund, plus a deemed interest charge (treated as an addition to tax) to reflect the deferral of income over the term for which the stock was held.  The deferred tax charge will not apply if the Master Fund elects to recognize its allocable share of any foreign corporate Portfolio Fund’s income and gain annually.  The Master Fund generally intends to make such an election when and to the extent available, but no assurances can be given that such election will be available or that if available the Master Fund will make such election.

Taxation of Shareholders

                Each Shareholder will be required to report on its U.S. federal income tax return, and will be taxed upon, its allocable share of each item of the Registered Fund’s income, gain, loss, deduction and credit for each taxable year of the Registered Fund ending with or within the Shareholder’s taxable year.  See “—Allocations of Income, Gain, Loss and Deduction” below.  Each item generally will have the same character and source (either U.S. or foreign), as though the Shareholder realized the item directly.  Shareholders must report these items regardless of the extent to which, or whether, they receive cash distributions from the Registered Fund for such taxable year.  Moreover, investments in certain securities, such as original issue discount obligations or preferred stock with redemption or repayment premiums, or in the stock of certain types of foreign corporations, such as a “controlled foreign corporation” (a “CFC”) or PFIC, could cause the Registered Fund, and consequently the Shareholders, to recognize taxable income without the Registered Fund or the Shareholders receiving any related cash distribution.  An investment in a PFIC could also, in the absence of a specific election, cause a Shareholder to pay a deferred tax and interest charge on taxable income that is treated as having been deferred.  In addition, because the net profits or net losses of the Registered Fund that are allocated to a Shareholder’s capital account reflect both gain and loss realized for U.S. federal income tax purposes and the unrealized appreciation and depreciation of investments, a Shareholder’s share of the taxable income of the Registered Fund in any year may be more or less than the amount of net profits or net losses allocated to the Shareholder’s capital account for that year.

FOR THE REASONS DESCRIBED ABOVE AND BECAUSE, AMONG OTHER THINGS, THE REGISTERED FUND IS NOT GENERALLY OBLIGATED, AND DOES NOT INTEND, TO MAKE DISTRIBUTIONS, SHAREHOLDERS MAY RECOGNIZE SUBSTANTIAL AMOUNTS OF TAXABLE INCOME IN EACH YEAR, THE TAXES ON WHICH ARE IN MATERIAL EXCESS OF ANY DISTRIBUTIONS FROM THE REGISTERED FUND.

                Shareholders will receive annual tax information necessary for completion of U.S. federal, state and local tax returns.  The Registered Fund intends to furnish to Shareholders such information as soon as practicable after receipt of the necessary information from the Portfolio Funds.  However, such annual tax information will likely be provided by the Registered Fund after April 15 of each year. Accordingly, Shareholders will likely need to file for extensions for the completion of their tax returns.

                In addition, the Registered Fund will not be in a position to independently verify the accuracy of tax information provided by the Portfolio Funds. In the event the IRS challenges tax positions taken by the Portfolio Funds, Shareholders of the Registered Fund could be adversely affected. In particular, Shareholders in the Registered Fund could be required to amend prior tax returns and include additional amounts of income not previously reported, and pay U.S. federal income tax at applicable rates (together with applicable penalties and interest, if any) if the tax information that Portfolio Funds provide to the Master Fund is materially inaccurate or otherwise changes as a result of a successful challenge by the IRS.

                Because the Registered Fund expects to be treated as a partnership for U.S. federal income tax purposes, the Registered Fund expects to deliver such tax information to Shareholders on IRS Form K-1 (not Form 1099). Given the Master Fund’s expected investments in numerous Portfolio Funds, the nature of the tax reporting on a Shareholder’s own U.S. federal income tax return of its allocable share of the

Registered Fund’s income, gain, loss, deduction or credit will be complicated, and the Shareholder will likely need the assistance of a certified public accountant or other tax professional to prepare its U.S. federal and state income tax returns. The Shareholder could experience an increase in the amount of fees payable to such tax professionals, and such increase could be material. Investors purchasing Shares in the Registered Fund for the first time late in the Registered Fund’s fiscal year (which is currently the calendar year) may wish to consider such expenses in deciding whether to purchase the Shares at such time or to delay the purchase until the beginning of the next fiscal year.

                The Code generally allows certain partnerships with 100 or more partners to elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items. The Registered Fund does not intend to make this election if it becomes available, but it reserves the right, in its sole discretion, to make the election.  In certain cases, it is possible that the election would have an adverse effect on the Shareholders.

Tax-Exempt Shareholders

                Because the Registered Fund, the Master Fund and any Portfolio Fund may incur debt in connection with the purchase of securities, futures and other investments, the Registered Fund may generate income that is taxable to tax-exempt Shareholders as UBTI.  Accordingly, tax-exempt investors should consider investing in the TEI Fund.  A tax-exempt Shareholder may also recognize UBTI if it incurs indebtedness to finance its investment in the Registered Fund, and it is possible that certain investments by the Registered Fund could result in UBTI, even if such investments are not debt financed.

                An individual retirement account may be required to pay income taxes, make estimated income tax payments, and file an income tax return for any taxable year in which it has UBTI.  To file an income tax return, an individual retirement account may need to obtain a taxpayer identification number.  The Registered Fund is not designed for investment by charitable remainder trusts and an investment in the Registered Fund is not likely to be appropriate for a charitable remainder trust.  A title-holding company will not be exempt from tax if it has certain types of UBTI, and the charitable contribution deduction for charitable lead trusts and other trusts under Section 642(c) of the Code may be limited for any year in which the trusts have UBTI.  Additional tax considerations may also be applicable to private foundations and private operating foundations.

                Prospective investors that are individual retirement accounts, title holding companies, private foundations, and private operating foundations, as well as any other tax-exempt investors, should consult their own tax advisers with respect to the tax consequences of investing in, and receiving UBTI from, the Registered Fund.

Distributions

                Distributions to a Shareholder by the Registered Fund, other than in liquidation of the Shareholder’s Shares in the Registered Fund, will not result in the recognition of gain or loss by such Shareholder, except that gain will be recognized to the extent that cash distributed exceeds the Shareholder’s adjusted tax basis in its Shares in the Registered Fund.  Any such gain recognized will generally be treated as capital gain.

                On the complete liquidation of a Shareholder’s Shares in the Registered Fund, a Shareholder that receives only cash will recognize gain or loss equal to the difference between the amount of cash received and such Shareholder’s adjusted tax basis for its Shares in the Registered Fund.  If a Shareholder receives cash and other property, or only other property, it will not recognize loss but will recognize gain to the extent that the amount of cash received exceeds the adjusted tax basis of its Shares in the Registered Fund.  Any gain or loss recognized will generally be treated as capital gain or loss.

Distributions of Property.  A partner’s receipt of a distribution of property from a partnership is generally not taxable.  However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” within the meaning of Section 731(c)(3)(C)(i) and the recipient is an “eligible partner” within the meaning of Section 731(c)(3)(C)(iii).  The Registered Fund (or the Master Fund) will determine at the appropriate time whether it qualifies as an “investment partnership.”  Assuming it so qualifies, if a Shareholder is an “eligible partner,” which term should include a Shareholder whose contributions to the Registered Fund consisted solely of cash, the rule treating a distribution of marketable securities as a distribution of cash would not apply.

Allocations of Income, Gain, Loss and Deduction

                Under the Declaration of Trust, the net profits or net losses of the Registered Fund for each accounting period are allocated among the capital accounts of the Shareholders without regard to the amount of income or loss actually recognized by the Registered Fund for U.S. federal income tax purposes.  The Declaration of Trust provides that items of taxable income, deduction, gain, loss or credit actually recognized by the Registered Fund for each taxable year generally are to be allocated for U.S. federal income tax purposes among the Shareholders pursuant to the principles of Treasury Regulations issued under Sections 704(b) and 704(c) of the Code, to reflect equitably the amounts of net profits or net losses of the Registered Fund allocated to the capital accounts of the Shareholders for the current and prior fiscal years.

                The Registered Fund may specially allocate items of taxable income and gain to a withdrawing Shareholder to the extent the book capital accounts of such Shareholder exceeds its adjusted tax basis in its Shares. There can be no assurance that, if the Registered Fund makes such a special allocation, the IRS will accept such allocation.  If such allocation is successfully challenged by the IRS, the Registered Fund’s income and gain allocable to the remaining Shareholders may be increased.

Tax Treatment of Portfolio Investments

                In General.  The Registered Fund expects that the Master Fund and the Portfolio Funds each will act as a trader or investor, and not as a dealer, with respect to its securities transactions.  A trader and an investor are persons who buy and sell securities for their own accounts.  A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

                Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses.  Thus, subject to the treatment of certain currency exchange gains as ordinary income (see “ –Currency Fluctuations—`Section 988’ Gains or Losses” below) and certain other transactions described below, the Registered Fund expects that the gains and losses from the securities transactions of the Master Fund and the Portfolio Funds typically will be capital gains and capital losses.  These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Master Fund or Portfolio Fund, as the case may be, maintains a particular investment position and, in some cases, upon the nature of the transaction.  Property held for more than one year generally will be eligible for long-term capital gain or loss treatment.  The application of certain rules relating to short sales, to so-called “straddle” and “wash sale” transactions and to Section 1256 Contracts (defined below) may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses.  Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Master Fund.

                The Master Fund may realize ordinary income from dividends and accruals of interest on securities.  The Master Fund may hold debt obligations with “original issue discount.”  In such case, the Master Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year.  The Master Fund may also acquire debt obligations with “market discount.”  Upon disposition of such an obligation, the Master Fund generally would be required to treat gain realized as interest income to the extent of the market discount, which accrued during the period the debt obligation was held by the Master Fund.  Income or loss from transactions involving certain derivative instruments, such as swap transactions, will also generally constitute ordinary income or loss.  Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income.  Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer’s return is attributable to the time value of the net investment in the transaction.

                Possible “Mark-to-Market” Election.  To the extent that the Registered Fund (or the Master Fund or any Portfolio Fund) is directly engaged in a trade or business as a trader in “securities,” it may elect under Section 475 of the Code to “mark-to-market” the securities held in connection with such trade or business.  Under such election, securities held by the Registered Fund (or the Master Fund or such Portfolio Fund) at the end of each taxable year will be treated as if they were sold by the Registered Fund (or the Master Fund or such Portfolio Fund) for their fair market value on the last day of such taxable year, and gains or losses recognized thereon will be treated as ordinary income or loss.  Moreover, even if the Registered Fund (or the Master Fund or any Portfolio Fund) determines that its securities activities will constitute trading rather than investing, there can be no assurance that the IRS will agree, in which case the Registered Fund (or the Master Fund or such Portfolio Fund) may not be able to “mark-to-market” its positions.

                Currency Fluctuations – “Section 988” Gains or Losses.  To the extent that its investments are made in securities denominated in a foreign currency, gain or loss realized by the Master Fund or a Portfolio Fund frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar.  Generally, gains or losses with respect to the investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock.  However, under Section 988 of the Code, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss.  Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency, to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition, will be treated as ordinary income or loss.  Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Master Fund or a Portfolio Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Master Fund or Portfolio Fund actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

                The Master Fund or a Portfolio Fund may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies.  Generally, foreign currency regulated futures contracts and option contracts that qualify as “Section 1256 Contracts” (see “–Section 1256 Contracts” below), will not be subject to ordinary income or loss treatment under Section 988.  However, if the Master Fund or a Portfolio Fund acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Master Fund or Portfolio Fund with respect to such instruments will be ordinary, unless

(i) the contract is a capital asset in the hands of the Master Fund or Portfolio Fund and is not a part of a straddle transaction and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

                Section 1256 Contracts.  In the case of Section 1256 Contracts, the Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation.  A Section 1256 Contract includes certain regulated futures contracts, certain foreign currency forward contracts, and certain options contracts.  Under these rules, Section 1256 Contracts held by the Master Fund or Portfolio Fund at the end of each taxable year of the Master Fund or Portfolio Fund are treated for U.S. federal income tax purposes as if they were sold by the Master Fund or Portfolio Fund for their fair market value on the last business day of such taxable year.  The net gain or loss, if any, resulting from such deemed sales (known as “marking-to-market”), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Master Fund or Portfolio Fund in computing its taxable income for such year.  If a Section 1256 Contract held by the Master Fund or Portfolio Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark-to-market” rules.

                Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof.  Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. (See “–Currency Fluctuations—`Section 988’ Gains or Losses” above.)  If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years.  Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts.

                Mixed Straddle Election.  The Code allows a taxpayer to elect to offset gains and losses from positions which are part of a “mixed straddle.”  A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts.  The Master Fund (and any Portfolio Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions.  The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account.  At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Treasury Regulations’ mixed straddle account rules is not entirely clear.  Therefore, there is no assurance that a mixed straddle account election by the Master Fund or Portfolio Fund will be accepted by the IRS.

                Short Sales.  Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Master Fund’s or Portfolio Fund’s hands.  Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains.  A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Master Fund or Portfolio Fund for more than one year.  In addition, these rules may also terminate the running of the holding period of “substantially identical property” held by the Master Fund or Portfolio Fund.

                Gain or loss on a short sale will generally not be realized until such time that the short sale is closed.  However, if the Master Fund or Portfolio Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the Master Fund or

Portfolio Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property.  Similarly, if the Master Fund or Portfolio Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Master Fund or Portfolio Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale.  The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

                Foreign Taxes.  It is possible that certain dividends and interest directly or indirectly received by the Master Fund or Portfolio Fund from sources within foreign countries will be subject to withholding taxes imposed by such countries.  In addition, the Master Fund or a Portfolio Fund may also be subject to capital gains taxes in some of the foreign countries where they purchase and sell securities.  Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

Deductibility of Fund Investment Expenditures

                Subject to certain exceptions, all miscellaneous itemized deductions, as defined by the Code, of an individual taxpayer, and certain of such deductions of an estate or trust, including in each case a partner’s allocable share of any such deductions with respect to expenses incurred by a partnership, are deductible only to the extent that such deductions exceed 2% of the taxpayer’s adjusted gross income. Moreover, expenses that are miscellaneous itemized deductions are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

                Organizational and operating expenses of the Registered Fund, including the Management Fee and any other amounts treated as compensation paid to the Manager or Sub-Adviser, as well as certain investment expenses of the Registered Fund, will generally be treated as miscellaneous itemized deductions subject to the foregoing rules or may be required to be capitalized.

                Under Section 163(d) of the Code, “investment interest” expense of a non-corporate taxpayer (including in the case of a partner its allocable share of any such expense incurred by a partnership) is deductible only to the extent of such taxpayer’s “net investment income” (including in the case of a partner its allocable share of any net investment income of a partnership). Interest expense incurred by the Registered Fund should constitute “investment interest” and accordingly may be subject to the foregoing limitation.

Losses

                A Shareholder may deduct its allocable share of the Registered Fund’s losses only to the extent of such Shareholder’s adjusted tax basis for its Shares in the Registered Fund.  Under current law, the deduction of capital losses is limited to the extent of capital gains in the case of a corporation and to the extent of capital gains plus $3,000 in the case of an individual.

                The Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity.  This restriction applies to individuals, personal service corporations and certain closely held corporations.  Pursuant to temporary Treasury Regulations issued by the Treasury Department, income or loss from securities trading or investing activity generally will not constitute income or loss from a passive activity.  Therefore, passive losses from other sources generally could not be deducted against a Shareholder’s share of such income and gain.

Tax Elections

                The Registered Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.

                The Code generally permits a partnership to elect to adjust the basis of its property on the sale or exchange of a partnership interest, the death of a partner and on the distribution of property to a partner (a “754 election”), except in certain circumstances in which such adjustments are mandatory. The general effect of such an election or mandatory adjustment is that transferees of partnership interests are treated as though they had acquired a direct interest in partnership assets. Any such election, once made, may not be revoked without the IRS’s consent. Although the Registered Fund may make this election (or any other elections permitted under the Code), because of the tax accounting complexities inherent in making this election to adjust the basis of the assets of the Registered Fund, it is unlikely that the Registered Fund would decide to make such an election unless circumstances existed which required such adjustments. The absence of this election and of the power to compel the making of such election may, in some circumstances, result in a reduction in value of Shares in the Registered Fund to a potential transferee.

Tax Returns

                The Registered Fund decides how to report the tax items on its information returns, and all Shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In the event the income tax returns of the Registered Fund are audited by the IRS, the tax treatment of the Registered Fund’s income and deductions generally is determined at the partnership level in a single proceeding rather than by individual audits of the Shareholders. Legg Mason serves as the Special Shareholder, who is designated as the “Tax Matters Partner,” and has considerable authority to make decisions affecting the tax treatment and procedural rights of all Shareholders. In addition, the Tax Matters Partner has the authority to bind certain Shareholders to settlement agreements and the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ tax liabilities with respect to Fund items.

Certain Reporting Requirements

                Shareholders that own stock in foreign corporations (including indirectly through interests in a partnership) including CFCs and PFICs, may be subject to special information reporting requirements.  In addition, taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual U.S. federal income tax return. It is possible the Registered Fund, the Master Fund or any of the Portfolio Funds may engage in transactions that subject the Registered Fund and potentially its Shareholders to such disclosure. A Shareholder disposing of Shares in the Registered Fund at a taxable loss may also be subject to such disclosure.  Potential investors should consult their own tax advisers regarding such reporting requirements.

State and Local Taxes

Prospective investors should also consider the potential state and local tax consequences of an investment in the Registered Fund.  In addition to being taxed in its own state or locality of residence, a Shareholder may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Registered Fund, the Master Fund or the Portfolio Funds operate.  The Registered Fund may be required to withhold state and local taxes on behalf of the Shareholders.  Any amount withheld generally will be treated as a distribution to each particular Shareholder.  However, an individual Shareholder may be entitled to claim a credit on his or her resident state income tax return for the income taxes paid to the nonresident jurisdictions.  Further, the Registered Fund (and the Master Fund and the Portfolio Funds) may be subject to state and/or local taxes.

Foreign Taxation

In general, the manner in which the Registered Fund, the Master Fund and the Portfolio Funds and their respective income will be subject to taxation in the various countries in which they conduct investment activities will depend on whether such fund is treated as having a trade or business in the particular country.  Although each of the Registered Fund and Master Fund will endeavor, to the extent consistent with achieving its management and investment objectives, to minimize the risk that it is treated as engaged in a trade or business in a particular country that might result in significant taxation, no assurance can be provided in this regard.  It is possible that certain amounts received from sources within foreign countries will be subject to withholding taxes imposed by such countries.  In addition, the Registered Fund, the Master Fund and the Portfolio Funds may also be subject to other withholding and capital gains, stamp duty or other taxes in some of the foreign countries where they purchase and sell securities.

The Shareholders will be informed by the Registered Fund as to their proportionate share of the foreign taxes paid or deemed paid by the Registered Fund, which they will be required to include in their income.  The Shareholders may be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes.

The TEI Fund

THE FOLLOWING IS PRIMARILY DIRECTED TO TAX-EXEMPT OR TAX-DEFERRED INVESTORS.  THE MANAGER DOES NOT BELIEVE THAT, IN MOST INSTANCES, AN INVESTMENT IN THE TEI FUND BY A TAXABLE U.S. INVESTOR IS ADVISABLE.  TAXABLE U.S. INVESTORS INTERESTED IN AN INVESTMENT SHOULD CONTACT THEIR TAX ADVISERS OR COUNSELORS TO DISCUSS WHETHER AN INVESTMENT IN THE REGISTERED FUND (WHICH HAS THE SAME INVESTMENT STRATEGY) WOULD BE BETTER SUITED FOR THEIR INVESTMENT NEEDS AND TAX SITUATION.

Classification of the Offshore Fund; Tax-Exempt Investors

The Offshore Fund, in which the TEI Fund invests, will be classified as an association taxable as a corporation for U.S. federal income tax purposes.

The Offshore Fund intends to conduct its affairs generally so that it will not be deemed to be engaged in a trade or business in the United States and, therefore, generally its income will not be treated as “effectively connected” with a U.S. trade or business carried on by the Offshore Fund. Section 864(b)(2) of the Code provides a safe harbor pursuant to which a foreign entity that engages in the United States in trading securities for its own account will not be deemed to be engaged in a U.S.

trade or business. The Master Fund, in which the Offshore Fund invests, intends generally to conduct its activities in a manner so as to meet the requirements of this safe harbor as well. If the activities are conducted in such a manner, the Master Fund’s securities trading activities are not expected to constitute a U.S. trade or business, and the Offshore Fund generally is not expected to be subject to the regular U.S. federal income tax on its allocable share of the Master Fund’s trading profits. However, certain of the activities of the Portfolio Funds in which the Master Fund invests may be determined to be outside the scope of this safe harbor, in which case the Offshore Fund may be considered to be engaged in a U.S. trade or business attributable to such Portfolio Funds.

If the Offshore Fund is not deemed to be engaged in a U.S. trade or business, then under present law, the Offshore Fund will not be subject to any U.S. federal income tax on its capital gains whether from sources within or outside the United States to the extent that the securities sold are not classified as “United States real property interests” within the meaning of Section 897 of the Code. Interests in certain Portfolio Funds, or in companies in which Portfolio Funds may invest, including shares in real estate investment trusts, may be classified as “United States real property interests” within the meaning of Code Section 897. In such cases, the gain from the sale of such “United States real property interests,” would be treated as “effectively connected” income subject to U.S. federal income tax as discussed below. In addition, the purchaser of such securities may be required to withhold a portion of the proceeds from such sale.

The Offshore Fund will generally be subject to a 30% U.S. withholding tax on dividends considered to be from sources within the United States.  Interest (including original issue discount) generally is not subject to the 30% withholding tax (unless such interest does not qualify as “portfolio interest” as defined in the Code).  The Offshore Fund does not expect to maintain cash reserves, but generally intends to invest any cash reserves that may exist in a manner so as not to be subject to 30% withholding.

To the extent the Offshore Fund is allocated income that is “effectively connected” with a trade or business carried on in the United States (e.g., as a result of activities of an investment in certain Portfolio Funds), the Offshore Fund will be subject to tax at a 35% rate on such income. Although the Master Fund monitors and attempts to analyze whether or not income it receives from Portfolio Funds might be “effectively connected” income, the Master Fund generally must rely upon each Portfolio Fund to report whether, and to what extent, income generated by such Portfolio Fund is effectively connected income. In addition, the Offshore Fund would generally be subject to a 30% U.S. branch profits tax on such income (after taking into account the 35% tax).  Income that is subject to the 35% tax and the subsequent 30% branch profits tax would not be subject to the 30% withholding tax described in the preceding paragraph.

The Sub-Adviser intends to manage the Master Fund’s (and consequently the Offshore Fund’s) receipt of effectively connected income in a manner taking into account the overall historical and estimated prospective returns of the Portfolio Funds, the diversification provided by the asset classes represented by such Portfolio Funds, the administrative burden of complying with applicable law regarding effectively connected income, and other factors. To the extent that Portfolio Funds generate significantly greater amounts of effectively connected income than past history or the Adviser’s current estimates would suggest, such administrative costs and applicable taxes could be material and returns could be negatively affected.

TEI Eligible Investors generally are exempt from U.S. federal income tax except to the extent that they have UBTI. UBTI is income from a trade or business unrelated to the trade or business regularly carried on by a tax-exempt entity. UBTI in excess of $1,000 (U.S.) in any year is taxable and may result in an alternative minimum tax liability. Tax-exempt investors should consult their own tax sub-advisors before purchasing Shares. It will be the responsibility of any tax-exempt investor investing in the TEI Fund to keep its own records with respect to UBTI and file its own IRS Form 990-T with respect thereto.

Various types of income, including dividends, interest, royalties, rents from real property (and incidental personal property) and gains from the sale of property other than inventory and property held primarily for sale to customers are excluded from UBTI so long as such income is not derived from debt-financed property. To the extent that the Offshore Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin or through other means of leverage) or property primarily for sale to customers (“dealer” property) or becomes actively involved in trading securities, income attributable to such property or activity may constitute UBTI. However, such UBTI should not be attributable to Shareholders because the Offshore Fund will be classified for U.S. income tax purposes as an association taxable as a corporation and UBTI generally should not pass through or be deemed to pass through a corporation to its U.S. tax-exempt shareholders.

The Code provides several taxing regimes that have the effect of taxing U.S. persons currently on some or all of their pro rata share of the income of a foreign corporation, even though such income has not actually been distributed to them. These regimes involve the taxation of U.S. shareholders of PFICs and CFCs. Because all of the shares of the Offshore Fund will be held by the TEI Fund, which is a U.S. partnership for income tax purposes, the Offshore Fund will be considered a CFC for U.S. income tax purposes.

A “U.S. shareholder” (as defined below) of a CFC generally must include in income currently its pro rata share of, among other things, the CFC’s “Subpart F income,” whether or not currently distributed to such shareholder. “Subpart F income” includes various types of passive investment income such as dividends, interest, gains from the sale of stock or securities, and gains from futures transactions in commodities. A “U.S. shareholder” is generally defined as a U.S. person (including a U.S. partnership) that owns (or, after the application of certain constructive stock ownership rules, is deemed to own) 10% or more of the total combined voting power of all classes of stock entitled to vote of the foreign corporation.  Because the TEI Fund, a U.S. partnership, will own 100% of the stock of the Offshore Fund, the TEI Fund will be a U.S. shareholder for these purposes.

“Subpart F income” of a CFC that is currently taxed to a “U.S. shareholder” is not subject to tax again when actually distributed to such shareholder. Where income is taxable under both the PFIC and CFC regimes, the CFC regime is given precedence, and such income is taxed only once. In addition, a corporation will not be treated with respect to a shareholder as a PFIC during the “qualified portion” which is the portion of the shareholder’s holding period during which the shareholder is a “U.S. shareholder” (as defined above) and the corporation is a CFC.

Under current law applicable to U.S. tax-exempt entities, income attributed from a CFC or PFIC to a tax-exempt entity is taxable to a tax-exempt entity only if the income is attributed to particular categories of UBTI (for example, if the Offshore Fund were to generate certain insurance income as defined in Section 512(b)(17) of the Code). The Offshore Fund does not expect to generate UBTI of this type.  Accordingly, Subpart F income of the TEI Fund allocable to tax-exempt investors (subject to certain exceptions) should not constitute UBTI.

The foregoing discussion is intended to apply primarily to exempt organizations that are qualified plans. The UBTI of certain other exempt organizations may be computed in accordance with special rules. Further, certain types of tax-exempt entities under the Code, such as “charitable remainder trusts” that are required to make taxable distributions based upon income received from all sources, may be disadvantaged under the rules relating to CFCs and PFICs in a manner similar to taxable investors. Charitable remainder trusts are generally required, under their trust instruments and for purposes of qualifying under the Code for tax exemption, to make current distributions of all or a significant portion of their income. As an investor in a partnership that is a U.S. shareholder of a CFC, such a trust would be deemed to receive income each year from the CFC whether or not the CFC currently distributes such income. For these reasons, the TEI Fund may not be an appropriate investment for charitable remainder trusts.

Certain Reporting Requirements

Shareholders that own stock in foreign corporations (including indirectly through interests in a partnership) including CFCs and PFICs, may be subject to special information reporting requirements.  In addition, taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual U.S. federal income tax return. It is possible the TEI Fund, the Offshore Fund, the Master Fund or any of the Portfolio Funds may engage in transactions that subject the TEI Fund and potentially its Shareholders to such disclosure. A Shareholder disposing of Shares in the TEI Fund at a taxable loss may also be subject to such disclosure.  Potential investors should consult their own tax advisers regarding such reporting requirements.

An excise tax and additional disclosure requirements may apply to certain tax-exempt entities that are parties to certain types of “prohibited tax shelter transactions.” A notice recently issued by the IRS provides that a tax-exempt investor in a partnership will generally not be treated as a party to a prohibited tax shelter transaction, even if the partnership engages in such a transaction, if the tax-exempt investor does not facilitate the transaction by reason of its tax-exempt, tax indifferent or tax-favored status. There can be no assurance, however, that the IRS or Treasury Department will not provide guidance in the future, either generally or with respect to particular types of investors, holding otherwise.

Failure to comply with the disclosure requirements described above can result in the imposition of penalties. Prospective investors are urged to consult with their own tax advisers with respect to the effect of these rules on an investment in the TEI Fund.

State and Local Taxation

In addition to the U.S. federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the TEI Fund. State and local tax laws differ in the treatment of partnerships such as the TEI Fund. A few jurisdictions may impose entity level taxes on a partnership if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, the TEI Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. In addition, a Shareholder may be subject to tax return filing obligations and other taxes in its own jurisdiction as well as the jurisdiction in which the TEI Fund operates. Prospective Shareholders should contact their tax adviser regarding the potential state and local tax consequences of an investment in the TEI Fund.

Cayman Islands Taxation

There is, at present, no direct taxation in the Cayman Islands and interest, dividends and gains payable to the Offshore Fund will be received free of all Cayman Islands taxes.  The Offshore Fund is registered as an “exempted company” pursuant to the Companies Law (as amended).  The Offshore Fund has applied for, and expects to receive, an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of twenty years from such date, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation, or any tax in the nature of estate duty or inheritance tax, will apply to any property comprised in or any income arising under the Offshore Fund, or to the shareholders thereof, in respect of any such property or income.

ERISA CONSIDERATIONS

Registered Fund and TEI Fund

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an “ERISA Plan” and “ERISA,” respectively), and persons who are fiduciaries with respect to an IRA, Keogh Plan, or other plan that is subject to the prohibited transaction provisions of Section 4975 of the Code (together with ERISA Plans, “Plans”) should consider, among other things, the matters described below before determining whether to invest in either of the Funds.

A Plan fiduciary considering an investment in either Fund should consult with its legal counsel concerning all the legal implications of investing in a Fund, especially the issues discussed in the following paragraphs.  In addition, a Plan fiduciary should consider whether an investment in either Fund will result in any UBTI to the Plan.  See “Certain Tax Considerations.”

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards.  In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, whether the investment is permitted under the Plan’s governing instruments, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the fund’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives.  Before investing the assets of an ERISA Plan in either Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations.  If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Funds are each registered as an investment company under the 1940 Act, the underlying assets of the Funds should not be considered to be “plan assets” of the Plans investing in the Funds for purposes of the fiduciary responsibility and prohibited transaction rules under ERISA or the Code.  Thus, none of the Manager, the Sub-Adviser, or the Portfolio Managers should be considered fiduciaries within the meaning of ERISA or the Code with respect to the assets of any Plan that invests in either of the Funds, solely by reason of the Plan’s investment in the Fund.

Certain prospective Plan investors may currently maintain relationships with the Manager, the Sub-Adviser or one or more Portfolio Managers in which a Fund invests, or with other entities that are affiliated with the Manager, the Sub-Adviser or Portfolio Managers.  Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Plan to which it provides investment management, investment advisory, or other services.  ERISA and the relevant provisions of the Code prohibit the use of

Plan assets for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration.  Plan investors should consult with legal counsel to determine if investing in a Fund is a transaction that is prohibited by ERISA or the Code and fiduciaries of such plans should not permit an investment in a Fund with Plan assets if the Manager, the Sub-Adviser or the Portfolio Managers, or their affiliates perform or have investment powers over such assets, unless an exemption from the prohibited transaction rules apply with respect to such purchase.

The Funds require Plan fiduciaries proposing to invest in either Fund to certify that (a) the investment by such Plan interest holder in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the Manager, the Sub-Adviser nor any of their affiliates has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Manager, the Sub-Adviser or any of their affiliates has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of other law for which an exemption is not available.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review.  The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings.  Potential Plan investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of an investment in either Fund.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA or the Code discussed above but may be subject to similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in either Fund.  Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in either Fund.

THE FUNDS’ SALE OF SHARES TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUNDS, THE MANAGER, THE SUB-ADVISER OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

VOTING

Each Shareholder will have the right to cast a number of votes based on the number of Shares beneficially owned at any meeting of Shareholders called by the (i) Board or (ii) Shareholders holding at least a majority of the total number of votes eligible to be cast by all Shareholders.  Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a Delaware statutory trust would be entitled to vote.  Notwithstanding their ability to exercise their voting privileges, Shareholders are not entitled to participate in the management or control of the Funds’ business, and may not act for or bind the Funds.

Whenever a Fund as a Shareholder in the Master Fund is requested to vote on matters pertaining to the Master Fund (other than the termination of the Master Fund’s business, which may be determined by the Master Fund’s Board without shareholder approval), the Fund will hold a meeting of the Shareholders and vote its interest in the Master Fund for or against such matters proportionately to the instructions to vote for or against such matters received from the Shareholders.  In that case, a Fund shall vote Shares for which it receives no voting instructions in the same proportion as the Shares for which it receives voting instructions.

PROXY VOTING POLICIES AND PROCEDURES

Although individual Trustees of the Funds may not agree with particular policies or votes by the Manager or Sub-Adviser, the Board has delegated proxy voting discretion to the Manager, believing that the Manager and/or the Sub-Adviser should be responsible for voting because it is a matter relating to the investment decision making process.

LMPFA has delegated the responsibility for voting proxies for the Funds to the Sub-Adviser through its contract with the Sub-Adviser. The Sub-Adviser will use their own Proxy Voting Policies and Procedures to vote proxies. Accordingly, LMPFA does not expect to have proxy-voting responsibility for the Funds. Should LMPFA become responsible for voting proxies for any reason, such as the inability of the Sub-Adviser to provide investment advisory services, LMPFA shall utilize the proxy voting guidelines established by the most recent subadviser to vote proxies until a new subadviser is retained.

The Sub-Adviser's Proxy Voting Policies and Procedures describe the way in which the Sub-Adviser resolves material conflicts of interest.  To resolve such conflicts, the Sub-Adviser determines whether each proxy is for a routine matter.  For all proxies identified as routine, the Sub-Adviser votes in accordance with the Policies.  For proxies that involve non-routine matters, or where the Sub-Adviser believes there may be a potential material conflict of interest, the Sub-Adviser will disclose the potential material conflict of interest to the Manager and obtain the Manager’s consent before voting.  In the case of a material conflict between the interests of LMPFA (or its affiliates if such conflict is known to persons responsible for voting at LMPFA) and the funds, the board of directors of LMPFA shall consider how to address the conflict and/or how to vote the proxies. LMPFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations, to the extent that LMPFA votes proxies. LMPFA shall be responsible for gathering relevant documents and records related to proxy voting from the subadvisers and providing them to the funds as required for the Funds to comply with applicable rules under the 1940 Act.

Under certain circumstances, the Sub-Adviser may abstain from voting or affirmatively decide not to vote, if the Sub-Adviser determines that it is in the Master Fund’s best interest. In making such determination, the Sub-Adviser will consider (i) the costs associated with exercising the proxy, (ii) whether the effect on shareholder’s economic interests or the value of portfolio holding is indeterminable or insignificant, and (iii) whether the Sub-Adviser anticipates selling a security in the near future.

The Sub-Adviser's Proxy Voting Policies and Procedures is available without charge, upon request, by calling the Sub-Adviser at 212-418-6500.  The Funds and the Master Fund are required to file Form N-PX, with the complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year.  Once filed, the Forms N-PX will be available:  (i) without charge, upon request, by calling 1-888-425-6432 ; or (ii) by visiting the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION AND SUMMARY OF THE
AGREEMENT AND DECLARATION OF TRUST AND BY-LAWS

The following description of the terms of each Fund and its shares are only a summary.  For a complete description, please refer to the Delaware Statutory Trust Act, and each Fund’s Declaration of Trust and By-laws.

General.   The Declaration of Trust for each Fund provides that the Fund may issue up to an unlimited number of shares.

All of the Shares offered by this Private Placement Memorandum will be duly authorized, fully paid and nonassessable.  Shareholders are entitled to receive distributions when authorized by the Board of Trustees and declared by a Fund out of assets legally available for the payment of distributions.  They also are entitled to share ratably in the assets legally available for distribution to a Fund’s Shareholders in the event of the Fund’s liquidation, dissolution or winding up, after payment of, or adequate provision for, all of the Fund’s known debts and liabilities.  These rights are subject to the preferential rights of any other class of a Fund.

Each outstanding Share entitles the holder to one vote on all matters submitted to a vote of Shareholders, including the election of Trustees.

Number of Trustees; Vacancies.  Each Fund’s Declaration of Trust provides that the number of the Fund’s Trustees may be established only by the Board of Trustees but may not be fewer than one or more than fifteen.  Accordingly, at such time, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, subject to any applicable requirements of the 1940 Act and the terms of any class.

Removal of Trustees.  Each Fund’s Declaration of Trust provides that a Trustee may be removed only for cause and only by action taken by a majority of the remaining Trustees followed by the affirmative vote of at least 75% of the votes entitled to be cast generally in the election of Trustees.  This provision, when coupled with the provision in a Fund’s Declaration of Trust authorizing only the Board of Trustees to fill vacant trustee positions (unless otherwise required by the 1940 Act), precludes Shareholders from removing incumbent Trustees except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Amendments to the Fund’s Declaration of Trust and By-laws.     Each Fund’s Declaration of Trust may be restated or amended at any time by an instrument in writing signed by a majority of the Board of Trustees or a resolution adopted by a majority of the Board of Trustees and, if required by applicable law or the Declaration of Trust or the By-laws, by approval of such amendment by the Shareholders in accordance with the Declaration of Trust and By-laws.  Any such restatement or amendment of the Declaration of Trust shall be effective immediately upon execution and approval.  The Declaration of Trust cannot be amended to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments on shareholders.  The By-laws may be amended, altered or repealed, or new By-laws may be adopted only by the Trustees.

Quorum.  The Declaration of Trust for each Fund provides that the presence of a majority of the Shareholders entitled to cast a vote on a matter, present in person or represented by proxy, constitutes a quorum unless the law provides otherwise.

Calling of Meetings of Shareholders.  Each Fund’s Declaration of Trust provides that meetings of Shareholders may be called as required by the 1940 Act, the Declaration of Trust, the By-laws and any other applicable law.  The Declaration of Trust also provides that, subject to the satisfaction of certain procedural and informational requirements by the Shareholders requesting the meeting, a special meeting of Shareholders may be called by the Trustees or the President and shall be called by any Trustee upon the written request of Shareholders entitled to cast not less than fifty percent (50%) of all the votes entitled to be cast at such meeting.

REPORTS TO SHAREHOLDERS

Shareholders will receive annual tax information necessary for completion of Federal, state and local tax returns.  This information may in certain cases contain estimates.  The Funds intend to furnish to Shareholders such information as soon as practicable after receipt of the necessary information from the Portfolio Funds.  However, such annual tax information is expected to be provided by a Fund after April 15 of each year and, accordingly, Shareholders will need to file extensions for the completion of their tax returns.

The Funds anticipate sending Shareholders an unaudited semi-annual report and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.  Shareholders may also be sent additional reports regarding the Funds’ operations, at the discretion of the Manager.

FISCAL YEAR AND TAX YEAR

For accounting purposes, each Fund’s fiscal year is the 12-month period ending on March 31.  The 12-month period ending December 31 of each year will be the taxable year of each Fund.

ACCOUNTANTS AND LEGAL COUNSEL

The Board has selected KPMG LLP, located at 345 Park Avenue, New York, New York, to serve as the independent registered public accountants of the Funds.

Simpson Thacher & Bartlett LLP, located at 425 Lexington Avenue, New York, New York, serves as legal counsel to the Funds and also serves as legal counsel to the Manager and certain of its affiliates. Richards, Layton & Finger, P. A., located at One Rodney Square, 920 North King Street, Wilmington, Delaware, serves as special Delaware counsel to the Funds.

INQUIRIES

Inquires concerning the Registered Fund (including procedures for purchasing Shares in the Registered Fund) should be directed to:  Legg Mason Permal Global Active Strategies Fund, 55 Water Street, New York, NY 10041.

Inquires concerning the TEI Fund (including procedures for purchasing Shares in the TEI Fund) should be directed to:  Legg Mason Permal Global Active Strategies TEI Fund, 55 Water Street, New York, NY 10041.

FINANCIAL INFORMATION

The Funds’ and the Master Fund’s financial statements are provided, separately, on the following page.

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Legg Mason Permal Global Active Strategies Fund:

We have audited the accompanying statement of assets and liabilities of Legg Mason Permal Global Active Strategies Fund as of June 16, 2008, and the related statement of operations for the one day period ended June 16, 2008. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legg Mason Permal Global Active Strategies Fund as of June 16, 2008, and the results of its operations for the one day period ended June 16, 2008, in conformity with U.S. generally accepted accounting principles.

New York, New York

June 18, 2008

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES FUND
STATEMENT OF ASSETS AND LIABILITIES

June 16, 2008

ASSETS:

Investment in Legg Mason Permal Global Active Strategies Master Fund, at fair value	$52,500
Deferred offering costs	125,500
Receivable from manager (Note 3)	97,500

Total Assets	275,500

LIABILITIES:

Payable for offering costs	125,500
Payable for organization expenses	50,000

Total Liabilities	175,500

Net Assets	$100,000

Net assets were comprised of:
Paid-in capital (Note 1)	$100,000

Net assets, June 16, 2008	$100,000

Net asset value per share of beneficial interest:
Equivalent to 10,000 shares of beneficial interest issued and outstanding	$10.00

See accompanying Notes to Financial Statements.

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES FUND
STATEMENT OF OPERATIONS

For the one day period ended June 16, 2008

Investment Income	$—

Expenses

Organization expenses (Note 2)	50,000
Allocated net expenses from Legg Mason Permal Global Active Strategies Master Fund	47,500

Total Expenses	97,500

Less: Management fee waivers/reimbursements (Note 3)	(97,500)

Net Expenses	—

Net investment loss	$—

See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

Note 1. Principal Business and Organization

Legg Mason Permal Global Active Strategies Fund (the “Fund”) is a newly formed statutory trust organized under the laws of the State of Delaware and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. The Fund is a “feeder” fund in a “master-feeder” structure and invests substantially all of its assets in the Legg Mason Permal Global Active Strategies Master Fund (the “Master Fund”).  The Master Fund is a “fund of hedge funds” that provides a means for investors to participate in investments in underlying hedge funds and other investment pools (“Portfolio Funds”) that pursue a variety of alternative strategies.  Assets of the Master Fund are actively managed.  The Fund has the same investment objective as the Master Fund.

The Fund has not had any transactions other than those related to organizational matters, the sale of 10,000 shares of beneficial interest (“Shares”) to Legg Mason, Inc., and a purchase of a 50% ownership interest in the Master Fund.

The Fund’s fiscal year-end will be March 31.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation:  The accompanying Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States.

Organization Expenses and Offering Costs:  Organization Expenses include, among other things, the cost of formation of the trust, including the cost of legal services pertaining to the organization and formation of the trust.  Offering costs include, among other things, legal fees and other costs pertaining to the preparation of the registration statement.   The Fund’s Organization Expenses were expensed by the Fund upon commencement of operations.  The Fund’s offering costs are amortized over a 12 month period.  The Fund’s direct portion of Organization Expenses and offering costs was approximately $50,000.

Use of Estimates: The preparation of the Financial Statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Income Tax: The Fund will be classified as a partnership for U.S. federal income tax purposes.  No provision has been made in the accompanying Financial Statements as the individual partners are responsible for income taxes, if any.

Note 3.  Related Party Transactions

Legg Mason Partners Fund Advisor, LLC (the “Manager”), a limited liability company formed under the laws of the State of Delaware, serves as investment manager of the day-to-day operations of the Fund and the Master Fund.  The Manager is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The Manager is a wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”).   In consideration of the management and other services provided by the Manager to the Master Fund, the Master Fund pays the Manager an annual fee of 1.00% (the “Management Fee”) of the Master Fund’s average managed assets.  The Management Fee is payable monthly.  In addition, the Fund pays the Manager an annual fee of 1.00% of its managed assets, excluding assets attributable to investments in the Master Fund.  As long as the Fund invests all of its assets directly in the Master Fund, the Fund will not directly pay an investment management fee to the Manager.

The Manager may waive and/or reimburse all or a portion of the Management Fee.  Any waiver or reimbursement would benefit the Shareholders, as well as other investors in the Master Fund, on an equal and pro rata basis.  There can be no assurance that the Manager will waive or reimburse any portion of the

Management Fee.  However, pursuant to the Expense Limitation Agreement (as described below), the Manager has agreed to limit each feeder fund’s total ordinary operating expenses through June 30, 2009.

In addition, the Manager may pay a portion of the remaining Management Fee to entities that assist in the distribution of Shares and that may be affiliated with the Manager.

The Manager has entered into an agreement with the Fund whereby it has agreed to waive and/or reimburse the Fund’s expenses to the extent necessary to ensure that the Fund’s annualized ordinary operating expenses will not exceed 2.50% (the “Expense Limitation Agreement”).  The Expense Limitation Agreement will remain in effect through June 30, 2009 and may be renewed for additional periods.  As of June 16, 2008, the Fund has a receivable from manager for organization expenses in the amount of $97,500.

Permal Asset Management Inc. (the “Sub-Adviser”), a corporation formed under the laws of the State of Delaware, is the investment sub-adviser of the Master Fund. The Sub-Adviser is registered with the SEC as an investment adviser under the Advisers Act. Subject to the oversight of the Manager and the Fund’s Board, the Sub-Adviser provides the day-to-day portfolio management with respect to the Master Fund’s assets.

The Sub-Adviser is a member of the Permal Group and is owned indirectly by Permal Group Ltd., a holding company of an international financial group of companies.  Permal Group, Ltd. is a subsidiary of Legg Mason.

The Manager, and not the Fund, will pay 70% of the net Management Fee it receives to the Sub-Adviser for the investment advisory and day-to-day portfolio management services the Sub-Adviser provides to the Master Fund.

Legg Mason Investor Services, LLC (“LMIS”) is the placement agent of the Shares and serves in that capacity on a best-efforts basis, subject to various conditions.  Investors may purchase Shares through the LMIS or through broker-dealers and intermediaries that have entered into agreements with LMIS (each a “Sub-Placement Agent”).  LMIS or applicable Sub-Placement Agent will generally be entitled to receive a placement fee from each investor purchasing a Share.  The Placement Agent is an affiliate of the Manager and the Sub-Adviser.  Investments in the Fund are subject to a maximum placement fee of 2.5% of the amount invested.

Sub-Placement Agents may charge a fee for their services in conjunction with an investment in the Fund and/or maintenance of investor accounts.  These fees are in addition to the placement fee and may be substantial.  Such a fee will be in addition to any fees (including the placement fee) charged or paid by the Fund and will reduce the amount of an investor’s investment in the Fund.  The payment of any such fees, and their impact on a particular investor’s investment returns, would not be reflected in the returns of the Fund.  Investors should direct any questions regarding such fees to the relevant Sub-Placement Agent.

LMIS also acts as servicing agent to the Fund, whereby it provides or procures certain investor servicing and administrative assistance. Investor servicing entails the provision of personal, continuing services to investors in the Fund.  LMIS may, in turn, retain the Sub-Placement Agents to assist with investor servicing and administrative assistance.  The Fund compensates LMIS for providing or procuring these services and, when LMIS employs the Sub-Placement Agents to provide such services, LMIS compensates such Sub-Placement Agents out of its own resources.  The Manager, the Sub-Adviser or their affiliates also may pay a fee out of their own resources to Sub-Placement Agents for account servicing.

In consideration for its services as servicing agent, the Fund pays LMIS a quarterly servicing fee (“Servicing Fee”) based on the average month-end net assets of the Fund over the course of the applicable quarter.  The Servicing Fee equals 1.00% (on an annualized basis) of the Fund’s average month-end net assets, payable quarterly in arrears.  LMIS may waive and/or reimburse all or a portion of the Servicing Fee.  There can be no assurance that LMIS will waive or reimburse any portion of the Servicing Fee.

However, pursuant to the Expense Limitation Agreement, the Manager has agreed to limit the Fund’s total ordinary operating expenses through June 30, 2009.

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Legg Mason Permal Global Active Strategies TEI Fund:

We have audited the accompanying statement of assets and liabilities of Legg Mason Permal Global Active Strategies TEI Fund as of June 16, 2008, and the related statement of operations for the one day period ended June 16, 2008. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legg Mason Permal Global Active Strategies TEI Fund as of June 16, 2008, and the results of its operations for the one day period ended June 16, 2008, in conformity with U.S. generally accepted accounting principles.

New York, New York

June 18, 2008

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES TEI FUND

STATEMENT OF ASSETS AND LIABILITIES
June 16, 2008

ASSETS:

Investment in Legg Mason Permal Global Active Strategies Offshore TEI Fund Ltd., at fair value	$52,500
Deferred offering costs	125,500
Receivable from manager (Note 3)	102,500

Total Assets	280,500

LIABILITIES:

Payable for offering costs	125,500
Payable for organization expenses	55,000

Total Liabilities	180,500

Net Assets	$100,000

Net assets were comprised of:
Paid-in capital (Note 1)	$100,000

Net assets, June 16, 2008	$100,000

Net asset value per share of beneficial interest:
Equivalent to 10,000 shares of beneficial interest issued and outstanding	$10.00

See accompanying Notes to Financial Statements.

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES TEI FUND
STATEMENT OF OPERATIONS

For the one day period ended June 16, 2008

Investment Income	$—

Expenses

Organization expenses (Note 2)	55,000
Allocated net expenses from Legg Mason Permal Global Active Strategies Offshore TEI Fund Ltd.	47,500

Total Expenses	102,500

Less: Management fee waivers/reimbursements (Note 3)	(102,500)

Net Expenses	—

Net Investment loss	$—

See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

Note 1.  Principal Business and Organization

Legg Mason Permal Global Active Strategies TEI Fund (the “TEI Fund”) is a newly formed statutory trust organized under the laws of the State of Delaware and is registered under the 1940 Act as a closed-end, non-diversified management investment company.  The TEI Fund will offer and sell shares of beneficial interests to tax-exempt and tax-deferred investors.  The TEI Fund is also a “feeder” fund in a “master-feeder” structure and invests substantially all of its assets in the Legg Mason Permal Global Active Strategies Offshore TEI Fund, Ltd., a Cayman Islands exempt company limited by shares (the “Offshore Fund”).  The Offshore Fund in turn invests substantially all of its assets in the Legg Mason Permal Global Active Strategies Master Fund (the “Master Fund”).  The Master Fund is a “fund of hedge funds” that provides a means for investors to participate in investments in underlying hedge funds and other investment pools (“Portfolio Funds”) that pursue a variety of alternative strategies.  Assets of the Master Fund are actively managed.  The TEI Fund and the Offshore Fund have the same investment objective as the Master Fund.

The TEI Fund has not had any transactions other than those related to organizational matters, the sale of 10,000 shares of beneficial interest (“Shares”) to Legg  Mason, Inc., and a purchase of a 100% ownership interest in the Offshore Fund.  The Offshore Fund has a 50% ownership interest in the Master Fund.

The TEI Fund’s fiscal year-end will be March 31.

Note 2.  Summary of Significant Accounting Policies

Basis of Presentation:  The accompanying Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States.

Organization Expenses and Offering Costs:  Organization Expenses include, among other things, the cost of formation of the trust, including the cost of legal services pertaining to the organization and formation of the trust.  Offering costs include, among other things, legal fees and other costs pertaining to the preparation of the registration statement.   The TEI Fund’s Organization Expenses were expensed by the TEI Fund upon commencement of operations.  The TEI Fund’s offering costs are amortized over a 12 month period.  The TEI Fund’s direct portion of Organization Expenses and offering costs was approximately $50,000.  Organization Expenses of the Offshore Fund were $5,000 and borne indirectly by the investors in the TEI Fund.

Use of Estimates: The preparation of the Financial Statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statement.  Actual results could differ from those estimates.

Income Tax: The TEI Fund will be classified as a partnership for U.S. federal income tax purposes.  No provision has been made in the accompanying Financial Statements as the individual partners are responsible for income taxes, if any.

Note 3.  Related Party Transactions

Legg Mason Partners Fund Advisor, LLC (the “Manager”), a limited liability company formed under the laws of the State of Delaware, serves as investment manager of the day-to-day operations of the TEI Fund and the Master Fund.  The Manager is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The Manager is a wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”).   In consideration of the management and other services provided by the Manager to the Master Fund, the Master Fund pays the Manager an annual fee of 1.00% (the “Management Fee”) of the Master Fund’s average managed assets.  The Management Fee is payable monthly.  In addition, the TEI Fund pays the Manager an annual 1.00% of its managed assets, excluding assets attributable to investments in the Master Fund.  As long as the Offshore Fund invests all of its assets directly in the Master Fund, the TEI Fund will not directly pay an investment management fee to the Manager.

The Manager may waive and/or reimburse all or a portion of the Management Fee.  Any waiver or reimbursement would benefit the Shareholders, as well as other investors in the Master Fund, on an equal and pro rata basis.  There can be no assurance that the Manager will waive or reimburse any portion of the Management Fee.  However, pursuant to the Expense Limitation Agreement (as described below), the Manager has agreed to limit each feeder fund’s total ordinary operating expenses through June 30, 2009.

In addition, the Manager may pay a portion of the remaining Management Fee to entities that assist in the distribution of Shares and that may be affiliated with the Manager.

The Manager has entered into an agreement with the TEI Fund whereby it has agreed to waive and/or reimburse the TEI Fund’s expenses to the extent necessary to ensure that the TEI Fund’s annualized ordinary operating expenses will not exceed 2.50% (the “Expense Limitation Agreement”). The Expense Limitation Agreement will remain in effect through June 30, 2009 and may be renewed for additional periods.  As of June 16, 2008, the TEI Fund has a receivable from manager for organization expenses in the amount of $102,500.

Permal Asset Management Inc. (the “Sub-Adviser”), a corporation formed under the laws of the State of Delaware, is the investment sub-adviser of each feeder fund and the Master Fund. The Sub-Adviser is registered with the SEC as an investment adviser under the Advisers Act. Subject to the oversight of the Manager and the TEI Fund’s Board, the Sub-Adviser provides the day-to-day portfolio management with respect to the Master Fund’s assets.

The Sub-Adviser is a member of the Permal Group and is owned indirectly by Permal Group Ltd., a holding company of an international financial group of companies.  Permal Group, Ltd. is a subsidiary of Legg Mason.

The Manager, and not the TEI Fund, will pay 70% of the net Management Fee it receives to the Sub-Adviser for the investment advisory and day-to-day portfolio management services the Sub-Adviser provides to the Master Fund.

Legg Mason Investor Services, LLC (“LMIS”) is the placement agent of the Shares and serves in that capacity on a best-efforts basis, subject to various conditions.  Investors may purchase Shares through LMIS or through broker-dealers and intermediaries that have entered into agreements with LMIS (each a “Sub-Placement Agent”).  LMIS or applicable Sub-Placement Agent will generally be entitled to receive a placement fee from each investor purchasing a Share.  LMIS is an affiliate of the Manager and the Sub-Adviser.  Investments in the TEI Fund are subject to a maximum placement fee of 2.5% of the amount invested.

Sub-Placement Agents may charge a fee for their services in conjunction with an investment in the TEI Fund and/or maintenance of investor accounts.  These fees are in addition to the placement fee and may be substantial.  Such a fee will be in addition to any fees (including the placement fee) charged or paid by the TEI Fund and will reduce the amount of an investor’s investment in the TEI Fund.  The payment of any such fees, and their impact on a particular investor’s investment returns, would not be reflected in the returns of the TEI Fund.  Investors should direct any questions regarding such fees to the relevant Sub-Placement Agent.

LMIS also acts as servicing agent to the TEI Fund, whereby it provides or procures certain investor servicing and administrative assistance. Investor servicing entails the provision of personal, continuing services to investors in the TEI Fund.  LMIS may, in turn, retain the Sub-Placement Agents to assist with investor servicing and administrative assistance.  The TEI Fund compensates LMIS for providing or procuring these services and, when LMIS employs Sub-Placement Agents to provide such services, LMIS compensates such Sub-Placement Agents out of its own resources.  The Manager, the Sub-Adviser or their affiliates also may pay a fee out of their own resources to Sub-Placement Agents for account servicing.

In consideration for its services as servicing agent, the TEI Fund pays LMIS a quarterly servicing fee (“Servicing Fee”) based on the average month-end net assets of the TEI Fund over the course of the applicable quarter.  The Servicing Fee equals 1.00% (on an annualized basis) of the TEI Fund’s average month-end net assets, payable quarterly in arrears.  LMIS may waive and/or reimburse all or a portion of the Servicing Fee.  There can be no assurance that LMIS will waive or reimburse any portion of the Servicing Fee.  However, pursuant to the Expense Limitation Agreement, the Manager has agreed to limit the TEI Fund’s total ordinary operating expenses through June 30, 2009.

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Investors

Legg Mason Permal Global Active Strategies Master Fund:

We have audited the accompanying statement of assets and liabilities of Legg Mason Permal Global Active Strategies Master Fund as of June 16, 2008, and the related statement of operations for the one day period ended June 16, 2008. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of cash held as of June 16, 2008, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legg Mason Permal Global Active Strategies Master Fund as of June 16, 2008, and the results of its operations for the one day period ended June 16, 2008, in conformity with U.S. generally accepted accounting principles.

New York, New York

June 18, 2008

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES MASTER FUND
STATEMENT OF ASSETS AND LIABILITIES
June 16, 2008

ASSETS:

Cash	$200,000

Total Assets	200,000

LIABILITIES:

Payable for organization expenses	95,000

Total Liabilities	95,000

Net Assets	$105,000

Net assets were comprised of:
Paid-in capital (Note 1)	$200,000

Net accumulated loss	(95,000)

Net assets, June 16, 2008	$105,000

See accompanying Notes to Financial Statements.

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES MASTER FUND
STATEMENT OF OPERATIONS

For the one day period ended June 16, 2008

Investment Income	$—

Expenses

Organization expenses (Note 2)	95,000

Less: Management fee waivers/reimbursements (Note 3)	—

Net Expenses	95,000

Net investment loss	$(95,000)

See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

Note 1. Principal Business and Organization

Legg Mason Permal Global Active Strategies Master Fund (the “Master Fund”) is a recently formed statutory trust under the laws of the State of Delaware and is registered under the 1940 Act as a closed-end, non-diversified management investment company.  The Master Fund is a “master” fund in a “master-feeder” structure.  The Master Fund has the same investment objective as the feeder funds.  The Master Fund is a “fund of hedge funds” that provides a means for investors to participate in investments in underlying hedge funds and other investment pools (“Portfolio Funds”) that pursue a variety of alternative strategies.  Assets of the Master Fund are actively managed.

The Master Fund has not had any transactions other than those related to organizational matters and the sale of 20,000 shares of beneficial interest (“Shares”) to the feeder funds.

The Master Fund’s fiscal year-end will be March 31.

Note 2. Summary of Significant Accounting Policies

Basis of Accounting:  The accompanying Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States.

Organization Expenses:  Organization Expenses include, among other things, the cost of formation of the trust, including the cost of legal services pertaining to the organization and formation of the trust.  The Master Fund’s Organization Expenses were expensed by the Master Fund upon commencement of operations.  Organization costs of the Master Fund were $95,000 and borne indirectly by the investors in the feeder funds.

Use of Estimates: The preparation of the Financial Statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Income Taxes: The Master Fund will be classified as a partnership for U.S. federal income tax purposes.  No provision has been made in the accompanying Financial Statements as the individual partners are responsible for income taxes, if any.

Note 3.  Related Party Transactions

Legg Mason Partners Fund Advisor, LLC (the “Manager”), a limited liability company formed under the laws of the State of Delaware, serves as investment manager of the day-to-day operations of the feeder funds and the Master Fund.  The Manager is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The Manager is a wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”).   In consideration of the management and other services provided by the Manager to the Master Fund, the Master Fund pays the Manager an annual fee of 1.00% (the “Management Fee”) of the Master Fund’s average managed assets.  The Management Fee is payable monthly.

The Manager may waive and/or reimburse all or a portion of the Management Fee. Any waiver or reimbursement would benefit the Shareholders, as well as other investors in the Master Fund, on an equal and pro rata basis.  There can be no assurance that the Manager will waive or reimburse any portion of the Management Fee.  However, pursuant to the Expense Limitation Agreement (as described below), the Manager has agreed to limit each feeder fund’s total ordinary operating expenses through June 30, 2009.

In addition, the Manager may pay a portion of the remaining Management Fee to entities that assist in the distribution of Shares and that may be affiliated with the Manager.

The Manager has entered into an agreement with each feeder fund whereby it has agreed to waive and/or reimburse each feeder fund’s expenses to the extent necessary to ensure that each feeder fund’s annualized ordinary operating expenses will not exceed 2.50% (the “Expense Limitation Agreement”).  The Expense Limitation Agreement will remain in effect through June 30, 2009 and may be renewed for additional periods.

Permal Asset Management Inc. (the “Sub-Adviser”), a corporation formed under the laws of the State of Delaware, is the investment sub-adviser of the Master Fund. The Sub-Adviser is registered with the SEC as an investment adviser under the Advisers Act. Subject to the oversight of the Manager and the Master Fund’s Board, the Sub-Adviser provides the day-to-day portfolio management with respect to the Master Fund’s assets.

The Sub-Adviser is a member of the Permal Group and is owned indirectly by Permal Group Ltd., a holding company of an international financial group of companies.  Permal Group, Ltd. is a subsidiary of Legg Mason.

The Manager, and not the Master Fund, will pay 70% of the net Management Fee it receives to the Sub-Adviser for the investment advisory and day-to-day portfolio management services the Sub-Adviser provides to the Master Fund.

APPENDIX A

FORM OF INVESTOR CERTIFICATION

This certificate relates to Legg Mason Permal Global Active Strategies Fund (the “Registered Fund”) and Legg Mason Permal Global Active Strategies TEI Fund (the “TEI Fund” and together with the Registered Fund, the “Funds”) and is given by you with respect to a potential purchase of shares in one of the Funds (the “Shares”).

I understand that each Fund will generally only offer shares to an “Eligible Investor.”  In certifying that I am an “Eligible Investor,” I hereby certify that the following categories describe me at the time that I am applying to purchase shares of one of the Funds:

Check all boxes that apply:

☐            A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

☐            A natural person who has a net worth or joint net worth with my spouse at the time of purchase that exceeds $1,000,000 (“net worth” for this purpose means total assets in excess of total liabilities);

☐            A trust with total assets in excess of $5,000,000 that was not formed for the purpose of investing in a Fund, and of which the person responsible for directing the investment of assets in a Fund has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

☐            An individual or entity having an account managed by an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the investment adviser is purchasing Shares in a fiduciary capacity on behalf of the account;

☐            A trustee or executive officer of the Fund in which I am investing;

☐            An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, a Massachusetts or similar business trust, or partnership, that was not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

☐            An entity licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,” or “savings and loan association,” (within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”)) or an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

☐            A broker or dealer registered with the Securities and Exchange Commission pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐            An investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act;

☐            A private business development company as defined in Section 202(a)(22) of the Advisers Act;

☐            An insurance company as defined in Section 2(13) of the 1933 Act;

☐            A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐            A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, that has total assets in excess of $5,000,000;

☐            An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons that meet one of the other criteria listed here; or

☐            An entity in which all of the equity owners are accredited investors under the 1933 Act.

In addition, I hereby certify that I am NOT (A) a non-resident alien or (B) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code) for purposes of U.S. Federal income taxation. I agree to notify the Fund in which I invest within 60 days of the date that I become a foreign person or entity. I further certify that my name, U.S. tax identification number, home address (in the case of an individual) or business address (in the case of an entity), as they appear in your records, are true and correct. I understand that these certifications, which are made under penalty of perjury, may be disclosed to the Internal Revenue Service by the Fund and that any false statement contained in this paragraph could be punished by fine and/or imprisonment.

If I am the fiduciary (the “Fiduciary”) executing this Certificate on behalf of an employee benefit plan within the meaning of Section 3(3) of ERISA or an employee benefit plan that is subject to the prohibited transaction rules under Section 4975 of the Code (a “Plan”), I represent and warrant that I have considered the following with respect to the Plan’s investment in the Fund and have determined that, in review of such considerations, (a) the investment in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the Manager, the Sub-Adviser nor any of their affiliates has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Manager, the Sub-Adviser or any of their affiliates has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of other law for which an exemption is not available. However, the Fund may repurchase the investment at certain times and under certain conditions set forth in the Private Placement Memorandum.

For investors in the TEI Fund only:

In addition, I hereby certify that the following categories describe me at the time that I am applying to purchase Shares of the TEI Fund:

Check all boxes that apply:

☐            pension, profit-sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Code by reason of qualification under Section 401 of the Code;

☐            employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code;

☐            certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments, or government-sponsored programs;

☐            certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1));

☐            individual retirement accounts (“IRAs”) (including regular IRAs, spousal IRAs for a non-working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans; or

☐            a state college or university.

*   *   *   *   *

I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as a shareholder in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and agree to indemnify Legg Mason Partners Fund Advisor, LLC and its affiliates (collectively “Legg Mason”) and hold such persons harmless from any liability that the Fund and they may incur as a result of this certification being untrue in any respect.

I understand that the offer and sale of Shares in the Fund are not being registered under the 1933 Act, but rather are being made privately by the Fund pursuant to the private placement exemption from registration provided in Section 4(2) of the 1933 Act and Rule 506 of Regulation D (“Regulation D”) promulgated thereunder by the Securities and Exchange Commission (the “SEC”) on the basis of the Private Placement Memorandum of the Funds dated July 31, 2008, as amended and supplemented from time to time.

I understand that I may not sell or otherwise transfer the Shares without registration under the 1933 Act or an exemption therefrom, and that I must bear the economic risk of the investment for an indefinite period of time because, among other reasons, the Shares have not been registered under the 1933 Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the 1933 Act and under applicable state securities laws or an exemption from such registration is available.  I understand that the Fund is under no obligation to register the Shares on my behalf or to assist me in complying with any exemption from such registration under the 1933 Act.  I understand that, as a result, there will be no public market for the Shares and the liquidity of the Shares is limited.

I understand and acknowledge that any transfer of the Shares other than in accordance with the terms of the Private Placement Memorandum shall be void.  A “transfer of the Shares” for purposes of this representation shall mean and include the actual, purported or attempted, direct or indirect, sale, transfer, assignment, pledge or disposition thereof, grant of a security interest therein, mortgage, hypothecation, encumbrance thereof, permitting or suffering an encumbrance over all or any portion thereof or any assignment or encumbrance of an economic interest in the profits or capital deriving therefrom or relating thereto.

I understand that it may be a violation of state and federal law for me to provide this certification if I know that it is not true.  I have read the Private Placement Memorandum of the Fund, including the shareholder qualification and shareholder suitability provisions and the disclosure regarding potential conflicts of interest contained therein, and by purchasing Shares, I acknowledge and assent to the existence of such potential conflicts and the Funds’ operation in the face thereof.  I understand that an investment in the Fund involves a considerable amount of risk and that some or all of the investment may be lost.  I understand that an investment in the Fund is suitable only for shareholders who can bear the risks associated with the limited liquidity of the investment and should be viewed as a long-term investment.

Signature:

Name:

Date:

APPENDIX B

PERFORMANCE INFORMATION

Historical Performance of Certain Permal Accounts

The Legg Mason Permal Global Active Strategies Fund and the Legg Mason Permal Global Active Strategies TEI Fund (collectively, the “Funds”) commenced investment operations on or about July 1, 2008.  As such, performance information for each of the Funds are not presented in the Private Placement Memorandum.

This Appendix provides additional information about the past performance of five private funds managed by the Sub-Adviser (each a “Permal Account” and collectively, the “Permal Accounts”) that have substantially similar investment objectives, policies and strategies as one or more of the component strategies of the Master Fund, which include the four broad categories of Portfolio Funds referenced in the Private Placement Memorandum in which the Master Fund primarily will invest:  (1) long/short equity; (2) macro; (3) fixed income hedge; and (4) event driven.  However, there are no limitations with respect to the allocation of the Master Fund’s and the Funds’ assets among these four broad investment strategies.  These Permal Accounts also invest in many of the same Portfolio Funds that the Master Fund is anticipated to invest in.

The past performance of each Permal Account has been calculated net of fees and expenses applicable to that particular Permal Account.  The past performance does not reflect the total operating fees and expenses applicable to the Funds.  The total operating fees and expenses of a Permal Account may be lower than the total operating expenses of the Funds, and the performance shown for the Permal Accounts would have been lower had the total operating expenses of the Funds been used to compute the performance.

The Permal Accounts’ performance is no guarantee of future results of the Funds or a portion thereof.  The information in this Appendix does not represent the performance of the Funds or any predecessors.  Please note the following cautionary guidelines in reviewing this Appendix:

•                   Performance figures are not the performance of the Funds or the Portfolio Funds.  The performance shown for the Permal Accounts is not an indication of how the Funds or portions thereof would have performed in the past or will perform in the future.  Each of the Permal Account’s performance in the future will be different from the Funds due to factors such as cash flows in and out of the Master Fund and the Portfolio Funds, different fees, expenses, performance calculation methods and portfolio sizes and composition.

•                   Although a portion of the Master Fund’s holdings will be similar to the holdings of one or more Permal Accounts, the Master Fund may change the percentage of its assets allocated to any Portfolio Fund.

•                   The Master Fund is not required to allocate a certain percentage of its assets to each of the four broad categories of Portfolio Funds, it is unlikely that its assets will be allocated equally to each such category and the Master Fund may invest in Portfolio Funds that use other types of strategies.

Each of the Funds and the Master Fund is registered under the 1940 Act.  As a result, the Funds and the Master Fund are subject to certain investment limitations imposed by the 1940 Act that are not applicable to the Permal Accounts.  Due to these investment limitations, the policies of the Funds and the Master Fund do not match exactly those of the Permal Accounts.  The performance results of the Permal Accounts could have been adversely affected if the Permal Accounts had been registered as investment companies under the 1940 Act and had been subject to the limitations applicable to the Funds and the Master Fund.

Performance information is presented on the following pages for each of the Permal Accounts.  The information provided shows performance of the Permal Accounts over time (along with broad-based securities market indexes for reference).  All figures assume dividend reinvestment.

The expenses of the Funds, including the placement fee and the Servicing Fee, may be higher than the expenses for each of the Permal Accounts.  The performance of each Permal Account would be lower if adjusted to reflect the higher expenses of the Funds.  Performance figures of the S&P 500 Index and the J.P. Morgan Global Government Bond Index do not reflect any sales charges or fund expenses and would be lower if they did.  As stated above, past performance does not indicate future results.  The period covered by the prior performance information is limited, and may not reflect performance in different economic cycles.  The information below shows rates of returns for the periods indicated, but does not reflect the volatility that occurred within a given period.

It is important to note that the performance results presented below do not represent the performance of a Fund and are no indication of how a Fund would have performed in the past or will perform in the future.  This information is intended for illustration purposes only.

The table below shows the annualized performance of each Permal Account over a one-year, three-year, five-year, and, if applicable, ten-year period, and since inception (along with the performance of the S&P 500 Index and the J.P. Morgan Global Government Bond Index, each a broad-based securities market index, for reference).  The performance of the Permal Accounts does not reflect the same fees paid by the Funds.  The total fees and expenses of the Permal Accounts may be lower than the total fees and expenses of the Funds.  If such higher fees and expenses were reflected in the Permal Accounts’ performance set forth below, performance would be lower.  Actual fees may vary depending on, among other things, the applicable fee schedule and portfolio size.  The performance for the applicable index does not reflect fees or taxes.

(Annualized returns as of 12/31/2007)

Permal Account	One Year	Three Year	Five Year	Ten Year	Since Inception	Inception Date	Standard Deviation
A	12.9%	11.4%	12.7%	9.1%	11.1%	3/31/1992	6.0%
B	8.9%	9.7%	9.3%	9.7%	10.6%	12/31/1995	6.0%
C	8.4%	8.9%	10.7%	7.2%	7.3%	12/31/1996	3.4%
D	9.8%	9.3%	9.8%	NA	7.9%	9/30/2001	4.4%
E	12.5%	10.9%	NA	NA	10.6%	4/30/2003	4.5%

S&P 500 Index	5.5%	8.6%	12.8%	5.9%			8.6%
J.P. Morgan Government Bond Index	4.0%	2.8%	3.1%	4.6%			2.8%

The S&P 500 Index is a market capitalization-weighted index of 500 widely held common stocks and reflects the reinvestment of dividends of those common stocks.  It is not possible for an investor to invest directly in the index.

The J.P. Morgan Government Bond Index is a benchmark measuring performance and quantifying risk across international fixed income bond markets.  The index measures the total, principal, and interest returns in 13 international bond markets, including the following countries:  Australia, Belgium, Canada, Denmark, France, Germany, Italy, Japan, Netherlands, Spain, Sweden, the United Kingdom and the United States.  The index includes regularly traded, fixed-rate, domestic government bonds available to international investors.  It is not possible for an investor to invest directly in the index.

Standard deviation indicates the percentage by which a Permal Account’s performance has varied from its average performance in any given year for the five year period ending December 31, 2007.  Generally, the higher the standard deviation, the greater range of performance, indicating greater volatility.  The standard deviation figures are provided for informational purposes only to illustrate the volatility of the Permal Accounts.

The table below provides an indication of the risks of investing in a Permal Account by showing changes in the performance of each Permal Account from year to year beginning in 1999 compared with those of the S&P 500 Index and the J.P. Morgan Government Bond Index.  Annual returns assume reinvestment of all distributions, if any.  Historical performance of a Permal Account does not necessarily indicate what will happen in the future and is being provided for illustrative and informational purposes only.  The inception dates for certain Permal Accounts were prior to 1999.  Information regarding since inception returns has been provided above.

Permal Account	2008 (1)	2007	2006	2005	2004	2003	2002	2001	2000	1999
A	-4.9%	12.9%	9.5%	11.8%	8.5%	21.2%	-3.2%	-1.1%	0.1%	35.3%
B	5.1%	8.9%	9.5%	10.7%	4.9%	12.6%	8.0%	14.7%	8.7%	20.2%
C	-0.3%	8.4%	10.5%	7.7%	9.5%	17.6%	10.5%	11.5%	10.3%	29.9%
D	-3.4%	9.8%	8.2%	10.0%	8.7%	12.5%	-2.4%	3.0%	NA	NA
E	-2.8%	12.5%	10.2%	9.9%	7.8%	8.9%	NA	NA	NA	NA

S&P 500 Index	-11.9%	5.5%	15.8%	4.9%	10.9%	28.7%	-22.1%	-11.9%	-9.1%	21.0%
J.P. Morgan Government Bond Index	0.2%	4.0%	0.8%	3.7%	4.9%	2.2%	8.5%	5.2%	8.3%	-1.2%

(1)   For the six months ended June 30, 2008. These year to date performance returns are for a relatively short period and may not be representative of the 2008 annual returns for the Permal Accounts.

It is important to note that the performance results presented above do not represent the performance of a Fund and are no indication of how a Fund would have performed in the past or will perform in the future.  This information is intended for illustration purposes only.

PART C

OTHER INFORMATION

ITEM 25.               FINANCIAL STATEMENTS AND EXHIBITS

(1)           Financial Statements:

Included in Part A (All information required to be set forth in Part B has been included in Part A):  Financial statements indicating that the Registrant has met the net worth requirements of Section 14(a) of the Investment Company Act of 1940 Act, are included in the Registration Statement.

(2)           Exhibits

(a)(1)	Certificate of Trust – filed as an exhibit to the Registration Statement on Form N-2 filed on March 31, 2008 and incorporated herein by reference.

(a)(2)	Agreement and Declaration of Trust – filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement filed on Form N-2 on June 2, 2008 and incorporated herein by reference.

(b)	By-laws – filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement filed on Form N-2 on June 2, 2008 and incorporated herein by reference.

(c)	Not applicable

(d)	Exhibit (a)(2) is incorporated herein by reference

(e)	Not applicable

(f)	Not applicable

(g)(1)	Form of Management Agreement – filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement filed on Form N-2 on June 2, 2008 and incorporated herein by reference.

(g)(2)	Form of Sub-Advisory Agreement – filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement filed on Form N-2 on June 2, 2008 and incorporated herein by reference.

(i)	Not applicable

(j)	Form of Custodian Services Agreement – filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement filed on Form N-2 on June 23, 2008 and incorporated herein by reference.

(k)(1)

Form of Administration, Accounting and Investor Services Agreement – filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement filed on Form N-2 on June 23, 2008 and incorporated herein by reference.

(k)(2)	Form of Shareholder Servicing Agreement – filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement filed on Form N-2 on June 2, 2008 and incorporated herein by reference.

(k)(3)

Form of Fee Waiver and Expense Reimbursement Agreement – filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement filed on Form N-2 on July 30, 2008 and incorporated herein by reference.

(m)	Not applicable

(o)	Not applicable

(p)           Form of Subscription Agreement – filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement filed on Form N-2 on June 2, 2008 and incorporated herein by reference.

(q)           Not applicable

(r)(1)       Code of Ethics of the Legg Mason Partners Fund – filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement filed on Form N-2 on June 23, 2008 and incorporated herein by reference.

(r)(2)       Code of Ethics of Legg Mason & Co., LLC – filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement filed on Form N-2 on June 23, 2008 and incorporated herein by reference.

(r)(3)       Code of Ethics of Permal Asset Management Inc. – filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement filed on Form N-2 on June 23, 2008 and incorporated herein by reference.

ITEM 26.               MARKETING ARRANGEMENTS

Not applicable.

ITEM 27.               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the offering described in the registration statement:

Registration fees	$0
Accounting fees and expenses	7,500
Legal fees and expenses	100,000
Printing and offering expenses	24,500
Miscellaneous	70,000
Total	202,000

ITEM 28.               PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

No person is directly or indirectly controlled by or under common control with the Registrant, except that the Registrant may be deemed to be controlled by Legg Mason Partners Fund Advisor, LLC, the investment manager to the Registrant.  Additional information regarding the investment manager is set out on its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-66785).

ITEM 29.               NUMBER OF HOLDERS OF SECURITIES

Set forth below is the number of record holders as of June 20, 2008, of each class of securities of the Registrant:

Title of Class	Number of Record Holders
Common Shares of Beneficial Interest	1

ITEM 30.               INDEMNIFICATION

Section 5.2 of the Registrant’s Agreement and Declaration of Trust provides as follows:

(a)  The Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification.  The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.  No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d) The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-laws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

ITEM 31.               BUSINESS AND OTHER CONNECTIONS OF INVESTMENT SUB-ADVISER

Information as to the directors and officers of Legg Mason Partners Fund Advisor, LLC, the Registrant’s investment sub-adviser (the “Manager”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Manager in the last two years, is included in its application for registration as an investment sub-adviser on Form ADV (File No. 801-66785) filed under the Investment Advisers Act of 1940 and is incorporated herein by reference thereto.

Information as to the directors and officers of Permal Asset Management Inc., LLC, (the “Sub-Adviser”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Sub-Adviser in the last two years, is included in its application for registration as an investment sub-adviser on Form ADV (File No. 801-61864) filed under the Investment Advisers Act of 1940 and is incorporated herein by reference thereto.

ITEM 32.               LOCATION OF ACCOUNTS AND RECORDS

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant, (2) the Registrant’s Sub-Adviser and (3) the Registrant’s Administrator.  The address of each is as follows:

1. 55 Water Street, New York, NY 10041

2. 900 Third Avenue, New York, NY 10022

3. 8800 Tinicum Boulevard, 4th Floor, Philadelphia, PA 19151

ITEM 33.               MANAGEMENT SERVICES

Not applicable.

ITEM 34.               UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and the State of New York on the 19th day of August 2008.

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES FUND

By:	/s/ R. Jay Gerken
Name: R. Jay Gerken
Title: Chairman, Chief Executive Officer and President

SIGNATURES

Pursuant to requirements of the Investment Company Act of 1940, Legg Mason Permal Global Active Strategies Master Fund has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and the State of New York on the 19th day of August 2008.

LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES MASTER FUND

By:	/s/ R. Jay Gerken
Name: R. Jay Gerken
Title: Chairman, Chief Executive Officer and President